Exhibit 10.1
EXECUTION VERSION
MASTER INVESTMENT AND CREDIT AGREEMENT
among
MAIDEN LANE III LLC,
as Company
FEDERAL RESERVE BANK OF NEW YORK,
as Controlling Party
FEDERAL RESERVE BANK OF NEW YORK,
as Senior Lender
AMERICAN INTERNATIONAL GROUP, INC.,
as Equity Investor
and
THE BANK OF NEW YORK MELLON
as Collateral Agent
Dated as of November 25, 2008

TABLE OF CONTENTS

Page
ARTICLE 1
Definitions

Section 1.01. Defined Terms	4
Section 1.02. Other Definitional Provisions	16

ARTICLE 2
Funding Of Equity Interest

Section 2.01. Issuance and Purchase of Equity Interest	16
Section 2.02. Distributions with Respect to Equity Interest	17
Section 2.03. Accrual of Preferred Distributions	17
Section 2.04. Computation Of Preferred Distributions	17

ARTICLE 3
Funding of Senior Loans

Section 3.01. Senior Loan Facility	17
Section 3.02. Repayment of Senior Loan	18
Section 3.03. Accrual of Interest	19
Section 3.04. Computation of Interest	19
Section 3.05. Contingent Interest	19
Section 3.06. Records of Indebtedness	19

ARTICLE 4
Reports And Calculations

Section 4.01. Weekly Reports	20
Section 4.02. Reset Date Notices	20
Section 4.03. Binding Effect of Weekly Reports and Reset Date Notices	20
Section 4.04. Collateral Agent Notices	20
Section 4.05. Access to Collateral Agent Records	20

ARTICLE 5
payments

Section 5.01. Payments Generally	21
Section 5.02. Application of Proceeds	21
Section 5.03. Distribution of Amounts to Equity Investor	23
Section 5.04. Termination	23

EXHIBITS:

A	Form of Security Agreement
B	Form of Administration Agreement
C	Form of Shortfall Agreement
D	Form of Reset Date Notice
E	Form of Drawdown Certificate
F	Form of Weekly Report
G	Form of Closing Certificate
H	Form of Opinion(s) of Counsel to the Company
I	Form of Opinion(s) of Delaware Counsel to the Company
J	Form of Opinion(s) of Counsel to the Equity Investor
K	Form of Opinion(s) of Counsel to the Collateral Agent, the Escrow Agent and the Administrator
L	Form of Opinion(s) of Counsel to AIG-FP

     MASTER INVESTMENT AND CREDIT AGREEMENT (this “Agreement”) dated as of November 25, 2008 among MAIDEN LANE III LLC, a Delaware limited liability company (the “Company”), FEDERAL RESERVE BANK OF NEW YORK in its capacity as Controlling Party (the “Controlling Party”), FEDERAL RESERVE BANK OF NEW YORK as Senior Lender (the “Senior Lender”), AMERICAN INTERNATIONAL GROUP, INC. as Equity Investor (the “Equity Investor”) and THE BANK OF NEW YORK MELLON as Collateral Agent (the “Collateral Agent”).
     The Parties hereto hereby agree as follows:
ARTICLE 1
Definitions
     Section 1.01. Defined Terms. As used in this Agreement, the terms listed in this Section 1.01 shall have the respective meanings set forth in this Section 1.01.
     “Administration Agreement” means the Administration Agreement dated as of the date hereof among the Company, the Managing Member, the Escrow Agent and the Administrator, substantially in the form of Exhibit B hereto.
     “Administrator” means The Bank of New York Mellon, in its capacity as Administrator under the Administration Agreement, or any successor in such capacity.
     “Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, neither the Equity Investor nor AIG-FP shall be considered for any purpose under this Agreement or any of the Transaction Documents an Affiliate of the Federal Reserve Bank of New York.
     “Agreement” has the meaning set forth in the preamble hereto.
     “AIG-FP” means AIG Financial Products Corp., a Delaware corporation.
     “Assignor” has the meaning set forth in Section 11.07(a).
     “Assigned Amount” has the meaning set forth in Section 11.07(a).
     “Availability Period” means the period from and including the Closing Date to but excluding March 25, 2009, unless extended by the Senior Lender in its sole discretion.

     “Available Senior Commitment” means, as of any date with respect to the Senior Facility, an amount equal to (i) the Senior Commitment, minus (ii) the aggregate initial principal amount of all Senior Loans (excluding, for the avoidance of doubt, any capitalized interest on such Senior Loans) made before such date.
     “Board” means the Board of Governors of the Federal Reserve System.
     “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
     “Calculation Period” means (i) for the Equity Interest, initially the period from and including the Closing Date to but excluding the first Reset Date after the Closing Date, and thereafter each subsequent period from and including a Reset Date to but excluding the next Reset Date, and (ii) for any Senior Loan, initially the period from and including the Drawdown Date for such Senior Loan to but excluding the first Reset Date after such Drawdown Date, and thereafter each subsequent period from and including a Reset Date to but excluding the next Reset Date.
     “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any CDO Issue and any Underlying Instrument.
     “CDO Issue” means each “CDO Issue” as defined in each Forward Purchase Agreement.
     “CDO Pool” means each “CDO Pool” as defined in each Forward Purchase Agreement.
     “Closing Date” means November 25, 2008.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” has the meaning set forth in the Security Agreement.
     “Collateral Accounts” has the meaning set forth in the Security Agreement.
     “Collateral Account Control Agreement” has the meaning set forth in the Security Agreement.

     “Collateral Agent” means The Bank of New York Mellon, or any successor Collateral Agent appointed pursuant to the Security Agreement or any assignee thereof permitted pursuant to Section 11.06.
     “Collateral Agent Records” means “Records” as defined in the Security Agreement.
     “Company” means Maiden Lane III LLC, a Delaware limited liability company.
     “Contingent Interest” means the amounts payable under Section 3.05 to the Senior Lender.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
     “Controlling Party” means (i) for so long as the Federal Reserve Bank of New York has a beneficial interest in any Senior Loan (including in any Contingent Interest) and any principal, interest or Contingent Interest remains unpaid on any such Senior Loan, the Federal Reserve Bank of New York, and otherwise (ii) for so long as any principal or interest (other than Contingent Interest) remains unpaid on any Senior Loan, Senior Lenders of at least a majority in principal amount of the Senior Loans then outstanding, and otherwise (iii) holders of Membership Interests entitled to at least a majority of any remainder to be paid or released for distribution pursuant to clause tenth of Section 5.02.
     “Costs and Expenses” means each of the following to the extent owing by the Company: (i) all reasonable costs, disbursements (including any advances or overdrafts) and expenses incurred or paid by, or owing to the Administrator, the Escrow Agent, the Securities Intermediary, the Investment Manager, the Senior Lender, the Collateral Agent and the Controlling Party and their respective advisors, agents and counsel in connection with (A) the administration of the Collateral (including the CDO Pools and the Collateral Accounts), the Transactions, the Transaction Documents, the Investment Management Agreement and such other instruments and documents related thereto, and any amendment, supplement or modification to the Transaction Documents or the Investment Management Agreement and such other instruments and documents, (B) the administration and preservation of the Company, including all audit, accounting, legal and other professional fees and expenses and other administrative costs of the Company and (C) the enforcement, exercise or preservation of any rights or remedies under the Transaction Documents or the Investment Management Agreement and such other instruments and documents related thereto, including, in the case of clauses (A), (B) and (C), reasonable legal, audit, accounting and other professional fees and expenses of any service providers; and (ii) all taxes that are determined to be owing by the Company from time to time.
     “Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
     “Distribution Compounding Date” means each Reset Date occurring after the Closing Date.
     “Dollars” and “$” mean dollars in lawful currency of the United States.
     “Drawdown Certificate” means a notice requesting a drawdown under the Senior Facility in the form of Exhibit E hereto, prepared by the Company and delivered to the Senior Lender setting forth (i) the proposed Drawdown Date (which date shall be a Business Day during the Availability Period), (ii) details of the CDO Issues to which such notice relates and (iii) the aggregate principal amount of the drawdown requested (which amount shall be equal to the Purchase Payment for the CDO Issues and/or to the Shortfall Payment, if any, to which such notice relates).
     “Drawdown Date” means, for any Senior Loan, the date on which such Senior Loan is made or is to be made to the Company pursuant to Section 3.01(b) or (c).
     “Equity Contribution Amount” has the meaning set forth in Section 2.01.
     “Equity Interest” means the equity interest in the Company issued pursuant to Section 2.01.
     “Equity Investor” means American International Group, Inc., and any assignee thereof permitted pursuant to Section 11.06.
     “Equity Investor Entitlements” has the meaning set forth in Section 11.08.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

     “Escrow Account” has the meaning set forth in the Administration Agreement.
     “Escrow Account Control Agreement” has the meaning set forth in the Security Agreement.
     “Escrow Agent” has the meaning set forth in the Administration Agreement.
     “Event of Default” has the meaning set forth in Section 10.01.
     “Excess Amounts” means any amounts payable under clause tenth of Section 5.02 to the Equity Investor.
     “Expense Reimbursement Sub-Account” has the meaning set forth in the Security Agreement.
     “Fees” has the meaning set forth in the Security Agreement.
     “Fee Letter” means the letter agreement, dated as of November 25, 2008, among the Company, the Collateral Agent, the Escrow Agent and the Administrator, in respect of the fee arrangement for the Collateral Agent, the Escrow Agent and the Administrator.
     “Forward Closing Date” has the meaning set forth in the Administration Agreement.
     “Forward Purchase Agreement” means each of the Forward Purchase Agreements specified on Schedule 1.01.
     “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
     “Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.
     “Indebtedness” of any Person at any date means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all capital lease obligations of such Person, (vi) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (vii) the liquidation value of all redeemable preferred Capital Stock of such Person, (viii) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (i) through (vii) above and (ix) all obligations of the kind referred to in clauses (i) through (viii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

     “Interest Capitalization Date” means, for a Senior Loan, each Reset Date occurring after the Drawdown Date for such Senior Loan.
     “Investment Manager” means BlackRock Financial Management, Inc., in its capacity as investment manager under the Investment Management Agreement, together with its Affiliates, or any successor in such capacity.
     “Investment Management Agreement” means the Investment Management Agreement dated as of the date hereof between the Investment Manager and the Controlling Party.
     “Investment Reserve Sub-Account” has the meaning set forth in the Security Agreement.
     “Investments” means, for any Person, (i) Capital Stock, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Capital Stock, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale), or (ii) deposits, advances, loans, capital contributions or other extensions of credit (by way of guaranty or otherwise) made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person).
     “Last Look Notice” has the meaning set forth in Section 11.07(b).
     “Last Look Purchase Price” has the meaning set forth in Section 11.07(b).
     “LIBOR” means, for any Calculation Period, the rate per annum determined by the Administrator for one-month deposits in Dollars which appears on the Bloomberg Screen BTMM Page under the heading “LIBOR FIX BBAM” as of 11:00 a.m., London time, on the day that is three London Business Days prior to the first day of such Calculation Period; provided that if such rate does not appear on the Bloomberg Screen BTMM Page, “LIBOR” shall be the interest rate per annum determined by the Administrator to be representative of the rates per annum at which one-month deposits in Dollars are offered by major banks to other major banks, each in the London interbank market, on such day; provided, further, that if an interest rate is not ascertainable pursuant to the foregoing provisions of this definition on such day, “LIBOR” shall be the rate per annum determined by the Administrator for one-month deposits in Dollars which appears on Bloomberg pursuant to the command “NYFR1M <GO>” as of 11:00 a.m., New York City time, on such day.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
     “LLC Operating Agreement” means the limited liability company agreement of Maiden Lane III LLC dated as of October 14, 2008, as amended and restated on November 24, 2008.
     “London Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in London are authorized or required by law to close.
     “Managing Member” has the meaning set forth in the LLC Operating Agreement. The Managing Member as of the date hereof is the Federal Reserve Bank of New York.
     “Material Adverse Effect” means (i) a material impairment of the totality of the rights and remedies of, or benefits available to the Senior Lender, the Equity Investor and the Collateral Agent under the Transaction Documents taken as a whole or (ii) a material adverse effect on the value of the Collateral.
     “Membership Interest” means a limited liability company membership interest in the Company.
     “Notes” means, collectively, the promissory notes, if any, evidencing the Senior Loans.
     “Notice Date” has the meaning set forth in the Administration Agreement.
     “Obligations” means (i) the unpaid principal of and interest (including Contingent Interest, interest accruing after the maturity of the Senior Loans and Post-Petition Amounts) on the Senior Loans, (ii) any claim in respect of any unpaid Equity Contribution Amount and any unpaid amounts (including Excess Amounts and Post-Petition Amounts) in respect of the Equity Interest, and (iii) all other obligations and liabilities of the Company to the Senior Lender, the Equity Investor, the Controlling Party, the Collateral Agent, the Administrator, the Escrow Agent or the Investment Manager, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Transaction Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Senior Lender, the Controlling Party, the Collateral Agent, the Administrator, the Escrow Agent or the Investment Manager and the accountants (including Ernst & Young) and advisors (including BlackRock Financial Management, Inc. and Morgan Stanley & Co. Incorporated) but not the fees, charges and disbursements of any counsel to, or any other costs and expenses of, the Equity Investor) that are required to be paid by the Company pursuant hereto or pursuant to the other Transaction Documents or otherwise.
     “Party” means a party to this Agreement.
     “Payment Calculation Report” has the meaning set forth in the Administration Agreement.
     “Payment Cut-Off Date” means, initially, December 27, 2008 and thereafter the 27th day of each calendar month.
     “Payment Date” means the 4th Business Day of each calendar month occurring after the Closing Date, or such other day as may be specified by the Controlling Party or its designee pursuant to a Proper Instruction; provided that a Payment Date shall not occur less frequently than semi-annually.
     “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
     “Permitted CDO Liquidation Purchase” has the meaning set forth in the Security Agreement.
     “Permitted Hedging Transactions” means any transaction entered into by the Company to hedge currency risk with respect to any CDO Issue or other asset of the Company denominated in any currency other than Dollars that is consented to by the Controlling Party (or its designee).
     “Permitted Investments” has the meaning set forth in the Security Agreement.
     “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
     “Plan” means any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan.
     “Post-Petition Amount” means any interest or amount that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest or amount is allowed or allowable as a claim in any such proceeding.
     “Proceeds” has the meaning set forth in the Security Agreement.

     “Proper Instruction” has the meaning set forth in the Security Agreement
     “Proposed Transfer” has the meaning set forth in Section 11.07(a).
     “Proposed Purchase Price” has the meaning set forth in Section 11.07(a).
     “Purchase Payment” means, for any CDO Issue, the total cash amount the Company is required to pay in order to fulfill its obligations in respect of the purchase of such CDO Issue, including its obligations pursuant to Section 1.01(a) of the applicable Forward Purchase Agreement.
     “Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or there of.
     “Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or there of.
     “Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or there of.
     “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, attorneys, accountants, and other advisors, and controlling persons of such Person and such Person’s Affiliates. For the avoidance of doubt, neither the Equity Investor nor AIG-FP shall be considered for any purpose under this Agreement or any of the Transaction Documents a Related Party with respect to the Federal Reserve Bank of New York.
     “Requirement of Law” means, as to any Person, the organizational or governing documents of such Person (including, with respect to the Company, the LLC Operating Agreement) and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Reset Date” means initially the Closing Date and thereafter the last Business Day of each calendar month.
     “Reset Date Notice” means a report prepared by the Administrator as provided in Section 4.02, substantially in the form of Exhibit D hereto.
     “Responsible Officer” means (i) with respect to the Company, (A) any officer in the corporate trust office of the Administrator or any other officer customarily performing functions similar to those performed by officers in such corporate trust office or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with a particular subject and (B) the Managing Member, (ii) with respect to the Collateral Agent, any officer in the corporate trust office of the Collateral Agent or any other officer customarily performing functions similar to those performed by officers in such corporate trust office or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with a particular subject, (iii) with respect to the Escrow Agent, any officer of the Escrow Agent with direct responsibility for the administration of the transactions and agreements contemplated by this Agreement and the other Transaction Documents and the Escrow Account, (iv) with respect to the Investment Manager, any Managing Director or Director of the Investment Manager with direct responsibility for the administration of the transactions and agreements contemplated by this Agreement, the Investment Management Agreement and the other Transaction Documents and the Collateral, (v) with respect to the Administrator, any officer of the Administrator with direct responsibility for the administration of the transactions and agreements contemplated by this Agreement and the other Transaction Documents and the Collateral, and (vi) with respect to any other Person, its Chairman of the Board, its Chief Executive Officer, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other employee (A) that has the power to take or delegate the taking of the action in question and has been so authorized, directly or indirectly, by the board of directors or other governing body of such Person, (B) working under the direct supervision or the delegated authority of any such Chairman of the Board, Chief Executive Officer, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer or (C) whose responsibilities include the administration of the transactions and agreements contemplated by this Agreement and the Transaction Documents and the Collateral.
     “Revolving Credit Agreement” means the Credit Agreement dated as of September 22, 2008 between American International Group, Inc., as Borrower, and Federal Reserve Bank of New York, as Lender.
     “Secured Obligations” has the meaning set forth in the Security Agreement.
     “Secured Party” has the meaning set forth in the Security Agreement.
     “Security Agreement” means the Security Agreement dated as of the date hereof among the Company, the Senior Lender, the Controlling Party and the Collateral Agent substantially in the form of Exhibit A hereto.
     “Security Documents” means, collectively, the Security Agreement, the Collateral Account Control Agreement, the Escrow Account Control Agreement and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any property of the Company to secure the Secured Obligations.
     “Securities Intermediary” means The Bank of New York Mellon, in its capacity as securities intermediary.

     “Senior Commitment” means $30.0 billion.
     “Senior Debt” has the meaning set forth in Section 11.08.
     “Senior Facility” means the term loan facility made available to the Company pursuant to Section 3.01(a).
     “Senior Lender” means the Federal Reserve Bank of New York, and any assignee thereof permitted pursuant to Section 11.06.
     “Senior Loan” means each loan made under the Senior Facility.
     “Shortfall Agreement” means the Shortfall Agreement dated as of the date hereof between the Company and AIG-FP, substantially in the form of Exhibit C hereto.
     “Shortfall Payment” means the amount, if any, payable by the Company pursuant to Section 2(a) of the Shortfall Agreement.
     “Subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership or managing limited liability company interests (as applicable) are, at the time any determination is being made, owned, Controlled or held directly or indirectly by such parent.
     “Termination Agreement” means each of the Termination Agreements specified on Schedule 1.01.
     “Transaction Documents” means this Agreement, the Notes, if any, the Security Documents, each Forward Purchase Agreement, each Termination Agreement, the Fee Letter, the Administration Agreement, the Shortfall Agreement, the LLC Operating Agreement and each other servicing and custodial agreement and each agreement relating to Permitted Hedging Transactions, in each case in effect from time to time with the Company or the Collateral Agent as a party thereto in respect of the transactions contemplated by the foregoing documents, all schedules, exhibits and annexes thereto, all side letters and agreements affecting the terms thereof or entered into in connection therewith, all assignments and other instruments or documents entered into in connection with the foregoing and any amendment, waiver, supplement or other modification to any of the foregoing.
     “Transactions” means the transactions contemplated by the Transaction Documents.
     “Treasury Regulations” means the regulations promulgated under the Code.

     “United States” means the United States of America.
     “Weekly Report” means the report of the Administrator as provided in Section 4.01, substantially in the form of Exhibit F hereto.
     “Weekly Reporting Date” means each Monday commencing with the first Monday after the Closing Date. If any Monday is not a Business Day, the “Weekly Reporting Date” shall be deemed to be the next succeeding Business Day.
     Section 1.02. Other Definitional Provisions. (a) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time, or any successor or replacement agreement which may be entered into from time to time.
     (b) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
     (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
ARTICLE 2
Funding Of Equity Interest
     Section 2.01. Issuance and Purchase of Equity Interest. On the Closing Date, subject to satisfaction of the conditions precedent in Section 7.01 and Section 7.02, the Company shall issue, sell and deliver to the Equity Investor, and the Equity Investor shall purchase from the Company, an Equity Interest, with the terms as set forth herein, for an aggregate purchase price of $5 billion (as adjusted pursuant to Section 2.02 and Section 2.03, the “Equity Contribution Amount”). The Equity Investor agrees to pay the aggregate purchase price for the Equity Interest by wire transfer of immediately available funds by 12:00 noon, New York

City time, directly to the Escrow Account to be applied in accordance with the Administration Agreement.
     Section 2.02. Distributions with Respect to Equity Interest. The Company shall make distributions in respect of the Equity Interest as cash is released to it for such purpose by the Collateral Agent on the dates and in the amounts that such cash is released for such purpose pursuant to Section 5.02. The balance of the Equity Contribution Amount shall be decreased by amounts released to the Company, for distribution to the Equity Investor, pursuant to clause seventh of Section 5.02.
     Section 2.03. Accrual of Preferred Distributions. (a) The Equity Interest shall accrue preferred distributions from and including the Closing Date to but excluding the date the undistributed balance of the Equity Contribution Amount has been reduced to zero and all accrued and unpaid preferred distributions have been paid in full.
     (b) Preferred distributions shall accrue during each Calculation Period for the Equity Interest on a daily basis on the balance of the Equity Contribution Amount remaining undistributed as of each day and at a rate per annum equal to LIBOR in effect for such Calculation Period plus 3.00%. Preferred distributions on the Equity Interest shall be calculated during any Calculation Period on the basis of the actual days elapsed and the actual number of days in the calendar year during which such Calculation Period occurs.
     (c) Preferred distributions shall be compounded as of the start of each Distribution Compounding Date by increasing the balance of the Equity Contribution Amount by the amount of preferred distributions accrued but unpaid as at such date and thereafter deeming such accrued preferred distributions paid in full on such date.
     Section 2.04. Computation Of Preferred Distributions. The Company shall cause the Administrator to calculate preferred distributions in accordance with Section 2.03. Each determination of the rate of accrual of preferred distributions and each calculation of the amount of accrued preferred distributions, in each case by the Administrator pursuant to any provision of this Agreement, shall be conclusive and binding on the Company, the Senior Lender and the Equity Investor in the absence of manifest error.
ARTICLE 3
Funding of Senior Loans
     Section 3.01. Senior Loan Facility. (a) Subject to the terms hereof, including satisfaction of the conditions precedent in Section 7.01 and Section 7.02, the Senior Lender agrees to make available to the Company a term loan facility in an aggregate amount equal to the Senior Commitment for the purpose of funding

(i) the Purchase Payment for the CDO Issues and (ii) the Shortfall Payment, if any. Each Senior Loan made under the Senior Facility shall rank pari passu with all other Senior Loans. The terms of the Senior Loans shall differ only in respect of the term of the first Calculation Period for each Senior Loan and the interest rate during such first Calculation Period.
     (b) On the Closing Date, subject to satisfaction of the conditions precedent set forth in Section 7.02 hereof, the Senior Lender agrees to make a Senior Loan to the Company in an aggregate principal amount equal to $15,133,566,656.
     (c) The Company may request additional drawdowns under the Senior Facility at any time during the Availability Period by giving an irrevocable Drawdown Certificate to the Senior Lender at least three Business Days prior to the proposed Drawdown Date. Upon receipt of a Drawdown Certificate from the Company in accordance with this clause (c), subject to satisfaction of the conditions precedent in Section 7.02 hereof, the Senior Lender agrees to make a Senior Loan to the Company in an aggregate principal amount equal to the amount specified in such Drawdown Certificate; provided that the aggregate principal amount of such Senior Loan may not exceed the Available Senior Commitment.
     (d) Each Senior Loan shall be made on the applicable Drawdown Date specified in the relevant Drawdown Certificate or the Closing Date, as the case may be, by wire transfer of immediately available funds equal to the aggregate principal amount of such Senior Loan by 12:00 noon, New York City time, directly to the Escrow Account to be applied in accordance with the Administration Agreement.
     Section 3.02. Repayment of Senior Loan. (a) The Company shall make payments on account of the principal of the Senior Loans and accrued and unpaid interest and other amounts due thereon on the dates and in the amounts provided in Section 5.02. Amounts paid on account of the principal of the Senior Loans may not be reborrowed.
     (b) The Company, so long as funds are available in accordance with Section 5.02, shall repay the remaining outstanding principal amount of each Senior Loan, together with all accrued and unpaid interest (other than Contingent Interest) and other amounts due thereon, on the sixth anniversary of the Closing Date, and pursuant to the requirements of Section 5.02, the Company may prepay the outstanding principal amount of each Senior Loan from time to time prior to such sixth anniversary of the Closing Date; provided that the Controlling Party may, in its sole discretion, at any time and from time to time, extend the date of final repayment of the Senior Loans to any later date. For the avoidance of doubt, passing the foregoing maturity date for a Senior Loan while any principal or interest remains outstanding in respect of such Senior Loan shall not require the Controlling Party to automatically liquidate any CDO Pool or other Collateral.

     Section 3.03. Accrual of Interest. (a) Each Senior Loan shall bear interest from and including the Drawdown Date for such Senior Loan to but excluding the date such Senior Loan, together with all accrued and unpaid interest (other than Contingent Interest), is paid in full.
     (b) Interest on a Senior Loan shall accrue during each Calculation Period for such Senior Loan on a daily basis on the principal amount of such Senior Loan outstanding as of each day and at a rate per annum equal to LIBOR in effect for such Calculation Period plus 1.00%. Interest shall be calculated during any Calculation Period on the basis of the actual days elapsed and the actual number of days in the calendar year during which such Calculation Period occurs.
     (c) Interest on any Senior Loan shall be capitalized as of the start of each Interest Capitalization Date by increasing the outstanding principal amount of such Senior Loan by the amount of accrued but unpaid interest on such Senior Loan as of such date and thereafter deeming such accrued interest paid in full on such date.
     Section 3.04. Computation of Interest. The Company shall cause the Administrator to calculate interest on the Senior Loans in accordance with Section 3.03. Each determination of the interest rate and each calculation of the amount of accrued interest, in each case by the Administrator pursuant to any provision of this Agreement, shall be conclusive and binding on the Company, the Senior Lender and the Equity Investor in the absence of manifest error.
     Section 3.05. Contingent Interest. The Company agrees to pay to the Senior Lender as Contingent Interest the amounts referred to in clause tenth of Section 5.02 at the time and to the extent provided therein. No reference to “interest” herein shall be a reference to the Contingent Interest. For the avoidance of doubt, Contingent Interest shall be payable even if the Senior Loans, together with all accrued and unpaid interest (other than Contingent Interest), have otherwise been paid in full.
     Section 3.06. Records of Indebtedness. The Senior Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Company to the Senior Lender resulting from the Senior Loans, including the amounts of principal and interest payable and paid to the Senior Lender or capitalized from time to time hereunder; provided that the failure of the Senior Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Senior Loans in accordance with the terms of this Agreement and the Security Agreement.

ARTICLE 4
Reports And Calculations
     Section 4.01. Weekly Reports. The Company shall cause the Administrator to deliver a Weekly Report to the Company, the Senior Lender, the Equity Investor, the Collateral Agent, the Controlling Party and the Investment Manager on each Weekly Reporting Date setting forth in respect of the preceding week:
     (i) in the case of the first such report (A) the amounts of principal outstanding on each Senior Loan, if any, as of the Closing Date and (B) the Equity Contribution Amount, as of the Closing Date; and
     (ii) in the case of each subsequent such report, as of the preceding Weekly Reporting Date, (A) payments of principal of and accrued interest, if any, on each Senior Loan since the Closing Date or the last Weekly Reporting Date, as the case may be, and the amounts of principal and accrued interest outstanding on each Senior Loan as of the last Business Day preceding such report and (B) release of cash to the Company for distribution in respect of the Equity Interest since the Closing Date or the last Weekly Reporting Date, as the case may be, and the Equity Contribution Amount and accrued preferred distributions outstanding on the Equity Interest as of the last Business Day preceding such report.
     Section 4.02. Reset Date Notices. The Company shall cause the Administrator to deliver a Reset Date Notice to the Company, the Senior Lender, the Equity Investor, the Collateral Agent, the Controlling Party and the Investment Manager initially on the Closing Date and thereafter on the second Business Day before each subsequent Reset Date setting forth (i) the amount of interest accrued on each Senior Loan and to be capitalized on such Reset Date, (ii) the amount of preferred distributions accrued on the Equity Interest and to be added to the unpaid balance of the Equity Contribution Amount, (iii) LIBOR for the Calculation Period commencing on such Reset Date and (iv) the interest rate and the preferred distribution rate for such Calculation Period.
     Section 4.03. Binding Effect of Weekly Reports and Reset Date Notices. Each Weekly Report and Reset Date Notice shall be binding on the Company, the Senior Lender, the Equity Investor, the Collateral Agent, the Controlling Party and the Investment Manager absent manifest error.
     Section 4.04. Collateral Agent Notices. The Collateral Agent hereby agrees to promptly give to the Equity Investor a copy of any notice or information the Collateral Agent provides to the Company pursuant to the Security Agreement.
     Section 4.05. Access to Collateral Agent Records. The Collateral Agent hereby agrees to provide the Equity Investor with reasonable access during normal business hours to the Collateral Agent Records on the same terms as it provides such access to the Company in accordance with Section 29(b) of the Security Agreement.
ARTICLE 5
payments
     Section 5.01. Payments Generally. (a) Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document, the Company shall not (i) make any payments on account of principal, interest, Contingent Interest, fees or otherwise in respect of any Senior Loan, or (ii) distribute in respect of the Equity Interest any cash released to it for such distribution, including for distribution in respect of the Equity Contribution Amount, Excess Amounts or otherwise in respect of the Equity Interest, in each case other than in accordance with Section 5.02 but subject to Section 11.20.
     (b) All payments under the Senior Loans and the Equity Interest shall be made by the Company without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.
     Section 5.02. Application of Proceeds. All amounts available in the Collateral Accounts as of each Payment Cut-Off Date shall be distributed by the Collateral Agent on the first following Payment Date in accordance with a Payment Calculation Report delivered to, and approved by, the Controlling Party in accordance with the Administration Agreement prior to such Payment Date, in the following order of priority:
     first, to pay any Costs and Expenses then due and payable, any Fees then due and payable and any indemnity amounts and any other amounts (except as otherwise provided for in this Section 5.02 and in accordance with Proper Instructions) then owing under any of the Transaction Documents or the Investment Management Agreement to any Person, in each case, to the extent such Costs and Expenses, Fees and indemnity and other amounts, as applicable, have been incurred no later than the two Business Days prior to the Notice Date immediately preceding such Payment Date and have been invoiced no later than such Notice Date, which payments shall be distributed to the Persons to whom such amounts are owing; provided that, to the extent that amounts on deposit in the Collateral Accounts are insufficient to pay all amounts that are owing pursuant to this clause first on any Payment Date, amounts will be distributed ratably to the Persons to whom such amounts are owed pursuant to this clause first;

     second, to pay any amounts due and payable to any counterparty to any Permitted Hedging Transaction as of the Payment Cut-Off Date under any Permitted Hedging Transaction, other than any such amounts due and payable in connection with any default, event of default, termination event or other similar event or condition in respect of which the counterparty to such Permitted Hedging Transaction is the sole defaulting or affected party;
     third, to fund the Expense Reimbursement Sub-Account until the balance thereof is equal to $500,000, or such other amount as may be specified by the Controlling Party pursuant to a Proper Instruction;
     fourth, to fund the Investment Reserve Sub-Account until the balance thereof is equal to $1,500,000,000, or such other amount as may be specified by the Controlling Party pursuant to a Proper Instruction;
     fifth, to pay all or any portion of the outstanding principal amount of the Senior Loans, which payment shall be distributed ratably to the Senior Lenders;
     sixth, so long as the entire outstanding principal amount of the Senior Loans shall have been paid in full in cash, to pay all or any portion of the accrued but unpaid interest (including Post-Petition Amounts, to the fullest extent permitted by applicable law, but excluding Contingent Interest) outstanding on the Senior Loans, which payment shall be distributed ratably to the Senior Lenders;
     seventh, so long as the entire outstanding principal amount of, and all accrued and unpaid interest (including Post-Petition Amounts, to the fullest extent permitted by applicable law, but excluding Contingent Interest) outstanding on, the Senior Loans shall have been paid in full in cash, to release to the Company, for distribution to the Equity Investor, the lesser of (A) all remaining amounts and (B) the undistributed balance of the Equity Contribution Amount;
     eighth, so long as (i) the entire outstanding principal amount of, and all accrued and unpaid interest (including Post-Petition Amounts, to the fullest extent permitted by applicable law, but excluding Contingent Interest) outstanding on, the Senior Loans shall have been paid in full in cash, (ii) all other remaining Secured Obligations outstanding (and all fees and expenses or other amounts to the extent not constituting Fees or Costs and Expenses) shall have been paid in full in cash and (iii) the Equity Contribution Amount shall have been decreased to zero because cash has been released to the Company for distribution to the Equity Investor, to release to the Company, for distribution to the Equity Investor, the lesser of (A) all remaining amounts and (B) the accrued but unpaid preferred distributions (including Post-Petition Amounts, to the fullest extent permitted by applicable law, but excluding Excess Amounts) in respect of the Equity Interest;
     ninth, so long as (i) the entire outstanding principal amount of, and all accrued and unpaid interest (including Post-Petition Interest, to the fullest extent permitted by applicable law, but excluding Contingent Interest) outstanding on, the Senior Loans been paid in full in cash, (ii) all other remaining Secured Obligations outstanding (and all fees and expenses or other amounts to the extent not constituting Fees or Costs and Expenses) shall have been paid in full in cash and (iii) the Equity Contribution Amount shall have been decreased to zero and there are no outstanding accrued but unpaid preferred distributions (including Post-Petition Amounts, to the fullest extent permitted by applicable law, but excluding Excess Amounts), to pay any amounts due and payable to any counterparty to any Permitted Hedging Transaction as of the Payment Cut-Off Date under any Permitted Hedging Transaction to the extent not paid under clause second above;
     tenth, so long as (i) the entire outstanding principal amount of, and all accrued and unpaid interest (including Post-Petition Interest, to the fullest extent permitted by applicable law, but excluding Contingent Interest) outstanding on, the Senior Loans been paid in full in cash, (ii) all other remaining Secured Obligations outstanding (and all fees and expenses or other amounts to the extent not constituting Fees or Costs and Expenses) shall have been paid in full in cash and (iii) the Equity Contribution Amount shall have been decreased to zero and there are no outstanding accrued but unpaid preferred distributions (including Post-Petition Amounts, to the fullest extent permitted by applicable law, but excluding Excess Amounts), to pay 67% of all remaining amounts to the Senior Lender and to release to the Company, for distribution to the Equity Investor, 33% of all remaining amounts.
     Section 5.03. Distribution of Amounts to Equity Investor. The Managing Member of the Company hereby acknowledges that upon release to the Company of any amounts for distribution to the Equity Investor pursuant to Section 5.02, the Company shall immediately make, to the maximum extent permissible by applicable law, a distribution equal to such amounts to the Equity Investor pursuant to the terms of the LLC Operating Agreement. The Managing Member agrees, for so long as any Equity Interest remains outstanding (including in the form of a right to Excess Amounts), not to amend the LLC Operating Agreement in a manner that would result in any such distribution not being immediately made pursuant to this Section 5.03 to the maximum extent permitted by applicable law.
     Section 5.04. Termination. Regardless of whether or not any Obligations remain outstanding but subject to Section 11.04, all Obligations then due and owing shall be terminated and extinguished on the date on which all of the

Collateral has been fully liquidated and Disposed of and all proceeds thereof have been distributed in accordance with Section 5.02.
ARTICLE 6
Representations and Warranties
     Section 6.01. Company’s Representations and Warranties. The Company hereby represents and warrants that:
     (a) Organization; Powers. The Company (i) is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required and (iv) has the power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated thereby to which it is or will be a Party and to borrow hereunder.
     (b) Authorization. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation of the Transactions (i) have been duly authorized by all requisite limited liability company action and, if required, member action of the Company and (c) will not (i) result in the violation by the Company of (A) any provision of law, statute, rule or regulation, or of the certificate of formation, LLC Operating Agreement or other constitutive documents or bylaws of the Company, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Company is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation of the Company under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company (other than any Lien created under the Security Documents).
     (d) Enforceability. This Agreement and each other Transaction Document to which the Company is a party has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     (e) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required to be taken, obtained or made by the Company in connection with the Transactions, except (i) the filing of Uniform Commercial Code financing statements by the Collateral Agent and (ii) such as have been made or obtained and are in full force and effect.
     (f) Litigation; Compliance with Laws. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Company, threatened against or affecting the Company that involve any Transaction Document or the Transactions.
     (g) Compliance with Laws. The Company is not in violation of any law, rule or regulation and is not in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority.
     (h) No Default; No Event of Default. The Company is not in default under or with respect to any of its Contractual Obligations. No Event of Default has occurred and is continuing.
     (i) Margin Regulations. No part of the proceeds of any Senior Loan or the Equity Interest will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, by the Company for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, Regulation U or Regulation X.
     (j) ERISA. The Company neither maintains, participates in, or is otherwise deemed an “employer” (as defined in Section 3(5) of ERISA) with respect to, any Plans, and neither the Company nor any ERISA Affiliate has any liability to the PBGC under ERISA.
     (k) Investment Company Act. The Company is not, and after application of the proceeds of the Senior Loans and the Equity Interest the Company will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (l) Subsidiaries. The Company has no Subsidiaries and does not own the Capital Stock of any Person.
     (m) Use of Proceeds. The proceeds of the Senior Loans and the Equity Interest shall be used by the Company solely to fund the Purchase Payment for CDO Issues and the Shortfall Amount, if any, in accordance with the terms of the Administration Agreement, the Forward Purchase Agreements and the Shortfall Agreement.
     (n) No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Company to the

Senior Lender, the Equity Investor or the Controlling Party in connection with the negotiation of any Transaction Document or included therein or delivered pursuant thereto contained, when taken as a whole, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized assumptions reasonable at the time made (based upon accounting principles consistent with the historical audited financial statements of the Company) and exercised due care in the preparation of such information, report, financial statement, exhibit or schedule.
     (o) Activities. The Company has not engaged in activities since its formation other than those incidental to its formation and other appropriate actions incidental to the Transaction Documents.
     (p) Other Representations. All representations and warranties of the Company in each Transaction Document to which it is, or will become, a party are true and correct and repeated herein as though fully set forth herein.
     (q) Inadequate Credit Accommodations. The Company is unable to secure adequate credit accommodations from other banking institutions and such credit is not available from other sources.
     Section 6.02. Equity Investor’s Representations and Warranties. The Equity Investor hereby represents and warrants that:
     (a) Organization; Powers. The Equity Investor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite power and authority to (A) fund the Equity Interest hereunder and (B) execute, deliver and perform its obligations under each Transaction Document and each other agreement or instrument contemplated thereby to which it is or will be a party.
     (b) Authorization; No Conflict. The execution, delivery and performance of each Transaction Document by the Equity Investor (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) result in the violation by the Equity Investor of (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or bylaws of the Equity Investor, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which the Equity Investor is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Equity Investor.
     (c) Enforceability. This Agreement has been duly executed and delivered by the Equity Investor and constitutes, and each other Transaction Document to which it is a party, when executed and delivered by the Equity Investor, will constitute, a legal, valid and binding agreement of the Equity Investor enforceable against the Equity Investor in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by the court’s discretion in relation to equitable remedies.
     (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required to be taken, obtained or made by the Equity Investor in connection with the Transactions except such as (i) have been made or obtained and are in full force and effect and (ii) with respect to any Governmental Authority of the United States or any state thereof, if the failure to take such action, obtain such consent or approval or register or file with such Governmental Authority could not reasonably be expected to have a Material Adverse Effect.
     (e) Litigation; Compliance with Laws. Except as set forth in the financial statements attached to the Equity Investor’s most recent Form 10-Q filed with the Securities and Exchange Commission:
     (i) there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Equity Investor, threatened against or affecting the Equity Investor or any business, property or rights of the Equity Investor (A) that involve any Transaction Document, the Transactions or its Equity Interest or (B) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and
     (ii) the Equity Investor is not in violation of any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits) or any restrictions of record or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.
     (f) Investment Company Act. The Equity Investor is, and after making the Equity Interest will be, a “qualified purchaser” as such term is defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended.

ARTICLE 7
Conditions Precedent
     Section 7.01. Conditions to Effectiveness. The effectiveness of this Agreement shall be subject to the following conditions precedent:
     (a) Transaction Documents. The Senior Lender, the Equity Investor, the Controlling Party and the Collateral Agent shall have received counterparts of the following agreements duly executed by each other party thereto: (i) this Agreement, (ii) the Security Agreement, (iii) the Collateral Account Control Agreement, (iv) the Escrow Account Control Agreement, (v) each Forward Purchase Agreement, (vi) each Termination Agreement, (vii) the Administration Agreement and (viii) the Shortfall Agreement.
     (b) Closing Certificate; Certified Certificate of Formation; Good Standing Certificates. The Senior Lender, the Equity Investor, the Controlling Party and the Collateral Agent shall have received (i) a certificate of the Company, dated the Closing Date, substantially in the form of Exhibit G, with appropriate insertions and attachments, including the certificate of formation certified by the Secretary of State of the State of Delaware and the LLC Operating Agreement, and (ii) a long form good standing certificate for the Company from the Secretary of State of the State of Delaware. The Senior Lender, the Controlling Party and the Collateral Agent shall have received a secretary’s certificate of the Equity Investor, dated the Closing Date, with appropriate insertions and attachments, evidencing good standing of the Equity Investor, due authorization of the Transaction Documents to which it is a party and the Transactions and confirming that each of the representations made by the Equity Investor in the Transaction Documents on the Closing Date are true and correct.
     (c) Legal Opinions. (i) The Senior Lender, the Equity Investor and the Controlling Party shall have received executed legal opinions dated the Closing Date and addressed to, and in form satisfactory to, the Senior Lender, the Equity Investor and the Controlling Party and covering such other matters incidental to the transactions contemplated by this Agreement as the Senior Lender, the Equity Investor or the Controlling Party shall have reasonably requested from:
     (A) Davis Polk & Wardwell, counsel to the Company, in substantially the form of Exhibit H hereto;
     (B) Weil, Gotshal & Manges LLP, counsel to the Equity Investor, in substantially the form of Exhibit J hereto;
     (C) Cadwalader, Wickersham & Taft LLP, counsel to the Collateral Agent, the Escrow Agent and the Administrator, in substantially the form of Exhibit K hereto; and

     (D) Weil, Gotshal & Manges LLP, counsel to AIG-FP, in substantially the form of Exhibit L hereto.
     (ii) The Senior Lender shall have received an executed legal opinion dated the Closing Date from Morris, Nichols, Arsht & Tunnell, Delaware counsel to the Company, addressed to, and in form satisfactory to, the Senior Lender and covering maters relating to perfection of certain security interests created pursuant to the Security Agreement, in substantially the form of Exhibit I hereto.
     (d) Representations and Warranties of Equity Investor. Each of the representations and warranties made by the Equity Investor herein and pursuant to each other Transaction Document shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date.
     Section 7.02. Conditions to Senior Loans and Equity Interest. The agreement of the Senior Lender to make the Senior Loans and the agreement of the Equity Investor to purchase the Equity Interest hereunder is subject to the satisfaction, prior to or concurrently with the making of such Senior Loans and the purchase of such Equity Interest, on the applicable Drawdown Date or the Closing Date, as the case may be, of the following conditions precedent:
     (a) Approvals. All governmental and third-party approvals necessary in connection with the Transactions shall have been obtained and be in full force and effect.
     (b) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Senior Lender or the Controlling Party to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral, prior and superior in right to any interest therein of any other Person, shall be in proper form for filing, registration or recordation.
     (c) Representations and Warranties. Each of the representations and warranties made by the Company herein and pursuant to each other Transaction Document shall be true and correct on and as of the applicable Drawdown Date or Closing Date, as the case may be, as if made on and as of such Drawdown Date or Closing Date, as the case may be.
     (d) No Default or Event of Default. No Default (as defined in the Revolving Credit Agreement) or Event of Default shall have occurred and be continuing on the applicable Drawdown Date or the Closing Date after giving effect to the Transactions to occur on the applicable Drawdown Date or Closing Date.

     (e) Conditions Precedent in Forward Purchase Agreement. In the case of a Senior Loan made for the purpose of funding the Purchase Payment for a CDO Issue, each of the conditions precedent set forth in Section 3.03 of the applicable Forward Purchase Agreement shall have been satisfied on the applicable Drawdown Date.
     Each of the Senior Lender and the Equity Investor may, in its sole discretion, waive or otherwise modify any of the conditions set forth in this Section 7.02 in respect of any Senior Loan or the Equity Interest, respectively.
ARTICLE 8
Affirmative Covenants
     The Company hereby agrees to:
     Section 8.01. GAAP Financial Statements. Furnish to the Senior Lender, the Equity Investor, the Investment Manager and the Controlling Party:
     (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, a copy of the audited balance sheet of the Company as at the end of such year and the related audited statements of income and of cash flows for such year, in each case prepared in accordance with GAAP and reported on by an independent certified public accounting firm of nationally recognized standing; and
     (b) as soon as available, but in any event within 35 days after the end of each of the first three fiscal quarters of the Company, a copy of the unaudited balance sheet of the Company as at the end of such quarter and the related unaudited statements of income for such quarter, in each case excluding footnotes but otherwise prepared in accordance with GAAP.
     Section 8.02. Other Information. Furnish to the Senior Lender, the Controlling Party and the Investment Manager (and, in the case of clauses (a), (c) and (d), to the Equity Investor):
     (a) promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments and similar writings furnished to the Company under each Transaction Document;
     (b) promptly upon request, all reports, notices, requests, demands, certificates, policies and other instruments required by the Federal Reserve Bank of New York or the Board in connection with Section 13(3) of the Federal Reserve Act from time to time;
     (c) within 10 Business Days after the end of each March, June, September and December and, in respect of clause (i) only, on each Forward

Closing Date: (i) estimated cash flows for each CDO Issue and assets acquired in connection with Permitted CDO Liquidation Purchases; and (ii) the estimated net asset value of the Equity Interest (computed as the estimated market value of all of the CDO Issues and assets acquired in connection with Permitted CDO Liquidation Purchases minus the aggregate outstanding balance of the Senior Loans); and
     (d) promptly, such additional financial and other information as the Senior Lender, the Controlling Party or the Equity Investor, as the case may be, may from time to time reasonably request.
     Section 8.03. Payment of Obligations. Subject to the limitations set forth in Article 5, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company.
     Section 8.04. Maintenance of Existence; Compliance. (a)(i)  Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; (b) comply with all material Requirements of Law and (c) punctually perform and observe all of its obligations and agreements contained in the Transaction Documents to which it is a party (it being understood that such performance or observance may be undertaken by the Administrator on the Company’s behalf). The Company may contract with other Persons to assist it in performing its duties under the Transaction Documents and its other Contractual Obligations, and any performance of such duties by a Person identified to the Senior Lender, the Equity Investor and the Controlling Party shall be deemed to be action taken by the Company. Initially, the Company has contracted with the Administrator to assist the Company in performing its duties under the Transaction Documents.
     Section 8.05. Inspection of Property; Books and Records; Discussions. Cause the Administrator to (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) to permit representatives of the Controlling Person (or its designees), the Equity Investor and the Senior Lender to visit and examine and make abstracts from any of such books and records kept by the Administrator at any reasonable time and as often as may reasonably be desired and to discuss the business, assets and financial and other condition of the Company with officers and employees of the Administrator and with the Company’s independent certified public accountants.

     Section 8.06. Notices. Promptly give notice to the Senior Lender, the Equity Investor, the Controlling Party and the Investment Manager of:
     (a) the occurrence of any Event of Default;
     (b) any (i) default or event of default under any Contractual Obligation of the Company or (ii) material litigation, investigation or proceeding affecting the Company, including any litigation, investigation or proceeding (A) in which injunctive or similar relief is sought or (B) which relates to any Transaction Document; and
     (c) any development or event that has had or could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, assets (including the Collateral) of the Company or the ability of the Company to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.
     Section 8.07. Proceeds. Cause all amounts due and to become due to the Company under or in connection with the Collateral or otherwise constituting Proceeds to be paid directly to the Collateral Agent to be credited to the Collateral Accounts.
     Section 8.08. Third Party Contracts. Cause each party to any Transaction Document with the Company (other than ordinary course trading contracts or agreements) to covenant and agree in such contract that such party will not at any time during which any of the Obligations are outstanding and not before one year and one day has elapsed since the Obligations are no longer outstanding or, if longer, the applicable preference period then in effect in any relevant jurisdiction, (a) commence or institute against the Company or join with or facilitate any other Person in commencing or instituting against the Company, any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, receivership, insolvency or liquidation proceedings, or other similar proceedings under any United States Federal or state, or other jurisdiction, bankruptcy or similar law or statute now or hereafter in effect in connection with any obligations relating to this Agreement or any of the other Transaction Documents or (b) participate in any assignment for benefit of creditors, compositions, or arrangements with respect to the Company’s debts.

ARTICLE 9
Negative Covenants
     The Company hereby agrees not to, unless it shall have received the prior written consent of, or otherwise been directed to do so in writing by, the Controlling Party:
     Section 9.01. Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except (a) Indebtedness pursuant to any Transaction Document, (b) Indebtedness in respect of Permitted Hedging Transactions or Permitted Investments and (c) any other liabilities contemplated by this Agreement or any other Transaction Document.
     Section 9.02. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or assign or otherwise convey or encumber any existing or future right to receive any income or payments, except for Liens created pursuant to the Security Documents or in connection with Permitted Hedging Transactions or Permitted Investments.
     Section 9.03. Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business; provided that the Company may be liquidated, wound up, dissolved or all or substantially all of its property or business Disposed of, so long as the proceeds of such Disposition, liquidation, winding-up or dissolution are distributed in accordance with Section 5.02.
     Section 9.04. Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, unless (a) directed to do so in writing by the Controlling Party or its designee or (b) in connection with a Permitted Investment.
     Section 9.05. Restricted Payments. Declare or pay any dividend (whether in cash or in additional Capital Stock) on, or make any payment on account of, or set apart assets for a sinking fund or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any of its Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company, except in accordance with Section 5.02.
     Section 9.06. Investments. Make any Investment except (a) the purchase of the CDO Pools in accordance with the applicable Forward Purchase Agreements, (b) Permitted Investments of the funds in the Collateral Accounts, the Expense Reimbursement Sub-Account and the Investment Reserve Sub-Account in accordance with the Security Agreement, (c) investments of the funds received from the CDO Pools and other Collateral during the period from and including the Closing Date or a Payment Date to but excluding the next Payment Date in Permitted Investments, (d) investments in Permitted Hedging Transactions and (e) investments in Permitted CDO Liquidation Purchases.
     Section 9.07. Limitations on Payments and Expenditures. Make any payment to any Person (including pursuant to any Transaction Document) or any expenditure for any assets, in each case except (a) in accordance with Section 5.02, (b) out of the Investment Reserve Account or the Expense Reimbursement Sub-Account in accordance with Section 5 of the Security Agreement, (c) out of the Escrow Account (or any sub-account thereof) in accordance with the Article 3 of the Administration Agreement and (d) any other Investments permitted under this Agreement.
     Section 9.08. Amendments to Transaction Documents. Amend or modify any of the Transaction Documents to which it is a party or any other agreement or instrument pursuant to which any of the assets in any CDO Pool or other Investments have been created, unless directed to do so in writing by the Controlling Party.
     Section 9.09. Limitations on Activities. Engage in any activity of any kind or enter into a transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking which is not directly or indirectly related to the Transactions.
     Section 9.10. ERISA. Establish, maintain, sponsor or contribute to or assume any liability under, or become obligated to establish, maintain, sponsor or contribute to or assume any liability under, any Plans.
     Section 9.11. Accounts. Except for the Collateral Accounts (and any sub-accounts thereof, including the Expense Reimbursement Sub-Account and the Investment Reserve Sub-Account) and the Escrow Account (and any sub-accounts thereof), open or maintain any deposit account or securities account.
     Section 9.12. Formation of Subsidiaries. Form any new Subsidiary or invest in or acquire any new Subsidiary.
ARTICLE 10
Events of Default
     Section 10.01. Events of Default. The occurrence of any of the following events shall constitute an event of default (an “Event of Default”):
     (a) any representation or warranty made or deemed made the Company herein or in any other Transaction Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Transaction Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or
     (b) the Company shall default in the observance or performance of any other covenant, agreement or undertaking contained in this Agreement or any other Transaction Document and such default is not cured for a period of five Business Days after the Controlling Party gives written notice thereof to the Company; or
     (c) (i) the Company shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) the Company shall make a general assignment for the benefit of its creditors; or
     (d) (i) any of the Transaction Documents shall cease, for any reason, to be in full force and effect, or the Company shall so assert, or (ii) any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, or (iii) the Company shall repudiate any of its obligations under this Agreement or any Security Document.
     Section 10.02. Consequences Of Events Of Default. If an Event of Default occurs and is continuing, the Controlling Party may (i) declare the Senior Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Transaction Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; provided that

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upon the occurrence of any Event of Default described in Section 10.01(c)(i), (ii), (iii) or (iv), the Senior Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Transaction Documents shall automatically become and be due and payable, (ii) instruct the Company to liquidate all of the CDO Pools and all other Collateral, distribute its assets as provided in Section 5.02 and dissolve its legal existence and (iii) instruct the Collateral Agent to exercise all or any of its rights, powers and remedies with respect to the Collateral as Collateral Agent for the Secured Parties. Except as expressly provided above in this Section 10.02, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Company.
ARTICLE 11
Miscellaneous
     Section 11.01. Waivers; Amendments. (a) No failure or delay of the Senior Lender, the Equity Investor, the Controlling Party or the Collateral Agent in exercising any power or right hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Senior Lender, the Equity Investor, the Controlling Party and the Collateral Agent hereunder and under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or any other Transaction Document or consent of the Senior Lender, the Equity Investor, the Controlling Person or the Collateral Agent to any departure by the Company shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.
     (b) The Company may, with the consent of the Controlling Party (and shall, if directed by the Controlling Party), and the Senior Lender may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Transaction Documents for the purpose of adding any provisions to this Agreement or the other Transaction Documents or changing in any manner the rights of the Senior Lender, the Equity Investor, the Controlling Party or the Company hereunder or thereunder or (ii) waive any of the requirements of this Agreement or the other Transaction Documents or any Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall, without the written consent of the Equity Investor, (A) reduce the Equity Contribution Amount, (B) reduce the rate at which preferred distributions accrue hereunder on the Equity Interest or (C) amend Section 5.02 in a way that is material and adverse to the Equity Investor. Any such waiver and

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any such amendment, supplement or modification shall be binding upon the Company, the Senior Lender, the Equity Investor, the Controlling Party and the Collateral Agent. No waiver of any Event of Default shall extend to any subsequent or other Event of Default or impair any right consequent thereon. Neither this Agreement nor any provision hereof may be waived, amended or modified except in accordance with the provisions of this Section, and any purported amendment, supplement or modification not complying with the terms of this Section 11.01 shall be null and void.
     Section 11.02. Notices; Electronic Communications. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made, to the applicable address, fax number, e-mail address or telephone number specified for the applicable Party in Schedule 11.02.
     (b) All notices and other communications given to any Party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or email or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such Party as provided in this Section or in accordance with the latest unrevoked direction from such Party given in accordance with this Section. As agreed to among the Parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Party provided from time to time by such Party.
     Section 11.03. Binding Effect. This Agreement shall become effective when a counterpart hereof shall have been executed by each of the Parties and delivered to the Controlling Party.
     Section 11.04. Survival of Agreement. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Transaction Document shall be considered to have been relied upon by the Senior Lender, the Equity Investor, the Controlling Party and the Collateral Agent, regardless of any investigation made by the Senior Lender, the Equity Investor, the Company, the Managing Member, the Controlling Party or the Collateral Agent or on their behalf, and shall continue in full force and effect until the Company is liquidated in accordance with the LLC Operating Agreement. Notwithstanding anything to the contrary herein, the provisions of Section 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Senior Loans or the Equity Interest, the invalidity or unenforceability of any term or provision

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of this Agreement or any other Transaction Document or any investigation made by or on behalf of any of the Senior Lender, the Equity Investor, the Company, the Managing Member, the Controlling Party or the Collateral Agent.
     Section 11.05. Expenses; Indemnity. (a) The Company agrees to pay in accordance with Section 5.02 all reasonable out-of-pocket expenses incurred by the Senior Lender and the Controlling Party in connection with its due diligence and the financial analysis of the Company, the preparation and administration of this Agreement and the other Transaction Documents, any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Senior Lender or the Controlling Party in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents or in connection with the Senior Loans made hereunder, including in each case the fees, charges and disbursements of counsel, accountants, financial advisers and other experts engaged by the Senior Lender or the Controlling Party.
     (b) Subject to clause (c) of this Section 11.05, the Company agrees to indemnify each of the Senior Lender, the Equity Investor, the Controlling Party and their respective Related Parties (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with or as a result of (i) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Senior Loans and the Equity Interest or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company or any of its Affiliates).
     (c) The indemnities in clause (b) of this Section 11.05 shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the bad faith, gross negligence, fraudulent actions or willful misconduct of such Indemnitee; provided that the Company shall not be obligated to pay, indemnify or hold harmless any Indemnitee if such Indemnitee (i) does not provide reasonably prompt notice to the Company (with a copy to the Controlling Party) of any claim for which indemnification is sought or (ii) admits any liability or incurs any significant expenses after receiving actual written notice of the claim (which is sufficiently specific to give reasonable notice of the existence of the claims and the expenses of such legal proceedings), or agrees to any settlement without the prior written consent of the Company. The Company may, in its sole discretion

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and at its expense, control the defense of the claim including designating counsel for the Indemnitees and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim.
     (d) To the extent permitted by applicable law, no party, and no Person benefiting from the indemnity provided herein, shall assert, and each hereby waives and the Company shall have no indemnity obligation with respect to, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Senior Loan, the Equity Interest or the use of the proceeds thereof.
     (e) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Senior Loans or the Equity Interest, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document or any investigation made by or on behalf of the Senior Lender or the Equity Investor.
     (f) All amounts due under this Section 11.05 shall be payable in accordance with Section 5.02, subject to Section 11.20. In order to be paid such amounts on any particular Payment Date in respect of any losses, claims, damages, liabilities or related expenses, in each case incurred no later than two Business Days prior to the Notice Date immediately preceding such Payment Date, the request for payment under this Section 11.05 must be received by the Company, the Collateral Agent and the Administrator no later than such Notice Date.
     Section 11.06. Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns permitted by this Section 11.06. Any assignment or transfer by a Party of rights or obligations under this Agreement that does not comply with this Section 11.06 shall be null and void.
     (b) The Company may not assign or otherwise transfer (including through participation) any of its rights or obligations hereunder without the prior written consent of each of the Senior Lender, the Equity Investor and the Controlling Party (and any attempted assignment or transfer by the Company without such consent shall be null and void).
     (c) The Equity Investor may not assign or otherwise transfer (including through participation) its rights or obligations hereunder; provided that the Equity Investor may sell, assign or otherwise transfer (including through participation) all or any portion of the Equity Interest with the consent of the Controlling Party; provided, further, that (i) any assignment or transfer (including through participation) by the Equity Investor of all or any portion of the Equity Interest

39

will be accompanied by a simultaneous transfer of an equivalent portion of the Membership Interest under this Agreement (including any rights to receive Excess Amounts associated with such portion) to the same assignee (or participant) and (ii) the Equity Investor shall deliver to the Controlling Party an opinion of counsel, which is reasonably satisfactory to the Controlling Party, that such action will not cause the Company to be treated as an association or other entity taxable as a corporation, and (iii) each assignee or participant shall be a “qualified purchaser” (as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended). Any assigning Equity Investor shall promptly notify the Controlling Party, any other Equity Investor, the Senior Lender, the Investment Manager, the Collateral Agent, the Administrator and the Company of the name of any such assignee and the date of effectiveness of such assignment. From and after the date of such notice of assignment, the assignee thereunder shall be a party hereto and have the rights and obligations of the assigning Equity Investor under this Agreement (to the extent of the interest so assigned) and the other Transaction Documents, and the assigning Equity Investor shall be released from its obligations under this Agreement (to the extent of the interest so assigned) and, to the extent the entire amount of its Equity Interest has been assigned or transferred, such Equity Investor shall cease to be a Party hereto but shall continue to be entitled to the benefits of Section 11.05.
     (d) The Senior Lender may not assign or otherwise transfer (including through participation) its rights or obligations hereunder; provided that the Senior Lender, may sell, assign or otherwise transfer (including through participation) all or any portion of the principal amount of any Senior Loan with the consent of the Controlling Party; provided, further, that (i) any assignment or transfer (including through participation) by the Senior Lender of all or any portion of the principal amount of any Senior Loan will be accompanied by a simultaneous transfer of an equivalent portion of the Membership Interest under this Agreement (including and any rights to receive the Contingent Interest associated with such portion) to the same assignee (or participant), (ii) the Senior Lender shall deliver to the Controlling Party an opinion of counsel, which is reasonably satisfactory to the Controlling Party, that such action will not cause the Company to be treated as an association or other entity taxable as a corporation and (iii) each assignee or participant shall be a “qualified purchaser” (as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended). Any assigning Senior Lender shall promptly notify the Controlling Party, the Equity Investor, any other Senior Lender, the Investment Manager, the Collateral Agent, the Administrator and the Company of the name of any such assignee and the date of effectiveness of such assignment. From and after the date of such notice of assignment, the assignee thereunder shall be a party hereto and have the rights and obligations of the assigning Senior Lender under this Agreement (to the extent of the interest so assigned) and the other Transaction Documents, and the assigning Senior Lender shall be released from its obligations under this Agreement (to the extent of the interest so assigned) and, to the extent the entire amount of its Senior Loans have

40

been assigned or transferred, such Senior Lender shall cease to be a Party hereto but shall continue to be entitled to the benefits of Section 11.05.
     (e) At least five Business Days prior to any proposed transfer by the Senior Lender that would result in a transfer of its rights as the Controlling Party, the Senior Lender will notify the holder of the Equity Interest of the proposed transfer, and offer an opportunity for such holder of the Equity Interest to suggest any amendments, supplements or other modifications that such holder of the Equity Interest reasonably believes are necessary to protect the economic interests of such holder of the Equity Interest; provided that the Controlling Party shall be under no obligation to effect or consent to any such amendment, supplement or other modification, and following such notice, the Senior Lender may effect any such transfer in its sole and absolute discretion.
     (f) The Collateral Agent may not assign or otherwise transfer (including through participation) its rights or obligations hereunder; provided that if the Collateral Agent (i) assigns its rights pursuant to the terms of the Security Agreement, it shall assign such rights only together with all of its rights under this Agreement, or (ii) resigns and appoints a successor Collateral Agent pursuant to the terms of the Security Agreement, such successor shall be the successor to the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement, notwithstanding anything in this Agreement to the contrary.
     Section 11.07. Equity Investor’s Last Look Rights. (a) If the Federal Reserve Bank of New York, in its capacity as Senior Lender (in such capacity, the “Assignor”), proposes to assign or otherwise transfer (including through participation) all or any portion of the principal amount of any Senior Loan (in one or a series of transactions) such that, after giving effect to such assignment or transfer, the Assignor will hold less than 50% of the outstanding aggregate principal amount of all Senior Loans (a “Proposed Transfer”), the Assignor shall provide written notice to the Equity Investor of the Proposed Transfer, which notice shall identify the principal amount of the Senior Loans to be assigned or transferred (the “Assigned Amount”), the proposed purchase price thereof (the “Proposed Purchase Price”) and the other terms and conditions of the Proposed Transfer.
     (b) At any time within three Business Days after the date the Equity Investor receives notice of a Proposed Transfer, the Equity Investor shall have the right and option to purchase all (but not less than all) of the Assigned Amount by delivering written notice (the “Last Look Notice”) to the Assignor of its intent to purchase the Assigned Amount at a premium to the proposed purchase price equal to 100.50% of the Proposed Purchase Price (such amount, the “Last Look Purchase Price”).
     (c) If, prior to the end of the three Business Day period referred to in clause (b) of this Section 11.07, the Equity Investor has delivered a Last Look

41

Notice, the Equity Investor shall be obligated to purchase the Assigned Amount by paying to the Assignor the Last Look Purchase Price in immediately available funds on or before the later of (i) ten Business Days after the date upon which the Last Look Notice was delivered by the Equity Investor and (ii) the same date as was proposed for the closing of the Proposed Transfer and, in either case, must otherwise consummate such purchase on the same terms and conditions of the Proposed Transfer. If at the end of such three Business Day period, the Equity Investor has not delivered a Last Look Notice to the Assignor, the Assignor shall be free to consummate the Proposed Transfer pursuant to the terms thereof and all rights and options of the Equity Investor to purchase any Senior Loans pursuant this Section 11.07 shall terminate.
     Section 11.08. Priority. (a) All rights to payment on the Equity Interest hereunder and any amounts owed to the Equity Investor under the other Transaction Documents (collectively, the “Equity Investor Entitlements”) are subordinate and junior in right of payment to all the Obligations owing to the Senior Lender hereunder and under the other Transaction Documents (including in respect of principal and interest on the Senior Loans, but excluding the Contingent Interest payable on the Senior Loans) (collectively, the “Senior Debt”) to the extent and in the manner provided herein and in the Security Agreement.
     (b) Unless and until all Senior Debt and all items above the Equity Interest in the priority of payments set forth in Section 5.02 shall have been paid in full in cash in accordance with its terms, the Company shall not, directly or indirectly, make or agree to make:
     (i) any distribution or payment (in cash or property, by set-off or otherwise), direct or indirect, of or on account of the Equity Investor Entitlements, and no such payment shall be accepted by the Equity Investor;
     (ii) any payment (in cash or property, by set-off or otherwise), direct or indirect, of or on account of the Equity Contribution Amount, and no such payment shall be accepted by the Equity Investor;
     (iii) any payment (in cash or property, by set-off or otherwise), direct or indirect, of or on account of any other Obligations due to the Equity Investor; or
     (iv) any redemption, purchase, prepayment or other acquisition, direct or indirect, or in respect of, the Equity Investor Entitlements, and no such payment shall be accepted by the Equity Investor.
     (c) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency,

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receivership or other statutory or common law proceedings or arrangements, then and in any such event all principal and interest and all other amounts due or to become due upon the Senior Debt and all items above the Equity Interest in the priority of payments set forth in Section 5.02 shall first be paid in full in cash before the Equity Investor shall be entitled to retain any assets so paid or distributed in respect of the Equity Investor Entitlements; and, upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Equity Investor would be entitled, except as otherwise provided herein, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Equity Investor if received by them, to the Collateral Agent for distribution to the Senior Lender, to the extent necessary to pay all Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the Senior Lender, before any payment or distribution is made to the Equity Investor.
     (d) Until the Senior Debt shall have been paid in full in cash, should any payment or distribution be collected or received by the Equity Investor or should the Equity Investor acquire custody, control or possession of any Collateral or the proceeds therefrom other than pursuant to or in accordance with the terms of this Agreement, the Equity Investor shall promptly (but in any event within five Business Days) turn over the same to the Collateral Agent in the form received (except for the endorsement or the assignment of the Equity Investor when necessary) and, until so turned over, the same shall be held in trust by the Equity Investor as the property of the Senior Lender.
     (e) The Equity Investor shall not have any right to demand payment of, or return of, or institute any proceedings in respect of, the Equity Investor Entitlements, or exercise any remedies under this Agreement or any of the Transaction Documents or request or instruct the Controlling Party or the Collateral Agent to exercise any such remedies until the Senior Debt is paid in full in cash.
     (f) The Equity Investor, by acceptance of the benefits of this Agreement and the other Transaction Documents, agrees that it will not hold, take, accept or obtain any Lien upon any of the Collateral to secure the payment and performance of any of the Obligations.
     (g) Until the Senior Debt and the Contingent Interest shall have been paid in full in cash and not before one year and one day has elapsed since such payment or, if longer, the applicable preference period then in effect in any relevant jurisdiction, the Equity Investor agrees that it will not at any time, without the prior written consent of the Controlling Party, (i) commence or institute against the Company or join with or facilitate any other Person in commencing or instituting against the Company, any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, receivership, insolvency or

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liquidation proceedings, or other proceedings under any United States Federal or state, or other jurisdiction, bankruptcy or similar law or statute now or hereafter in effect in connection with any obligations relating to this Agreement or any of the other Transaction Documents or (ii) participate in any assignment for benefit of creditors, compositions, or arrangements with respect to the Company’s debts. The agreements in this Section 11.08(g) shall survive termination of this Agreement and payment in full of the Senior Debt (including the Contingent Interest).
     (h) Application of the foregoing provisions to the Equity Investor Entitlements, the subordination effected thereby and the rights of the Senior Lender shall not be affected by (i) any amendment of or addition or supplement to any Transaction Document or any Senior Debt or any instrument or agreement relating thereto or providing collateral security for any Senior Debt, (ii) any exercise or non-exercise of any right, power or remedy under or in respect of any Transaction Document or any Senior Debt or any instrument or agreement relating thereto, or any release of any collateral securing any Senior Debt, or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay or any other action, inaction or omission in respect of any Transaction Document or any Senior Debt or any instrument or agreement relating thereto or providing collateral security for any Senior Debt; in each case whether or not the Equity Investor shall have had notice or knowledge of any of the foregoing.
     (i) The Equity Investor hereby waives notice of or proof of reliance by the Senior Lender upon the provisions hereof, and the Senior Debt shall conclusively be deemed to have been created, contracted, incurred or maintained in reliance upon the provisions hereof.
     (j) The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the Controlling Party or the Collateral Agent of any of its rights hereunder or under any other Transaction Document in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
     (k) The subordination provisions contained herein are for the benefit of the Senior Lender and its successors and assigns and may not be rescinded or cancelled or modified in any way without the prior written consent of the Controlling Party.
     (l) Notwithstanding anything herein to the contrary, neither the Controlling Party nor the Senior Lender shall have any obligation to take the interests of the Equity Investor into consideration when making decisions concerning the exercise of any rights or remedies as against the Company or in respect of the Collateral.
     Section 11.09. Counterparts. This Agreement may be executed in counterparts (and by different Parties on different counterparts), each of which

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shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     Section 11.10. Severability. If any one or more of the provisions contained in this Agreement or in any other Transaction Document should be held invalid, illegal or unenforceable in any respect to the extent permitted by applicable law, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     Section 11.11. Integration. This Agreement and the other Transaction Documents represent the entire agreement of the Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Senior Lender, the Equity Investor or the Controlling Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.
     Section 11.12. Applicable Law. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 11.13. Jurisdiction; Consent to Service of Process. (a) Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (b) Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New York State or federal court. Each Party hereby irrevocably waives, to the

45

fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each Party to this Agreement irrevocably consents to service of process in the manner and at the address provided for notices in Section 11.02. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.
     Section 11.14. Confidentiality. The Equity Investor agrees to keep confidential all non public information, including the Transaction Documents, and other related documents provided to it by the Company or Administrator, the Collateral Agent, the Escrow Agent, the Investment Manager, the Controlling Party or any other Person pursuant to or in connection with this Agreement or the other Transaction Documents; provided that nothing herein shall prevent the Equity Investor from disclosing any such information (a) to its Related Parties who have a need to know such information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) upon the request or demand of any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Transaction Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) with the consent of the Controlling Party or (f) to the extent such information becomes publicly available other than as a result of a breach of this Section 8.13; provided, further, that prior to any disclosure of information pursuant to clause (b) or (c) of the proviso above, the Equity Investor shall notify the Company and the Controlling Party, if legally permitted to do so, of any proposed disclosure as far in advance of such disclosure as practicable and, upon the Company’s or the Controlling Party’s request, take all reasonable actions to ensure that any information disclosed is accorded confidential treatment, or if such notice to the Company and the Controlling Party is prohibited by law, inform the relevant court, regulatory authority of the Company’s and the Controlling Party’s interest in the disclosed information and request that such court, regulatory authority inform the Company and the Controlling Party of the disclosure.
     Section 11.15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES

46

HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 11.16. Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement and the other Transaction Documents, the obligations of the Company under this Agreement and all other Transaction Documents are solely the obligations of the Company and shall be payable solely to the extent of funds received by and available to the Company in accordance with this Agreement. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Company arising out of or based upon this Agreement or any other Transaction Document against any holder of a Membership Interest, employee, officer or Affiliate thereof and, except as specifically provided herein and in the other Transaction Documents, no recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Company arising out of or based upon this Agreement against the Collateral Agent, the Escrow Agent, the Administrator, the Investment Manager or any holder of the Membership Interests or any equity interests in any Related Party of any thereof; provided that the foregoing shall not relieve any such person or entity from any liability they might otherwise have as a result of willful misconduct, gross negligence or fraudulent actions taken or omissions by them. The provisions of this Section shall survive the termination or expiration of this Agreement and payment in full of all of the Obligations.
     Section 11.17. Certain Tax Matters.  (a) It is the intention of the Parties that for U.S. federal income tax purposes: (i) both the Senior Loan and the Equity Interest shall be treated as equity interests in the Company; (ii) the Company shall be treated as the owner of the Collateral; and (iii) the Company shall be treated as a partnership (and shall not be treated as an association or other entity taxable as a corporation). The terms of this Agreement and the other Transaction Documents shall be interpreted consistently with this intention, and the Parties agree to not take any position for U.S. federal income tax purposes (in a filing or otherwise) contrary to this intention.
     (b) The Parties shall comply with the exception provided in Treasury Regulations section 1.7704-1(h) to prevent interests in the Senior Loan and Equity Interest from being readily tradable on a secondary market or the substantial equivalent thereof.
     Section 11.18. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     Section 11.19. Investment Company Act. Each of the Senior Lender and the Equity Investor represents and warrants that it is a “qualified purchaser” as

47

defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended.
     Section 11.20. Right of Setoff. (a) The Senior Lender and each of its Affiliates is authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Senior Lender or any such Affiliate to or for the credit or the account of the Company against the obligations of the Company hereunder and under the other Transaction Documents, irrespective of whether or not the Senior Lender or any such Affiliate shall have made any demand thereunder and although such obligations may be unmatured.
     (b) For the avoidance of doubt, any provision in a Transaction Document requiring a payment to be made in accordance with Section 5.02 does not, to the extent such payment is to be made to the Senior Lender or any of its Affiliates, preclude any set off by the Senior Lender or such Affiliate pursuant to this Section 11.20.
     (c) The rights of the Senior Lender under this Section 11.20 are in addition to all other rights and remedies (including other rights of set off) that the Senior Lender may have.
     Section 11.21. Role Of Investment Manager And Controlling Party. Each Party hereby accepts the role and powers of the Investment Manager described in this Agreement and the other Transaction Documents and understands that the Investment Manager will be solely the agent of the Controlling Party. In addition, the Controlling Party has ultimate authority with respect to all decisions regarding the management of the Collateral (which it may delegate, in whole or in part, to the Investment Manager or otherwise), including decisions as to when to dispose of Collateral. In exercising such control, the Controlling Party and its agents, including the Investment Manager, shall have no duty to maximize returns on the Collateral or to take into account the interests of the Equity Investor or the Senior Lender or any other Secured Party.
[signature pages follow]

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     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized signatories as of the day and year first above written.

MAIDEN LANE III LLC, as Company
By:	FEDERAL RESERVE BANK OF NEW YORK, as its sole Managing Member

By:	/s/ Sandra C. Krieger
	Name:	Sandra C. Krieger
	Title:	Executive Vice President

FEDERAL RESERVE BANK OF NEW YORK, as Controlling Party
By:	/s/ Sandra C. Krieger
	Name:	Sandra C. Krieger
	Title:	Executive Vice President

FEDERAL RESERVE BANK OF NEW YORK, as Senior Lender
By:	/s/ Susan McLaughlin
	Name:	Susan McLaughlin
	Title:	Vice President Markets

AMERICAN INTERNATIONAL GROUP, INC., as Equity Investor
By:	/s/ Anastasia D. Kelly
	Name:	Anastasia D. Kelly
	Title:	Executive Vice President and General Counsel

THE BANK OF NEW YORK MELLON, as Collateral Agent
By:	/s/ Douglas J. Magnolia
	Name:	Douglas J. Magnolia
	Title:	Managing Director

Exhibit A to
Master Investment and Credit Agreement
FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT
dated as of November 25, 2008
among
MAIDEN LANE III LLC,
as Borrower
FEDERAL RESERVE BANK OF NEW YORK,
as Senior Lender,
FEDERAL RESERVE BANK OF NEW YORK,
as Controlling Party,
and
THE BANK OF NEW YORK MELLON,
as Collateral Agent

Schedule A	Approved Sub-Custodians

Exhibit A	Form of Collateral Account Control Agreement

Exhibit B	Form of Escrow Account Control Agreement

SECURITY AGREEMENT
     This SECURITY AGREEMENT dated as of November 25, 2008 (this “Agreement”) among MAIDEN LANE III LLC, a Delaware limited liability company (the “Borrower”), FEDERAL RESERVE BANK OF NEW YORK, as Senior Lender and Controlling Party and THE BANK OF NEW YORK MELLON, as collateral agent for the Secured Parties hereinafter referred to (in such capacity, together with its successors in such capacity, the “Collateral Agent”).
     WHEREAS, concurrently with the execution and delivery of this Agreement, the Equity Investor, the Borrower, the Senior Lender, the Controlling Party and the Collateral Agent are entering into the Master Investment and Credit Agreement dated as of the date hereof (the “Master Investment and Credit Agreement”) pursuant to which the Senior Lender has agreed to make the Senior Loans to the Borrower thereunder upon the terms and subject to the conditions set forth therein; and
     WHEREAS, it is a condition precedent to the obligation of the Senior Lender to make the Senior Loans to the Borrower under the Master Investment and Credit Agreement that the Borrower shall have executed and delivered this Agreement; and
     WHEREAS, contemporaneously herewith the Borrower, the Collateral Agent and the Securities Intermediary are executing and delivering the Collateral Account Control Agreement; and
     WHEREAS, contemporaneously herewith the Borrower, the Collateral Agent, the Escrow Agent and the Securities Intermediary are executing and delivering the Escrow Account Control Agreement; and
     WHEREAS, the Borrower and the Secured Parties agree that the Collateral Agent shall administer the Collateral, and the Collateral Agent is willing to so administer the Collateral, pursuant to the terms and conditions set forth herein;
     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
     SECTION 1. Definitions.
     (a) Terms Defined in Master Investment and Credit Agreement. Terms defined in the Master Investment and Credit Agreement and not otherwise defined in this Section have, as used herein, the respective meanings provided for therein.

The rules of construction specified in Section 1.02 of the Master Investment and Credit Agreement also apply to this Agreement.
     (b) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC Section
Account	9-102
Authenticate	9-102
Chattel Paper	9-102
Deposit Account	9-102
Document	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Financial Asset General Intangibles	8-102 & 8-103 9-102
Instrument	9-102
Investment Property	9-102
Letter-of-Credit Right	9-102
Proceeds	9-102
Registered Organization	9-102
Security	8-102
Securities Account	8-501
Security Entitlement	8-102
Supporting Obligation	9-102
     (c) Additional Definitions. The following additional terms, as used herein, have the following meanings:
     “Collateral” has the meaning set forth in Section 2(a) hereof.
     “Collateral Accounts” means the USD account, account number 630156, maintained by the Borrower with the Securities Intermediary, including the Expense Reimbursement Sub-Account, the Investment Reserve Sub-Account and all other accounts and sub-accounts established thereunder for the purpose of holding property pursuant to this Agreement.
     “Collateral Account Control Agreement” means a Collateral Account Control Agreement substantially in the form of Exhibit A (with any changes that the Controlling Party shall have approved) among the Securities Intermediary, the Borrower and the Collateral Agent.
     “Control” has the meaning specified in UCC Section 8-106, 9-104, 9-105, 9-106 or 9-107, as may be applicable to the relevant Collateral.

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     “Counterparty” has the meaning set forth in the Administration Agreement.
     “Escrow Account” has the meaning set forth in the Administration Agreement.
     “Escrow Account Control Agreement” means an Escrow Account Control Agreement substantially in the form of Exhibit B (with any changes that the Controlling Party shall have approved) among the Escrow Agent, the Securities Intermediary, the Borrower and the Collateral Agent.
     “Expense Reimbursement Sub-Account” means such sub-account of the Collateral Accounts holding cash and Permitted Investments that may be used at any time and from time to time to pay or record expenses pursuant to Section 5(d).
     “Fees” means (a) the management fees of the Investment Manager under the Investment Management Agreement and (b) the fees of the Collateral Agent, the Escrow Agent and the Administrator under the Fee Letter.
     “Forward Closing Date” has the meaning set forth in the Administration Agreement.
     “Investment Reserve Sub-Account” means such sub-account of the Collateral Accounts holding cash and Permitted Investments that may be used at any time and from time to time to pay or record the purchase price for any Permitted CDO Liquidation Purchase.
     “Notice Date” has the meaning set forth in the Administration Agreement.
     “Officer’s Certificate” means, with respect to any entity, a certificate signed by the Chairman, the Vice Chairman, the President, any Vice President, any Assistant Vice President, the Treasurer, any Assistant Treasurer or any other duly authorized signatory of such entity.
     “Party” means a party to this Agreement.
     “Payment Calculation Report” means the report prepared by the Administrator pursuant to Section 2.01(a)(iii) of the Administration Agreement.
     “Permitted CDO Liquidation Purchase” means a purchase by the Borrower of all or a portion of the collateral securing a CDO Issue in connection with the liquidation of such collateral pursuant to the terms of the Underlying Instruments relating to such CDO Issue.
     “Permitted Investments” means such investments as permitted pursuant to Proper Instructions.

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     “Proper Instructions” has the meaning set forth in Section 7(a)(iv).
     “Records” has the meaning set forth in Section 29.
     “Secured Obligations” means the Borrower’s obligations to the Senior Lender, the Collateral Agent, the Administrator, the Escrow Agent, the Securities Intermediary, any counterparty to a Permitted Hedging Transaction and the Controlling Party and its agents (including the Investment Manager) under each Transaction Document and the Investment Management Agreement, including the Obligations.
     “Secured Parties” means the holders from time to time of the Secured Obligations.
     “Securities Intermediary” means The Bank of New York Mellon, in its capacity as securities intermediary (within the meaning of UCC Section 8-102(a)(14)) in respect of the Collateral Accounts.
     “Security Interest” means the security interest in the Collateral granted hereunder.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of the Security Interest on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.
     “Underlying Instruments” means, for any CDO Issue, the “Underlying Instruments” for such CDO Issue as defined in the applicable Forward Purchase Agreement.
     (d) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the

6

words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     SECTION 2. Security Interest.
     (a) In order to secure the Secured Obligations, the Borrower hereby grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all of the following property of the Borrower whether now owned or existing or hereafter acquired or arising and regardless of where located (the “Collateral”):
     (i) all right, title and interest of the Borrower in all Securities Accounts including, without limitation, the Collateral Accounts and the Escrow Account, and for each such Securities Account, all Financial Assets held therein or credited thereto (including all cash, Instruments, Investment Property and all the other assets comprising each CDO Issue) and all Security Entitlements in respect thereof, and all rights of the Borrower in respect of the foregoing;
     (ii) all Accounts;
     (iii) all Chattel Paper;
     (iv) all cash and Deposit Accounts;
     (v) all Documents;
     (vi) all General Intangibles;
     (vii) all Instruments;
     (viii) all Investment Property;
     (ix) all Letter-of-Credit Rights;
     (x) all books and records of the Borrower pertaining to any of its Collateral; and
     (xi) all Proceeds of the Collateral described in the foregoing clauses (i) through (x);
     (b) With respect to each right to payment or performance included in the Collateral from time to time, the Security Interest granted therein includes a

7

continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.
     (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.
     SECTION 3. Representations, Warranties and Covenants of the Borrower. The Borrower represents and warrants to the Collateral Agent and the Secured Parties as of the date hereof, and covenants with the Collateral Agent and the Secured Parties, as follows:
     (a) The Borrower is a Registered Organization validly existing and in good standing under the laws of the State of Delaware. The Borrower’s exact legal name is correctly set forth on the signature page hereof. The Borrower will provide the Collateral Agent with at least 60 days’ prior written notice of any change in the Borrower’s name, form, jurisdiction of organization, organizational identification number, federal tax identification number, mailing address or the address of its registered office from that provided to the Collateral Agent on the Closing Date.
     (b) The Borrower has good and marketable title to all of the Collateral, free and clear of any adverse claim (as defined in Article 8 of the UCC), other than the Security Interest (and, with respect to the Escrow Account, Counterparty’s rights prior to the relevant Forward Closing Date as set forth in the Administration Agreement). The Borrower has not performed any acts that might prevent the Collateral Agent from enforcing any of the provisions of this Agreement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral except for the Security Interest. After the date of this Agreement, no Collateral will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than the Security Interest.
     (c) The Security Interest on all Collateral owned by the Borrower (i) has been validly created, (ii) will attach to each item of such Collateral on the Closing Date (or, if the Borrower first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations.
     (d) The Collateral Accounts are Securities Accounts. Subject to the execution of the Collateral Account Control Agreement by the parties thereto, and subject to the representations and warranties made by the Securities Intermediary thereunder, and so long as the Financial Asset underlying any Security Entitlement owned by the Borrower is credited to the Collateral Accounts, (i) the

8

Security Interest in such Security Entitlement will be perfected, subject to no prior Liens or rights of others, (ii) the Collateral Agent will have Control of such Security Entitlement and (iii) no action based on an “adverse claim” (as defined in Article 8 of the UCC) to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Collateral Agent or any other Secured Party.
     (e) When a UCC financing statement describing the Collateral as “all personal property” has been filed in the State of Delaware, the Security Interest will constitute a perfected security interest in the Collateral to the extent that a security interest therein may be perfected by filing a financing statement pursuant to the Delaware UCC, prior to all Liens and rights of others therein. Except for the filing of such UCC financing statement, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or the Collateral Account Control Agreement or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Security Interest or for the enforcement of the Security Interest.
     (f) The Borrower will promptly give to the Collateral Agent copies of any notices and other communications received by it with respect to Security Entitlements as to which the Borrower is the Entitlement Holder.
     (g) If and so long as the Collateral includes any Security Entitlement in respect of a Financial Asset issued by a legal entity organized or incorporated under the laws of a jurisdiction outside the United States of America, the Borrower will take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Security Interest ranks prior to all Liens and rights of others therein.
     (h) The Borrower will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filing of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to (i) create, preserve, perfect, confirm or validate the Security Interest, (ii) cause the Collateral Agent to have Control of any item of Collateral (if applicable), (iii) enable the Collateral Agent or the other Secured Parties to obtain the full benefits of the Security Documents or (iv) enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to the Collateral. The Borrower authorizes the Collateral Agent to execute and file such financing statements or continuation statements in such jurisdictions with such descriptions of collateral (including “all assets” or “all personal property” or other words to that effect) and other information set forth therein as the Collateral Agent may deem necessary or desirable for the purposes set forth in the preceding sentence. The Borrower also ratifies its authorization for the Collateral Agent to

9

file in any such jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
     (i) The Borrower will, promptly upon request, provide to the Collateral Agent all information and evidence concerning the Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of this Agreement.
     (j) Promptly following a request from the Collateral Agent or the Controlling Party to do so, and at the Borrower’s own expense, the Borrower agrees (i) to take all such lawful action as the Collateral Agent or the Controlling Party may request to compel or secure the performance and observance by any obligor of its obligations to the Borrower under or in connection with (A) agreements or instruments pursuant to which any Collateral is issued in accordance with the terms thereof (provided that such action is not inconsistent with or in violation of any of the Borrower’s obligations under such agreements or instruments) and (B) any Transaction Document in accordance with the terms thereof (provided that such action is not inconsistent with or in violation of any of the Borrower’s obligations under such Transaction Documents) and (ii) to exercise any and all rights, remedies, powers and privileges lawfully available to the Borrower, as owner of the Collateral, under or in connection with such agreements or instruments, or under or in connection with any Transaction Document, in each case to the extent and in the manner directed by the Collateral Agent or by the Controlling Party, including the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by any such Person of its obligations thereunder. The Borrower further agrees that it will not (A) exercise any right, remedy, power or privilege available to it under or in connection with the agreements or instruments pursuant to which any Collateral is issued or under or in connection with any Transaction Document, (B) take any action to compel or secure performance or observance by any Person of its obligations to the Borrower as holder of the Collateral under or in connection with such agreements or instruments or under or in connection with any Transaction Document or (C) give any consent, request, notice, direction, approval, extension or waiver to any Person under the agreements or instruments pursuant to which any Collateral is issued or under any Transaction Document, in each case not required to be exercised, taken, observed or given by the Borrower pursuant to the terms thereof unless, in each case, it has obtained the prior written consent of the Controlling Party and such action is not inconsistent with or in violation of any of the Borrower’s obligations under such agreements, instruments or Transaction Documents, as the case may be.
     (k) The Borrower owns no assets other than the Collateral.
     (l) The Borrower is a “qualified purchaser” as such term is defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended.
     SECTION 4. Administration of Collateral.

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     (a) The Collateral Agent shall at all times have all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to the Collateral. In addition, the Collateral Agent shall, upon Proper Instructions from the Controlling Party, and whether or not an Event of Default has occurred, sell, lease, license or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, any Secured Party or the Equity Investor may be the purchaser of any or all of the Collateral at any such sale and (with the consent of the Collateral Agent, which may be withheld in its discretion absent direction from the Controlling Party) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all of any part of its Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Borrower or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, the Borrower hereby waives any claim against the Collateral Agent arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Collateral Agent may, with the consent of the Controlling Party, disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.
     (b) If the Collateral Agent sells any of the Collateral upon credit, the Borrower will be credited only with payment actually made by the purchaser,

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received by the Collateral Agent and applied in accordance with Section 5(b) hereof. If the purchaser fails to pay for the Collateral, the Collateral Agent may resell the same, subject to the same rights and duties set forth herein.
     (c) Notice of any such sale or other disposition shall be given by the Collateral Agent to the Borrower and Equity Investor as required by Section 9 hereof.
     (d) Any and all interest and other cash and non-cash distributions in respect of any Collateral, any and all payments received upon disposition of any Collateral and any and all other Proceeds of any Collateral shall be paid directly to, and shall be received and held in, the Collateral Accounts. If any Proceeds of the Collateral are received by the Borrower otherwise than in the Collateral Accounts, such Proceeds shall be so received in trust for the Collateral Agent, shall be segregated from other funds and property of the Borrower and shall be forthwith delivered to the Securities Intermediary for deposit in the Collateral Accounts in the same form as received, with any necessary endorsements.
     SECTION 5. Collateral Accounts, Escrow Account and Application of Proceeds.
     (a) Collateral Accounts. The Collateral Agent shall have Control over the Collateral Accounts. The Borrower will make no transfers or withdrawals from the Collateral Accounts without the prior written consent of the Collateral Agent. The Borrower, the Collateral Agent and the Securities Intermediary shall always be party to the Collateral Account Control Agreement. The Collateral Accounts may be further sub-divided into sub-accounts. Funds on deposit in the Collateral Accounts shall be invested, applied or distributed in the manner set forth in this Section.
     (b) Application of Proceeds. All amounts available in the Collateral Accounts shall be distributed by the Collateral Agent on each Payment Date in accordance with Section 5.02 of the Master Investment and Credit Agreement, subject to clauses (c) and (d) of this Section and Section 11.20 of the Master Investment and Credit Agreement.
     (c) Investment Reserve Sub-Account. In accordance with a Proper Instruction, and subject to Section 5(d) below, the Collateral Agent shall, from time to time, credit any proceeds from the Collateral promptly upon receipt of such proceeds to the Investment Reserve Sub-Account (up to the maximum amount set forth in Section 5.02 of the Master Investment and Credit Agreement (or such other amount as may be specified by the Controlling Party pursuant to a Proper Instruction)). Amounts available in the Investment Reserve Sub-Account shall be distributed by the Collateral Agent, at any time and from time to time pursuant to Proper Instructions from the Controlling Party or its designee, for use in connection with Permitted CDO Liquidation Purchases, or as otherwise directed by the Controlling Party.

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     (d) Expense Reimbursement Sub-Account. During the period from the Closing Date until the first Payment Date, the Collateral Agent shall, from time to time, credit any proceeds from the Collateral promptly upon receipt of such proceeds to the Expense Reimbursement Sub-Account (up to the maximum amount set forth in Section 5.02 of the Master Investment and Credit Agreement (or such other amount as may be specified by the Controlling Party pursuant to a Proper Instruction)) in priority to the crediting of any such proceeds to the Investment Reserve Sub-Account as provided for in Section 5(c) above. Amounts available in the Expense Reimbursement Sub-Account shall be distributed by the Collateral Agent, at any time and from time to time pursuant to Proper Instructions from the Controlling Party or its designee, (i) to pay investment execution expenses incurred by the Investment Manager in connection with investments made on behalf of the Borrower, including third party commissions, (ii) to reimburse the Securities Intermediary for any monies improperly credited to the Collateral Accounts or in connection with failed trades, foreign exchange, assumed settlements, returned funds, bounced checks, other account overdrafts or advances of cash or securities pursuant to the Collateral Account Control Agreement and (iii) other expenses incurred by, or in the name of, the Borrower that are due and payable between Payment Dates; provided that the Expense Reimbursement Sub-Account will not be used to pay Costs and Expenses (other than any Costs and Expenses referred to above).
     (e) Notice of Adverse Claims. The Collateral Agent shall give the Borrower, the Investment Manager, the Senior Lender and the Controlling Party prompt notice if the Collateral Agent receives notice or becomes aware that the Collateral Accounts or any Financial Assets held therein or credited thereto or any Securities Entitlement in respect thereof become subject to any writ, order, judgment, warrant of attachment, execution or similar process.
     (f) Permitted Investments of Funds in the Collateral Accounts. Any funds held in the Collateral Accounts shall be invested, and the proceeds of investments shall be reinvested, by the Collateral Agent in Permitted Investments in accordance with Proper Instructions from the Controlling Party or its designee. The Collateral Agent shall not be responsible or liable for any loss resulting from the investment performance of an investment or reinvestment of funds held in the Collateral Accounts and shall not be responsible for giving any investment advice. In the absence of any Proper Instruction from the Controlling Party or its designee, the Collateral Agent shall be under no obligation or duty to invest (or pay interest on) funds held in the Collateral Accounts.
     (g) Statement of Account. The Collateral Agent from time to time shall provide the Borrower, the Investment Manager and any Lender upon written request with statements of account relative to the Collateral Accounts in accordance with the Collateral Agent’s customary practices; provided that, to the extent that the information contained in such statements of account is supplied by an institution or institutions other than the Collateral Agent, the Collateral Agent shall not be responsible for the correctness or accuracy of the information

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received by it except to the extent that such information is manifestly incorrect and/or is not provided to the Collateral Agent by the time specified in this Agreement or in the other Transaction Documents and/or where relevant, is not substantially in the form set out in the relevant Transaction Document. If such information is not provided to the Collateral Agent by the time specified in this Agreement or in the other Transaction Documents and, where relevant, in the form set out in the relevant Transaction Document, or if such information is manifestly incorrect, the Collateral Agent shall use reasonable efforts to make the necessary calculations and shall incur no liability hereunder for any consequence resulting from making such calculations other than as a result of its bad faith, willful misconduct, fraudulent actions or gross negligence.
     (h) Instructions for Payment. Any Officer’s Certificate and Proper Instruction given to the Collateral Agent for payment out of the Collateral Accounts pursuant to this Agreement, including the Payment Calculation Report, shall set forth on the face thereof the specific amounts of the allocations, payments, amounts, deposits, transfers or withdrawals addressed therein and such other information as shall be sufficient to enable the Collateral Agent to carry out the instruction and take the related actions in accordance with this Agreement. The Collateral Agent shall promptly comply with any such Proper Instruction made in accordance with the provisions of this Agreement.
     (i) Escrow Account. Unless and until otherwise directed by the Collateral Agent pursuant to the Escrow Account Control Agreement, the Escrow Agent shall have Control over the Escrow Account. No transfers or withdrawals will be made from the Escrow Account except in accordance with the Administration Agreement. The Borrower, the Collateral Agent, the Escrow Agent and the Securities Intermediary shall always be party to the Escrow Account Control Agreement. The Escrow Account may be further sub-divided into sub-accounts. Funds on deposit in the Escrow Account shall be invested, applied or distributed in the manner set forth in Article 3 to the Administration Agreement.
     SECTION 6. Certain Agreements Among Secured Parties.
     (a) Priorities; Additional Collateral. Each Secured Party by acceptance of the benefits of this Agreement and the other Transaction Documents agrees that such Secured Party will not hold, take, accept or obtain any Lien upon any of the Collateral to secure the payment and performance of the Secured Obligations, except the Security Interest.
     (b) Turnover of Collateral. If a Secured Party acquires custody, control or possession of any Collateral or the proceeds therefrom other than pursuant to the terms of this Agreement, such Secured Party shall promptly (but in any event within five Business Days) cause such Collateral or proceeds to be delivered to the Collateral Agent in accordance with the provisions of this Agreement. Until such time as such Secured Party shall have complied with the provisions of the

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immediately preceding sentence, such Secured Party shall be deemed to hold such Collateral and proceeds in trust for the benefit of the Collateral Agent and the other Secured Parties.
     (c) Cooperation of Secured Parties. Each Secured Party will cooperate with the Collateral Agent and with each other Secured Party in the enforcement of the Security Interest in the Collateral and otherwise in order to accomplish the purposes of this Agreement and the Security Documents.
     (d) Limitation upon Certain Independent Actions by Secured Parties. No Secured Party shall have any right to institute any action or proceeding to enforce any term or provision of the Security Documents or to enforce any of its rights in respect of the Collateral or to exercise any other remedy pursuant to the Security Documents or at law or in equity for the purpose of realizing on the Collateral, or by reason of jeopardy of any Collateral, or for the execution of any trust or power hereunder (collectively, the “Specified Actions”), unless the Controlling Party shall have delivered Proper Instructions to the Collateral Agent and the Collateral Agent shall have failed to act in accordance with such instructions within two Business Days thereafter. In such case but not otherwise, the Controlling Party may act on behalf of the Secured Parties and shall be entitled to commence proceedings in any court of competent jurisdiction or to take any other Specified Actions as the Collateral Agent might have taken pursuant to this Agreement or the Security Documents. The Borrower acknowledges and agrees that should the Controlling Party act in accordance with this provision, the Controlling Party will have all the rights, remedies, benefits and powers as are granted to the Collateral Agent pursuant this Agreement and the other Security Documents.
     (e) No Challenges. In no event shall any Secured Party take any action to challenge, contest or dispute the validity, extent, enforceability or priority of the Security Interest hereunder or under any other Security Document with respect to any of the Collateral, or that would have the effect of invalidating the Security Interest or support any Person who takes any such action. Each of the Secured Parties agrees that it will not take any action to challenge, contest or dispute the validity, enforceability or secured status of any other Secured Party’s claims against the Borrower (other than any such claim resulting from a breach of this Agreement by a Secured Party, or any challenge, contest or dispute alleging arithmetical error in the determination of a claim), or that would have the effect of invalidating any such claim, or support any Person who takes any such action.
     SECTION 7. The Collateral Agent.
     (a) Employment of Collateral Agent and Property to be Held.
     (i) Each Secured Party hereby appoints the Collateral Agent as an agent, and custodian of assets, of the Borrower and authorizes the Collateral Agent (A) to sign and deliver the Security Documents as

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Collateral Agent and (B) to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Transaction Documents, together with such actions and powers as are reasonably incidental thereto.
     (ii) The Collateral Agent may from time to time employ one or more sub-custodians. The Collateral Agent may employ as sub-custodians for the Borrower’s securities and other assets located in foreign jurisdictions the foreign banking institutions and foreign securities depositories designated in Schedule A hereto (as amended by the Collateral Agent from time to time with prior written approval from the Controlling Party, and delivery to the Borrower, the Controlling Party and the Investment Manager of an updated Schedule A) as sub-custodians permitted pursuant to this clause (“Approved Sub-Custodian”). The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent; provided that the Collateral Agent shall remain responsible for the performance of such duties and exercise of such rights and powers.
     (iii) Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, the Controlling Party shall deliver to the Collateral Agent, duly certified by a Responsible Officer of the Controlling Party, a certificate setting forth the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Controlling Party. Such certificate may be accepted and relied upon by the Collateral Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Collateral Agent of a similar certificate to the contrary.
     (iv) “Proper Instructions,” as such term is used throughout this Agreement, means a writing signed by the Controlling Party or by one or more person or persons as the Controlling Party shall have from time to time authorized to give instructions to the Collateral Agent. Proper Instructions may be standing instructions. Each such writing shall set forth the specific transaction or type of transaction involved and any appropriate procedures to be followed. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices in accordance with security procedures agreed to by the Controlling Party in any such writing.
     (b) Limited Duties and Responsibilities. The Collateral Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Transaction Documents to which it is a party. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, implied covenants or implied obligations

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pursuant to this Agreement or any other Transaction Document, regardless of whether an Event of Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary duties and powers expressly contemplated by the Transaction Documents that the Collateral Agent is required to exercise by Proper Instructions and (iii) except as expressly set forth in the Transaction Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Borrower that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity other than its Administrator or Escrow Agent capacity. The Collateral Agent shall not be liable for (A) any action taken or not taken in accordance with Proper Instructions or (B) any action taken or not taken by it with the consent or at the request of the Controlling Party or in accordance with this Agreement or any of the Transaction Documents or in the absence of its own bad faith, willful misconduct, fraudulent actions or gross negligence. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Borrower, the Investment Manager or the Controlling Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Transaction Document, the contents of any certificate, report or other document delivered thereunder or in connection therewith or (B) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Transaction Document, the validity, enforceability, effectiveness or genuineness of any Transaction Document or any other agreement, instrument or document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of the Security Interest, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents, absent its own bad faith, willful misconduct, fraudulent actions or gross negligence.
     (c) Duties of the Collateral Agent with Respect to Property of the Borrower.
     (i) The Collateral Agent shall hold and segregate for the account of the Borrower all non-cash property to be held by it, including all securities owned by the Borrower, other than securities which are maintained in (A) a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a “U.S. Securities System”) or (B) a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside the United States (each, a “Foreign Securities System”) either through arrangements implemented by the Collateral Agent or by foreign banking

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institutions serving as sub-custodians pursuant to the terms hereof (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the “Securities Systems”).
     (ii) Delivery of Securities. The Collateral Agent shall release and deliver securities owned by the Borrower held by the Collateral Agent, in a Securities System account of the Collateral Agent or appoint Approved Sub-Custodians, as applicable, only upon receipt of Proper Instructions from the Controlling Party, which may be continuing instructions when deemed appropriate by the parties, and:
     (A) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Collateral Agent;
     (B) To the issuer thereof, or its agent, for transfer into the name of the Borrower or into the name of any nominee or nominees of the Collateral Agent or into the name or nominee name of any agent appointed pursuant to Section 7(c)(iii) or into the name or nominee name of any sub-custodian appointed; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Collateral Agent;
     (C) For any other purpose, but only upon receipt of Proper Instructions specifying the securities to be delivered and the person(s) to whom delivery of such securities shall be made.
     (iii) “Financial Assets” Election. The Collateral Agent and the Borrower agree that each item of property (whether investment property, financial asset, security, instrument, cash or other property) credited to the Collateral Accounts shall be treated as a “financial asset” within the meaning of Sections 8 102(a)(9) and 8 103 of the UCC.
     (iv) Registration of Securities. All securities accepted by the Collateral Agent on behalf of the Borrower under the terms of this Agreement shall be in “street name” or other good delivery form. If, however, the Borrower (or the Controlling Party) directs the Collateral Agent to maintain securities in “street name”, the Collateral Agent shall utilize its best efforts only to timely collect income due the Borrower on such securities and to notify the Borrower, the Controlling Party, the Equity Investor and the Investment Manager on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers. The Borrower and Collateral Agent shall cooperate to cause (i) Securities in certificated form held by the

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Collateral Agent to be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Controlling Party and (ii) securities that are “uncertificated securities” (as defined in Section 8-102 of the UCC) that are not registered in the name of the Collateral Agent to be subject to a control agreement whereby the issuer of the uncertificated securities agrees to comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Collateral Agent and relating to such securities without further consent by the Borrower or any other person.
     (v) Bank Accounts. The Collateral Agent shall open and maintain a separate bank account or accounts in the United States as indicated by the Security Documents in the name of the Borrower, subject only to draft or order by the Collateral Agent acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Borrower. Funds held by the Collateral Agent for the Borrower may be deposited by it to its credit as Collateral Agent in the banking department of the Collateral Agent or in such other banks or trust companies as it may in its discretion deem necessary or desirable. Such funds shall be deposited by the Collateral Agent in its capacity as Collateral Agent and shall be withdrawable by the Collateral Agent only in that capacity. Any such bank account shall, absent a Proper Instruction to the contrary, be held as a sub-account of the Collateral Accounts.
     (vi) Collection of Income. The Collateral Agent shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Borrower shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Collateral Agent or its agent thereof and shall credit such income, as collected, to the Collateral Accounts. Such amounts shall be invested pending application thereof in accordance with Section 5 as directed under a Proper Instruction. Without limiting the generality of the foregoing, the Collateral Agent shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.
     (vii) Payment of Borrower Monies. Upon receipt of Proper Instructions, which may be continuing instructions if so specified in such Proper Instructions, the Collateral Agent shall pay out monies of the Borrower in accordance with Section 5 hereof (except for Permitted Investments).

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     (viii) Deposit of Borrower Assets in Securities Systems. The Collateral Agent may deposit and/or maintain securities owned by the Borrower in a Securities System in accordance with applicable Board and Securities and Exchange Commission rules and regulations, if any, and to the extent applicable hereto.
     (ix) Ownership Certificates for Tax Purposes. The Collateral Agent shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Borrower held by it and in connection with transfers of such securities.
     (x) Communications Relating to Borrower Securities. The Collateral Agent shall transmit promptly to the Borrower (with a copy to the Controlling Party, the Equity Investor and the Investment Manager) all written information and communications (including, without limitation, pendency of calls, solicitations for amendments, modifications, consents, waivers and maturities of securities) received by the Collateral Agent from issuers of the securities being held for the Borrower and shall, in accordance with Proper Instructions, transmit promptly to such issuers instructions, directions and notes relating to such securities.
     (xi) Reports to the Borrower, Equity Investor, Controlling Party and Investment Manager by Independent Public Accountants. The Collateral Agent shall provide the Borrower, the Equity Investor, the Controlling Party and the Investment Manager at such times as the Borrower, the Equity Investor, the Controlling Party or the Investment Manager may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Collateral Agent under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Borrower (or the Equity Investor, Controlling Party or the Investment Manager) to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.
     (d) Duties of the Collateral Agent with Respect to Property of the Borrower to be Held Outside of the United States. The Collateral Agent shall use commercially reasonable efforts to require that each agreement with a foreign banking institution employed as an Approved Sub-Custodian shall provide that: the Borrower’s assets will not be subject to any right, charge, security interest, Lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration or, in the case of cash deposits, Liens or rights in favor of creditors of the foreign banking institution arising under bankruptcy, insolvency or similar

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laws; beneficial ownership of the Borrower’s assets will be freely transferable without the payment of money or value other than for custody or administration; adequate records will be maintained identifying the assets as belonging to the Borrower; officers of or auditors employed by, or other representatives of the Borrower, the Controlling Party, the Investment Manager, the Administrator and the Collateral Agent, including to the extent permitted under applicable law the independent public accountants for the Borrower, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Collateral Agent; and assets of the Borrower held by the foreign sub-custodian will be subject only to the instructions of the Collateral Agent or its agents.
     (e) Evidence of Authority. Absent bad faith, willful misconduct, fraudulent actions or gross negligence, the Collateral Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent may receive and accept a certificate of a Responsible Officer of the Controlling Party as conclusive evidence of the authority of any person to act in accordance with such certificate or of a Responsible Officer of the Managing Member as conclusive evidence of any determination or of any action by the Managing Member pursuant to the LLC Operating Agreement as described in such certificate, and such certificate may be considered as in full force and effect until receipt by the Collateral Agent of written notice to the contrary. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in reasonable reliance upon the advice of any such counsel, accountants or experts.
     (f) Duties of Collateral Agent with Respect to the Books of Account and Calculation of Net Asset Value and Net Income. The Collateral Agent shall cooperate with and supply necessary information to the entity or entities appointed by the Borrower or the Administrator to keep the books of account of the Borrower and/or compute the net asset value per membership interest of the Borrower of the outstanding membership interests of the Borrower or, if directed in writing to do so by the Borrower (or the Controlling Party), shall itself keep such books of account and/or compute such net asset value per membership interest of the Borrower.
     (g) Other Custody Services. The Collateral Agent shall provide such other services customarily provided by a collateral agent in connection with a collateralized debt obligation transaction as specifically requested by Proper Instructions.
     (h) Information as to Secured Obligations. For all purposes of the Security Documents, including determining the aggregate amount of Secured Obligations or the amount of Secured Obligations owed to the Senior Lender or

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any other Secured Party, the Collateral Agent will be entitled to rely on information from the Controlling Party or its own records (or such party as the Controlling Party may direct in a Proper Instruction).
     (i) Resignation; Successor Collateral Agent. The Controlling Party or Collateral Agent may terminate this Agreement for any reason upon not less than 30 days’ prior written notice to each other party hereto; provided that no termination of this Agreement by the Collateral Agent shall be effective until the Controlling Party shall have consented to the appointment of a successor Collateral Agent for the Secured Parties. If the Controlling Party shall fail to appoint such successor within 90 days after notice of termination from the Collateral Agent, then the Collateral Agent may petition any court of competent jurisdiction for the appointment of such successor at the sole cost and expense of the Borrower. The indemnity provided to the Collateral Agent under Section 12 shall survive its resignation under this Agreement with respect to any indemnified liabilities to the extent incurred or arising, or relating to events occurring, before such termination. Upon acceptance in writing of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be, upon transfer of the Collateral Accounts and possession of all Collateral in its control to such successor, discharged from its duties and obligations hereunder. As of the termination date, all fees and reimbursement expenses shall be paid to the Collateral Agent in accordance with Section 5.02 of the Master Investment and Credit Agreement on the next succeeding Payment Date. The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. After the Collateral Agent’s resignation hereunder, the provisions of this clause shall continue in effect for the benefit of such retiring Collateral Agent, its Approved Sub-Custodians and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.
     (j) Authority to Administer Collateral. Without derogation of the Collateral Agent’s duties under this Section, as further security for the Secured Obligations, the Borrower hereby appoints the Collateral Agent as its true and lawful attorney, with full power of substitution, in the name of the Borrower, the Collateral Agent or otherwise, for the sole use and benefit of the Collateral Agent, but at the expense of the Borrower, to the extent permitted by law, for the purpose of taking such action and executing agreements, instruments and other documents, in the name of the Borrower, as expressly provided herein and as the Collateral Agent or the Controlling Party may deem necessary or advisable to accomplish the purposes hereof, including to exercise, at any time and from time to time, all or any of the following powers with respect to all or any of the Collateral:
     (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

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     (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,
     (iii) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and
     (iv) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;
provided that, except in the case of Collateral that threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the Controlling Party and the Borrower at least ten days prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (x) contain the information specified in UCC Section 9-613, (y) be Authenticated and (z) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided further that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC; provided further that in taking, or refusing to take, any action pursuant to this clause, the Collateral Agent shall not take any action contrary to any Proper Instruction.
     SECTION 8. Waivers; Amendment.
     (a) No failure or delay of the Collateral Agent or any other Party in exercising any power or right hereunder or under any other Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies hereunder and under the other Security Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or any other Security Document or consent to any departure by the Collateral Agent or any other Party shall in any event be effective unless the same shall be by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Collateral Agent in any case shall entitle the Collateral Agent to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except in accordance with the provisions of Section 11.01 of the Master Investment and Credit Agreement; provided that without the consent of the Collateral Agent, no modification, supplement or waiver of the Agreement may modify the terms of Section 7 or any other term or provision that

23

materially and adversely affects the rights, immunity, indemnity, duties, obligations liabilities or protection of the Collateral Agent hereunder.
Any such amendment, supplement, modification or waiver shall be binding upon the Collateral Agent, each other Secured Party and the Borrower. Any purported amendment, waiver, supplement or modification not complying with the terms of this Section shall be null and void.
     SECTION 9. Notices. Each notice, request or other communication given to any Party hereunder shall be given in accordance with Section 11.02 of the Master Investment and Credit Agreement and the notice information set forth in Schedule 11.02 of the Master Investment and Credit Agreement.
     SECTION 10. Binding Effect. This Agreement shall become effective when a counterpart hereof shall have been executed by each of the Parties and delivered to the Controlling Party.
     SECTION 11. Survival of Agreement. All covenants, agreements, representations and warranties made by the Collateral Agent herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Transaction Document shall be considered to have been relied upon by each other Secured Party and shall survive the consummation of the Transactions, regardless of any investigation made by any such Secured Party or on its behalf, and shall continue in full force and effect until the Borrower is liquidated in accordance with the LLC Operating Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions, the repayment in full of all of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document or any investigation made by or on behalf of any Party.
     SECTION 12. Expenses; Indemnity.
     (a) The Borrower agrees to pay in accordance with Section 5.02 of the Master Investment and Credit Agreement (i) all reasonable out-of-pocket expenses incurred by the Collateral Agent in connection with the preparation, administration and enforcement of this Agreement and the other Transaction Documents (including such reasonable expenses as are incurred in connection with the collection, sale or other disposition of any Collateral or to preserve the value of the Collateral or the validity, perfection, rank or value of the Security Interest), any amendments, modifications or waivers of the provisions hereof or thereof, the collection, sale or other disposition of any Collateral or incurred by the Collateral Agent in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents, including in each case the fees, charges and disbursements of counsel, accountants, financial advisers and other experts engaged by the Collateral Agent;

24

provided that no such expenses, fees, charges and disbursements shall be charged separately to the extent they are covered as part of the agreed payments of periodic fees to the Collateral Agent, Administrator or Escrow Agent under the Fee Letter (or otherwise).
     (b) The Borrower agrees to indemnify the Collateral Agent and each of its Related Parties, to the extent that such Related Party is acting in accordance with this Agreement or any other Transaction Document, including in accordance with a Proper Instruction (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with or as a result of (i) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby or (ii) any claim, litigation, investigation or proceeding relating to the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the bad faith, gross negligence, fraudulent actions or willful misconduct of such Indemnitee; provided, further, that the Borrower shall not be obligated to pay, indemnify or hold harmless any Indemnitee if such Indemnitee (A) does not provide reasonably prompt notice to the Borrower (with a copy to the Managing Member) of any claim for which indemnification is sought or (B) admits any liability or incurs any significant expenses after receiving actual written notice of the claim (which is sufficiently specific to give reasonable notice of the existence of the claims and the expenses of such legal proceedings), or agrees to any settlement without the prior written consent of the Borrower. The Borrower may, in its sole discretion and at its expense, control the defense of the claim including, without limitation, designating counsel for the Indemnitees and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim. In order to be paid any amount under this Section on any particular Payment Date in respect of any losses, claims, damages, liabilities or related expenses, in each case incurred no later than two Business Days prior to the Notice Date immediately preceding such Payment Date, the request for payment under this Section must be received by the Borrower, the Managing Member and the Administrator no later than such Notice Date.
     (c) To the extent permitted by applicable law, no party shall assert, and each hereby waives, and no party shall have any indemnity obligation with respect to, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual

25

damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, or the transactions contemplated hereby.
     (d) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby or by the Master Investment and Credit Agreement, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement, the Master Investment and Credit Agreement or any other Transaction Document or any investigation made by or on behalf of any party hereto.
     (e) If any transfer tax, documentary stamp tax or other tax is payable in connection with the Collateral, the Security Interest or other Transaction, the Borrower will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.
     SECTION 13. Successors and Assigns.
     (a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns permitted hereby, except that the Collateral Agent may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Controlling Party (and any attempted assignment or transfer by the Collateral Agent without such consent shall be null and void) and only together with assignment of its rights under the Master Investment and Credit Agreement. If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such Secured Obligation.
     (b) Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Collateral Agent shall be a party or (iii) succeeding to the business of the Collateral Agent, which Person, in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, notwithstanding anything in this Agreement to the contrary. The Collateral Agent shall provide prior written notice of any merger, consolidation or succession pursuant to this clause to the Borrower, the Equity Investor and the Controlling Party.
     SECTION 14. Counterparts. This Agreement may be executed in counterparts (and by different Parties on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a

26

single contract, and shall become effective as provided in Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 15. Severability. If any one or more of the provisions contained in this Agreement or in any other Transaction Document should be held invalid, illegal or unenforceable in any respect to the extent permitted by applicable law, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 16. Integration. This Agreement and the other Transaction Documents represent the entire agreement of the Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, any Secured Party or the Controlling Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.
     SECTION 17. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     SECTION 18. Jurisdiction; Consent to Service of Process.
     (a) Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and any such final judgment against any Party may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (b) Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New York State or federal court. Each Party hereto hereby irrevocably waives, to

27

the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each Party irrevocably consents to service of process in the manner and at the address provided for notices in Section 9. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law.
     SECTION 19. Confidentiality. The Collateral Agent agrees to keep confidential all non-public information, including, without limitation, the Transaction Documents, and other related documents provided to it by the Borrower, the Investment Manager, the Controlling Party or any other Person pursuant to or in connection with this Agreement or the other Transaction Documents; provided that nothing herein shall prevent the Collateral Agent from disclosing any such information (a) to its Related Parties who have a need to know such information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) upon the request or demand of any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Transaction Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) with the written consent of the Controlling Party or (f) to the extent such information becomes publicly available other than as a result of a breach of this Section; provided, further, that prior to any disclosure of information pursuant to clause (b) or (c) of the proviso above, the Collateral Agent shall notify the Borrower and the Controlling Party, if legally permitted to do so, of any proposed disclosure as far in advance of such disclosure as practicable and, upon the Borrower’s or the Controlling Party’s request, take all reasonable actions to ensure that any information disclosed is accorded confidential treatment, or if such notice to the Borrower and the Controlling Party is prohibited by law, inform the relevant court or regulatory authority of the Borrower’s and the Controlling Party’s interest in the disclosed information and request that such court or regulatory authority inform the Borrower and the Controlling Party of the disclosure.
     SECTION 20. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO

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THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 21. Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement and the other Transaction Documents, the obligations of the Borrower under this Agreement and all other Transaction Documents are solely the obligations of the Borrower and shall be payable solely to the extent of funds received by and available to the Borrower in accordance with the Master Investment and Credit Agreement. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Borrower arising out of or based upon this Agreement or any other Transaction Document against any holder of a Membership Interest, employee, officer or Affiliate thereof and, except as specifically provided herein and in the other Transaction Documents, no recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Borrower arising out of or based upon this Agreement by the Administrator, the Investment Manager or any holder of the Membership Interests of the Borrower or any Related Party of any thereof; provided, that the foregoing shall not relieve any such person or entity from any liability they might otherwise have as a result of bad faith, gross negligence, willful misconduct or fraudulent actions taken or omissions by them. The provisions of this Section shall survive the termination of the Agreement and payment in full of all of the Secured Obligations.
     SECTION 22. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 23. Waiver of Right of Setoff. The Collateral Agent waives all of its rights to set off and apply any Collateral at any time held and other obligations at any time owing by the Collateral Agent to or for the credit or the account of the Borrower or any Secured Party against the obligations of the Borrower or any Secured Party hereunder and under the other Transaction Documents, irrespective of whether or not the Collateral Agent shall have made any demand thereunder and although such obligations may be unmatured.
     SECTION 24. Instructions. It is understood that any instruction required to be given, prepared and/or delivered by the Controlling Party or its designee pursuant to this Agreement will be given, prepared and/or delivered pursuant to a Proper Instruction.
     SECTION 25. Further Assurances. Each party hereto agrees to do such further acts and things and to execute and deliver to the Borrower (or to the Controlling Party) such additional assignments, agreements, powers and instruments, as may be reasonably necessary to carry into effect the purposes of

29

this Agreement or to better assure and confirm unto the Borrower its rights, powers and remedies hereunder.
     SECTION 26. Internal Controls. The Collateral Agent shall provide its relevant SAS-70 reports to the Borrower on an annual basis, along with quarterly attestations that pertinent controls remain in place, and such Sarbanes-Oxley sub-certifications as are customarily provided by the Collateral Agent to its other customers similarly situated.
     SECTION 27. Role of Investment Manager and Controlling Party. Each Party hereby accepts the role and powers of the Investment Manager described in this Agreement and the other Transaction Documents and understands that the Investment Manager will be solely the agent of the Controlling Party. In addition, the Controlling Party has ultimate authority with respect to all decisions regarding the management of the Collateral (which it may delegate, in whole or in part, to the Investment Manager or otherwise), including decisions as to when to dispose of Collateral. In exercising such control, the Controlling Party and its agents, including the Investment Manager, shall have no duty to maximize returns on the Collateral or to take into account the interests of any other Secured Party or the Equity Investor.
     SECTION 28. No Petition. Each Party, other than the Borrower, hereby covenants and agrees that it will not at any time (a) commence or institute against the Borrower or join with or facilitate any other Person in commencing or instituting against the Borrower, any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, receivership, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state, or other jurisdiction, bankruptcy or similar law or statute now or hereafter in effect in connection with any obligations relating to this Agreement or any of the other Transaction Documents or (b) participate in any assignment for benefit of creditors, compositions, or arrangements with respect to the Borrower’s debts. The agreements in this Section shall survive the termination of the Agreement and payment in full of all of the Secured Obligations.
     SECTION 29. Maintenance of Books and Records.
     (a) For the term of this Agreement, the Collateral Agent shall keep and retain all information, materials and records in whatever format (collectively, “Records”) which it has or which come into its possession in connection with the Transaction and the services provided under this Agreement, in each case to the extent consistent with the Collateral Agent’s internal records maintenance and records retention policy; provided that prior to any destruction of any Records by the Collateral Agent in accordance with such policy, the Collateral Agent shall notify the Controlling Party and provide the Controlling Party with an opportunity to retrieve such Records from the Collateral Agent. Upon the termination of this Agreement or its services hereunder, the Collateral Agent and the Controlling Party shall, in good faith, agree on the timing and mechanism for transferring all

30

Records to the Controlling Party. In transferring such Records, the Collateral Agent shall provide an Officer’s Certificate certifying that (i) it has kept and retained the Records in accordance with the requirements set forth herein and (ii) the Records being transferred represent all of the Records that have not been previously delivered or destroyed in compliance with this Section. Notwithstanding the foregoing, the Collateral Agent may make and retain copies of Records to satisfy existing internal audit, compliance or record retention requirements, provided that the Officer’s Certificate includes information as to the copies of Records that it is retaining.
     (b) Upon reasonable notice, the Collateral Agent agrees to afford the Equity Investor, the Borrower, the Controlling Party, the Senior Lender, the Investment Manager, the Administrator, the Board and other governmental oversight entities and their respective authorized agents reasonable access during normal business hours to make examinations of the Records and to cause its personnel to assist in any such examinations of the Records and allow copies of the Records to be made. Such examinations will be conducted in a manner which does not unreasonably interfere with the normal operations or employee relations of the Collateral Agent. The Collateral Agent shall, at the Equity Investor, the Borrower, the Managing Member, the Controlling Party, the Senior Lender or the Investment Manager’s request, supply the Equity Investor, the Borrower, the Management Member, the Controlling Party, the Senior Lender or the Investment Manager with a tabulation of securities owned by the Borrower and held by the Collateral Agent and shall, when requested to do so by the Equity Investor, the Borrower, the Managing Member, the Controlling Party or the Investment Manager and for such compensation as shall be agreed upon between the Borrower and the Collateral Agent, include certificate numbers in such tabulations. In addition, at the request of the Controlling Party, the Collateral Agent will meet with one or more of the Controlling Party’s directors or designated staff at a mutually agreeable time to discuss matters that fall within the scope of this engagement.
     (c) The Collateral Agent shall use commercially reasonable efforts to provide access to the Records by means of providing access to a suitable reporting platform.
     SECTION 30. Termination. This Agreement and the Security Interest created or granted hereby shall terminate on the date on which all of the Collateral has been fully distributed in accordance with the terms of this Agreement, at which time the Collateral Agent shall (upon certification and instruction in an Officer’s Certificate delivered to the Collateral Agent by the Controlling Party or its designee) assign (without recourse upon, or any warranty whatsoever by, the Collateral Agent) and deliver to the Borrower all documents then in the custody or possession of the Collateral Agent.
[signature pages follow]

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     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date set forth above.

MAIDEN LANE III LLC
By	Federal Reserve Bank of New York,
as Managing Member

By:
Name:
Title:

FEDERAL RESERVE BANK OF NEW YORK, as Senior Lender
By:
Name:
Title:

FEDERAL RESERVE BANK OF NEW YORK, as Controlling Party
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Collateral Agent
By:
Name:
Title:

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Schedule A to
Security Agreement
LIST OF APPROVED SUB-CUSTODIANS
None.

33

Exhibit A to
Security Agreement
FORM OF COLLATERAL ACCOUNT CONTROL AGREEMENT
     AGREEMENT, dated as of November 25, 2008 (the “Agreement”) among Maiden Lane III, LLC (“Pledgor”) and The Bank of New York Mellon as collateral agent (in such capacity, the “Secured Party”) and as securities intermediary (in such capacity, the “Securities Intermediary”).
W I T N E S S E T H :
     WHEREAS, Secured Party and Pledgor have entered into a security agreement (the “Security Agreement”) pursuant to which Pledgor has agreed to pledge to Secured Party the Collateral (as defined below) in order to secure the repayment of Pledgor’s obligations to certain parties as set forth under the Security Agreement; and
     WHEREAS, Secured Party and Pledgor have requested Securities Intermediary to hold the Collateral and to perform certain other functions as more fully described herein; and
     WHEREAS, Securities Intermediary has agreed to act on behalf of Secured Party and Pledgor in respect of Collateral delivered to Securities Intermediary by Pledgor for the benefit of the Secured Party, subject to the terms hereof;
     NOW THEREFORE, in consideration of the mutual promises set forth hereafter, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Whenever used in this Agreement, the following words shall have the meanings set forth below:
     1. “Accounts” shall mean the USD account, number 630156, which is a securities account and such other securities accounts in the name of the Pledgor established and maintained by the Securities Intermediary in which Collateral shall be deposited, or caused to be deposited, by Pledgor and pledged to Secured Party, and any sub-accounts thereunder.
     2. “Collateral” shall mean each item of property and all proceeds thereof held in the Accounts.

     3. “Depository” shall mean, for purposes of this Agreement only, the Federal Reserve Bank of New York for receiving and delivering securities maintained by The Fedwire Securities Service, The Depository Trust Company and any other clearing corporation within the meaning of Section 8-102 of the UCC or otherwise authorized to act as a securities depository or clearing agency, and their respective successors and nominees.
     4. “Instructions” shall mean either Written Instructions or Oral Instructions.
     5. “Oral Instructions” shall mean non-written verbal instructions received by Securities Intermediary.
     6. “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.
     7. “Written Instructions” shall mean written communications received by Securities Intermediary via S.W.I.F.T., tested telex, email, letter, facsimile transmission, or other method or system specified by Securities Intermediary as available for use in connection with this Agreement.
     The terms “entitlement holder”, “entitlement order”, “financial asset”, “investment property”, “proceeds”, “security”, “securities account” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC.
ARTICLE II
APPOINTMENT AND STATUS OF SECURITIES INTERMEDIARY;
ACCOUNTS
     1. Appointment; Identification of Collateral. (a) Secured Party and Pledgor each hereby appoints Securities Intermediary to perform its duties as hereinafter set forth and authorizes Securities Intermediary to hold Collateral in the Accounts in registered form in its name or the name of its nominees. Parties agree that all financial assets (except cash) in the Accounts will be registered in the name of the Securities Intermediary or the name of its nominees and no financial asset in the Accounts will be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor unless such financial asset has been further indorsed to the Securities Intermediary or in blank. Securities Intermediary hereby accepts such appointment and agrees to establish and maintain the Accounts and appropriate records identifying the Collateral in the Accounts as pledged by Pledgor to Secured Party. Pledgor hereby authorizes Securities Intermediary to comply with all Oral and Written Instructions, including entitlement orders, originated by Secured Party with respect to the Collateral without further consent or direction from Pledgor or any other party. The parties hereby agree that the Accounts are and will remain securities accounts as defined in Section 8-501 of the UCC and the Secured Party is an entitlement holder with respect to the Accounts.
     2. Status of Securities Intermediary and “Financial Asset” Election. The parties agree that Securities Intermediary is a securities intermediary, and intend that each item of property (whether investment property, financial asset, security, instrument, cash or other property) held in the Accounts shall be treated as a “financial asset” within the meaning of Sections 8-102(a)(9) and 8-103 of the UCC.
     3. Use of Depositories. Secured Party and Pledgor hereby authorize Securities Intermediary to utilize Depositories to the extent possible in connection with its performance hereunder. Collateral held by Securities Intermediary in or maintained by a Depository will be held subject to the regulations, rules, terms and conditions applicable to such Depository. Where Collateral is held in or maintained by a Depository, Securities Intermediary shall identify on its records as belonging to Pledgor and pledged to Secured Party a quantity of securities as part of a fungible bulk of securities held in Securities Intermediary’s account at such Depository. Securities deposited in or maintained by a Depository will be represented in accounts which include only assets held by Securities Intermediary for its customers.
ARTICLE III
COLLATERAL SERVICES
     1. Transfers; Substitutions. The Accounts shall be operated solely on the Instructions of Secured Party. All transfers of Collateral into or out of the Accounts shall be made free of payment. Securities Intermediary shall not permit any withdrawal of any Collateral from the Accounts unless it has received Instructions from Secured Party permitting the item(s) of Collateral to be transferred from the Accounts.
     2. Payment of Proceeds. Until Securities Intermediary receives a Written Instruction to the contrary, Securities Intermediary shall credit to the Accounts all proceeds, including without limitation all interest and principal payments, received by it with respect to the Collateral.
     3. No Lien or Pledge by Securities Intermediary. Securities Intermediary agrees that the Accounts and Collateral in the Accounts shall not be subject to any security interest, lien or right of set-off by Securities Intermediary or any third party claiming through Securities Intermediary and Securities Intermediary shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party an interest in, Collateral, except to the extent set forth in the Security Agreement.

     4. Notice of Adverse Claims. Except for the claims and interests of Secured Party and Pledgor, Securities Intermediary does not know of any claim to, or interest in, the Accounts, any financial asset credited thereto or any security entitlement in respect thereof. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Accounts or any portion of the Collateral carried therein, Securities Intermediary shall use reasonable efforts to notify Secured Party and Pledgor as promptly as practicable under the circumstances.
ARTICLE IV
GENERAL TERMS AND CONDITIONS
     1. Standard of Care; Indemnification. (a) Except as otherwise expressly provided herein, Securities Intermediary shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ fees (“Losses”) incurred by or asserted against Pledgor or Secured Party, except those Losses arising out of the negligence or willful misconduct of Securities Intermediary. Securities Intermediary shall have no liability whatsoever for the action or inaction of any Depository. In no event shall Securities Intermediary be liable for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.
     (b) Pledgor agrees to indemnify Securities Intermediary and hold Securities Intermediary harmless from and against any and all Losses sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any action or inaction, or arising out of Securities Intermediary’s performance hereunder, including reasonable fees and expenses of counsel incurred by Securities Intermediary in a successful defense of claims by Pledgor or Secured Party; provided, that Pledgor shall not indemnify Securities Intermediary for those Losses arising out of Securities Intermediary’s or Secured Party’s negligence or willful misconduct. Secured Party agrees to indemnify Securities Intermediary for Losses sustained or incurred by or asserted against Securities Intermediary arising out of Secured Party’s negligence, willful misconduct or Instruction in connection with this Agreement, provided, that Secured Party shall not indemnify Securities Intermediary for those Losses arising out of Securities Intermediary’s negligence or willful misconduct. This indemnity shall be a continuing obligation of Pledgor and Secured Party, as applicable, and their respective successors and assigns, notwithstanding the termination of this Agreement.
     2. No Obligation Regarding Quality of Collateral. Without limiting the generality of the foregoing, Securities Intermediary shall be under no obligation to inquire into, and shall not be liable for, any Losses incurred by Pledgor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.

     3. No Responsibility Concerning Security Agreement. Pledgor and Secured Party hereby agree that, notwithstanding references to the Security Agreement in this Agreement, Securities Intermediary has no interest in, and no duty, responsibility or obligation with respect to, the Security Agreement (including without limitation, no duty, responsibility or obligation to monitor Pledgor’s or Secured Party’s compliance with the Security Agreement or to know the terms of the Security Agreement).
     4. No Duty of Oversight. Securities Intermediary is not at any time under any duty to monitor the value of any Collateral in the Accounts or whether the Collateral is of a type required to be held in the Accounts, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral.
     5. Advice of Counsel. Securities Intermediary may, with respect to questions of law, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.
     6. No Collection Obligations. Securities Intermediary shall be under no obligation to take action to collect any amount payable on Collateral in default, or if payment is refused after due demand and presentment.
     7. Fees and Expenses. Pledgor agrees to pay to Securities Intermediary the fees as may be agreed upon from time to time. Pledgor shall reimburse Securities Intermediary for all costs associated with transfers of Collateral to Securities Intermediary and records kept in connection with this Agreement. Pledgor shall also reimburse Securities Intermediary for out-of-pocket expenses which are a normal incident of the services provided hereunder.
     8. Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms. Securities Intermediary shall be entitled to rely upon any Instructions actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be duly authorized and delivered.
     9. Recording of Telephone Conversations. The parties hereto acknowledge that telephone conversations made in connection with this Agreement may be recorded.
     10. Inspection. Upon reasonable request and provided Securities Intermediary shall suffer no significant disruption of its normal activities, Secured Party or Pledgor shall have access to Securities Intermediary’s books and records relating to the Accounts during Securities Intermediary’s normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Secured Party or Pledgor at its expense.

     11. Accounts Disclosure. Securities Intermediary is authorized to supply any information regarding the Accounts which is required by any law or governmental regulation now or hereafter in effect.
     12. Force Majeure. Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.
     13. Pricing Services. Securities Intermediary may, as an accommodation, provide pricing or other information services to Pledgor and/or Secured Party in connection with this Agreement. Securities Intermediary may utilize any vendor (including securities brokers and dealers) believed by it to be reliable to provide such information. Under no circumstances shall Securities Intermediary be liable for any loss, damage or expense suffered or incurred by Pledgor or Secured Party as a result of errors or omissions with respect to any pricing or other information utilized by Securities Intermediary hereunder.
     14. No Implied Duties. Securities Intermediary shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Securities Intermediary in connection with this Agreement. The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person (other than the Collateral Agent) relating to the Accounts and/or any financial asset held thereto pursuant to which it has agreed, or will agree, to comply with the entitlement orders of such person.
ARTICLE V
MISCELLANEOUS
     1. Termination. This Agreement shall terminate upon (a) Securities Intermediary’s receipt of Written Instructions from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral and Securities Intermediary’s subsequent transfer of the Collateral from the Accounts pursuant to Pledgor’s Written Instructions, or (b) by any party upon not less than ninety (90) days prior written notice of termination to the other parties, provided that termination pursuant to (b) above shall not affect or terminate Secured Party’s security interest in Collateral. Upon termination pursuant to (b) above, Securities Intermediary shall follow such reasonable Written Instructions of Secured Party concerning the transfer of Collateral. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.
     2. Notices. (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Securities Intermediary, shall be sufficiently given if addressed to Securities Intermediary and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Securities Intermediary may from time to time designate in writing.
     (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Secured Party shall be sufficiently given if addressed to Secured Party and received by it at its offices at the address provided below, or at such other place as Secured Party may from time to time designate in writing.
The Bank of New York Mellon
Attention:  Andrew J. Taylor
101 Barclay Street
New York, NY 10286
Telecopy:  (212) 815-2020
Telephone:  (212) 815-2943
E-mail:  andrew.j.taylor@bnymellon.com
     (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Pledgor shall be sufficiently given if addressed to Pledgor and received by it at its offices at the address provided below, or at such other place as Pledgor may from time to time designate in writing.
Maiden Lane III LLC
c/o Federal Reserve Bank of New York
FRBNY Investment Support Office
33 Liberty Street New York, New York 10045
Attention: Helen Mucciolo, Senior Vice President
Fax: (212) 720-1953
Telephone: (212) 720-1333
Email: helen.mucciolo@ny.frb.org
with copies to:
Federal Reserve Bank of New York
33 Liberty Street, New York, New York 10045
Attention: Joyce M. Hansen, Deputy General
Counsel and Senior Vice President
Telecopy: (212) 720-1756

Telephone: (212) 720-5024
E-mail: joyce.hansen@ny.frb.org
and
Davis Polk & Wardwell
450 Lexington Avenue, New York, New York 10017
Attention: Marshall S. Huebner and Bjorn Bjerke
Telephone: (212) 450-4000
     3. Cumulative Rights; No Waiver. Each and every right granted to Securities Intermediary hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Securities Intermediary to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Securities Intermediary of any right preclude any other future exercise thereof or the exercise of any other right.
     4. Severability; Amendments; Assignment. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.
     5. Governing Law; Jurisdiction; Jury Trial Waiver; Waiver of Immunity. This Agreement shall be construed in accordance with the laws of the State of New York. The State of New York shall be deemed to be the Securities Intermediary’s jurisdiction for purposes of the UCC (including, without limitation, Section 8-110 thereof). Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York

State or federal court. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          Each party hereto hereby unconditionally and irrevocably waives any and all right to trial by jury in any action, suit, counterclaim, or cross claim arising in connection with, out of, or otherwise relating to this Agreement, the Collateral, or any transaction or agreement arising therefrom or related thereto.
          If Pledgor or its property is now, or in the future becomes, entitled to any immunity, whether characterized as sovereign or otherwise (including, without limitation, immunity from set-off, from service of process, from jurisdiction of any court or tribunal, from attachment in aid of execution, from attachment prior to the entry of a judgment, or from execution upon a judgment) in any legal proceeding in Federal or State courts in the United States of America, or in the courts of the country where Pledgor is chartered, or in the courts of the country in which Pledgor principally conducts its business, then Pledgor expressly and irrevocably waives, to the maximum extent permitted by law, any such immunity. To the extent Pledgor receives any such entitlement in the future, Pledgor shall promptly notify Secured Party of such entitlement.
     6. No Third Party Beneficiaries. In performing hereunder, Securities Intermediary is acting solely on behalf of Secured Party and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Securities Intermediary and any other person.
     7. Headings. Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation.
     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
     9. USA PATRIOT ACT. Pledgor and Secured Party hereby acknowledge that Securities Intermediary is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Securities Intermediary must obtain, verify and record information that allows Securities Intermediary to identify each of Pledgor and Secured Party. Accordingly, prior to opening the Accounts hereunder Securities Intermediary will ask Pledgor and/or Secured Party to provide certain information including, but not limited to, Pledgor’s and/or Secured Party’s name, physical address, tax identification number and other information that will help Securities Intermediary to identify and verify each of Pledgor’s and Secured Party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Pledgor and Secured Party agree that Securities Intermediary cannot open the Accounts hereunder unless and until the Securities Intermediary verifies the Pledgor’s and/or Secured Party’s identity in accordance with its CIP.

Exhibit B to
Security Agreement
FORM OF ESCROW ACCOUNT CONTROL AGREEMENT
     AGREEMENT, dated as of November 25, 2008 (the “Agreement”) among Maiden Lane III, LLC (“Pledgor”) and The Bank of New York Mellon as collateral agent (in such capacity, the “Secured Party”), as escrow agent (in such capacity, the “Escrow Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”).
W I T N E S S E T H :
     WHEREAS, Secured Party and Pledgor have entered into a security agreement (the “Security Agreement”) pursuant to which Pledgor has agreed to pledge to Secured Party the Collateral (as defined below) in order to secure the repayment of Pledgor’s obligations to certain parties as set forth under the Security Agreement; and
     WHEREAS, Pledgor and Escrow Agent have entered into an administration agreement (the “Administration Agreement”) pursuant to which Escrow Agent provides certain services to Pledgor; and
     WHEREAS, Secured Party and Pledgor have requested Securities Intermediary to hold the Collateral and to perform certain other functions as more fully described herein; and
     WHEREAS, Securities Intermediary has agreed to act on behalf of Secured Party and Pledgor in respect of Collateral delivered to Securities Intermediary by Pledgor for the benefit of the Secured Party, subject to the terms hereof;
     NOW THEREFORE, in consideration of the mutual promises set forth hereafter, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Whenever used in this Agreement, the following words shall have the meanings set forth below:
     1. “Account” shall mean account number [          ], which is a securities account in the name of the Pledgor established and maintained by the Securities Intermediary in which Collateral shall be deposited, or caused to be deposited, by Pledgor and pledged to Secured Party, and any sub-accounts thereunder.

     2. “Collateral” shall mean each item of property and all proceeds thereof held in the Account.
     3. “Depository” shall mean, for purposes of this Agreement only, the Federal Reserve Bank of New York for receiving and delivering securities maintained by The Fedwire Securities Service, The Depository Trust Company and any other clearing corporation within the meaning of Section 8-102 of the UCC or otherwise authorized to act as a securities depository or clearing agency, and their respective successors and nominees.
     4. “Instructions” shall mean either Written Instructions or Oral Instructions.
     5. “Oral Instructions” shall mean non-written verbal instructions received by Securities Intermediary.
     6. “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.
     7. “Written Instructions” shall mean written communications received by Securities Intermediary via S.W.I.F.T., tested telex, email, letter, facsimile transmission, or other method or system specified by Securities Intermediary as available for use in connection with this Agreement.
     The terms “entitlement holder”, “entitlement order”, “financial asset”, “investment property”, “proceeds”, “security”, “securities account” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC.
ARTICLE II
APPOINTMENT AND STATUS OF SECURITIES INTERMEDIARY;
ACCOUNT
     1. Appointment; Identification of Collateral. (a) Secured Party and Pledgor each hereby appoints Securities Intermediary to perform its duties as hereinafter set forth and authorizes Securities Intermediary to hold Collateral in the Account in registered form in its name or the name of its nominees. Parties agree that all financial assets (except cash) in the Account will be registered in the name of the Securities Intermediary or the name of its nominees and no financial asset in the account will be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor unless such financial asset has been further indorsed to the Securities Intermediary or in blank. Securities Intermediary hereby accepts such appointment and agrees to establish and maintain the Account and appropriate records identifying the Collateral in the Account as pledged by Pledgor to Secured Party. Pledgor hereby authorizes

Securities Intermediary to comply with all Oral and Written Instructions, including entitlement orders, originated by Secured Party with respect to the Collateral without further consent or direction from Pledgor or any other party. The parties hereby agree that the Account is and will remain a securities account as defined in Section 8-501 of the UCC and the Secured Party is an entitlement holder with respect to the Account.
     2. Status of Securities Intermediary and “Financial Asset” Election. The parties agree that Securities Intermediary is a securities intermediary, and intend that each item of property (whether investment property, financial asset, security, instrument, cash or other property) held in the Account shall be treated as a “financial asset” within the meaning of Sections 8-102(a)(9) and 8-103 of the UCC.
     3. Use of Depositories. Secured Party and Pledgor hereby authorize Securities Intermediary to utilize Depositories to the extent possible in connection with its performance hereunder. Collateral held by Securities Intermediary in or maintained by a Depository will be held subject to the regulations, rules, terms and conditions applicable to such Depository. Where Collateral is held in or maintained by a Depository, Securities Intermediary shall identify on its records as belonging to Pledgor and pledged to Secured Party a quantity of securities as part of a fungible bulk of securities held in Securities Intermediary’s account at such Depository. Securities deposited in or maintained by a Depository will be represented in accounts which include only assets held by Securities Intermediary for its customers.
ARTICLE III
COLLATERAL SERVICES
     1. Transfers; Substitutions. The Account shall be operated solely on the Instructions of Secured Party except as otherwise expressly provided for in this Section 1. All transfers of Collateral into or out of the Account shall be made free of payment. Securities Intermediary shall not permit any withdrawal of any Collateral from the Account unless it has received Instructions from Secured Party permitting the item(s) of Collateral to be transferred from the Account. Unless and until the Securities Intermediary receives a notice of exclusive control from the Secured Party, it shall be permitted to take instructions from the Escrow Agent given pursuant to the Administration Agreement.
     2. Payment of Proceeds. Until Securities Intermediary receives an instruction from the Escrow Agent to the contrary, Securities Intermediary shall credit to the Account all proceeds, including without limitation all interest and principal payments, received by it with respect to the Collateral. Securities Intermediary acknowledges and agrees that the procedures in Article 3 of the Administration Agreement shall constitute an instruction for these purposes.

     3. No Lien or Pledge by Securities Intermediary. Securities Intermediary agrees that the Account and Collateral in the Account shall not be subject to any security interest, lien or right of set-off by Securities Intermediary or any third party claiming through Securities Intermediary and Securities Intermediary shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party an interest in, Collateral except to the extent set forth in the Security Agreement.
     4. Notice of Adverse Claims. Except for the claims and interests of the Secured Party and Pledgor, the Securities Intermediary does not know of any claim to, or interest in, the Account, any financial asset credited thereto or any security entitlement in respect thereof. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any portion of the Collateral carried therein, Securities Intermediary shall use reasonable efforts to notify Secured Party and Pledgor as promptly as practicable under the circumstances.
ARTICLE IV
GENERAL TERMS AND CONDITIONS
     1. Standard of Care; Indemnification. (a) Except as otherwise expressly provided herein, Securities Intermediary shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ fees (“Losses”) incurred by or asserted against Pledgor or Secured Party, except those Losses arising out of the negligence or willful misconduct of Securities Intermediary. Securities Intermediary shall have no liability whatsoever for the action or inaction of any Depository. In no event shall Securities Intermediary be liable for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.
     (b) Pledgor agrees to indemnify Securities Intermediary and hold Securities Intermediary harmless from and against any and all Losses sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any action or inaction, or arising out of Securities Intermediary’s performance hereunder, including reasonable fees and expenses of counsel incurred by Securities Intermediary in a successful defense of claims by Pledgor or Secured Party; provided, that Pledgor shall not indemnify Securities Intermediary for those Losses arising out of Securities Intermediary’s or Secured Party’s negligence or willful misconduct. Secured Party agrees to indemnify Securities Intermediary for Losses sustained or incurred by or asserted against Securities Intermediary arising out of Secured Party’s negligence, willful misconduct or Instruction in connection with this Agreement, provided, that Secured Party shall not indemnify Securities Intermediary for those Losses arising out of Securities Intermediary’s negligence or willful misconduct. This indemnity shall be a continuing obligation of Pledgor and Secured Party, as applicable, and their respective successors and assigns, notwithstanding the termination of this Agreement.

     2. No Obligation Regarding Quality of Collateral. Without limiting the generality of the foregoing, Securities Intermediary shall be under no obligation to inquire into, and shall not be liable for, any Losses incurred by Pledgor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.
     3. No Responsibility Concerning Security Agreement. Pledgor and Secured Party hereby agree that, notwithstanding references to the Security Agreement in this Agreement, Securities Intermediary has no interest in, and no duty, responsibility or obligation with respect to, the Security Agreement (including without limitation, no duty, responsibility or obligation to monitor Pledgor’s or Secured Party’s compliance with the Security Agreement or to know the terms of the Security Agreement).
     4. No Duty of Oversight. Securities Intermediary is not at any time under any duty to monitor the value of any Collateral in the Account or whether the Collateral is of a type required to be held in the Account, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral.
     5. Advice of Counsel. Securities Intermediary may, with respect to questions of law, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.
     6. No Collection Obligations. Securities Intermediary shall be under no obligation to take action to collect any amount payable on Collateral in default, or if payment is refused after due demand and presentment.
     7. Fees and Expenses. Pledgor agrees to pay to Securities Intermediary the fees as may be agreed upon from time to time. Pledgor shall reimburse Securities Intermediary for all costs associated with transfers of Collateral to Securities Intermediary and records kept in connection with this Agreement. Pledgor shall also reimburse Securities Intermediary for out-of-pocket expenses which are a normal incident of the services provided hereunder.
     8. Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms. Securities Intermediary shall be entitled to rely upon any Instructions actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be duly authorized and delivered.

     9. Recording of Telephone Conversations. The parties hereto acknowledge that telephone conversations made in connection with this Agreement may be recorded.
     10. Inspection. Upon reasonable request and provided Securities Intermediary shall suffer no significant disruption of its normal activities, Secured Party or Pledgor shall have access to Securities Intermediary’s books and records relating to the Account during Securities Intermediary’s normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Secured Party or Pledgor at its expense.
     11. Account Disclosure. Securities Intermediary is authorized to supply any information regarding the Account which is required by any law or governmental regulation now or hereafter in effect.
     12. Force Majeure. Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.
     13. Pricing Services. Securities Intermediary may, as an accommodation, provide pricing or other information services to Pledgor and/or Secured Party in connection with this Agreement. Securities Intermediary may utilize any vendor (including securities brokers and dealers) believed by it to be reliable to provide such information. Under no circumstances shall Securities Intermediary be liable for any loss, damage or expense suffered or incurred by Pledgor or Secured Party as a result of errors or omissions with respect to any pricing or other information utilized by Securities Intermediary hereunder.
     14. No Implied Duties. Securities Intermediary shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Securities Intermediary in connection with this Agreement. The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person (other than the Collateral Agent) relating to the Account and/or any financial asset held thereto pursuant to which it has agreed, or will agree, to comply with the entitlement orders of such person.
ARTICLE V

MISCELLANEOUS
     1. Termination. This Agreement shall terminate upon (a) Securities Intermediary’s receipt of Written Instructions from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral and Securities Intermediary’s subsequent transfer of the Collateral from the Account pursuant to Pledgor’s Written Instructions, or (b) by any party upon not less than ninety (90) days prior written notice of termination to the other parties, provided that termination pursuant to (b) above shall not affect or terminate Secured Party’s security interest in Collateral. Upon termination pursuant to (b) above, Securities Intermediary shall follow such reasonable Written Instructions of Secured Party concerning the transfer of Collateral. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.
     2. Notices. (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Securities Intermediary, shall be sufficiently given if addressed to Securities Intermediary and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Securities Intermediary may from time to time designate in writing.
     (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Secured Party shall be sufficiently given if addressed to Secured Party and received by it at its offices at the address provided below, or at such other place as Secured Party may from time to time designate in writing.
The Bank of New York Mellon
Attention:  Andrew J. Taylor
101 Barclay Street
New York, NY 10286
Telecopy:  (212) 815-2020
Telephone:  (212) 815-2943
E-mail:  andrew.j.taylor@bnymellon.com
     (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Pledgor shall be sufficiently given if addressed to Pledgor and received by it at its offices at the address provided below, or at such other place as Pledgor may from time to time designate in writing.
Maiden Lane III LLC
c/o Federal Reserve Bank of New York
FRBNY Investment Support Office
33 Liberty Street New York, New York 10045
Attention: Helen Mucciolo, Senior Vice President
Fax: (212) 720-1953

Telephone: (212) 720-1333
Email: helen.mucciolo@ny.frb.org
with copies to:
Federal Reserve Bank of New York
33 Liberty Street, New York, New York 10045
Attention: Joyce M. Hansen, Deputy General
Counsel and Senior Vice President
Telecopy: (212) 720-1756
Telephone: (212) 720-5024
E-mail: joyce.hansen@ny.frb.org
and
Davis Polk & Wardwell
450 Lexington Avenue, New York, New York 10017
Attention: Marshall S. Huebner and Bjorn Bjerke
Telephone: (212) 450-4000
     3. Cumulative Rights; No Waiver. Each and every right granted to Securities Intermediary hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Securities Intermediary to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Securities Intermediary of any right preclude any other future exercise thereof or the exercise of any other right.
     4. Severability; Amendments; Assignment. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.
     5. Governing Law; Jurisdiction; Jury Trial Waiver; Waiver of Immunity. This Agreement shall be construed in accordance with the laws of the State of New York. The State of New York shall be deemed to be the Securities Intermediary’s jurisdiction for purposes of the UCC (including, without limitation, Section 8-110 thereof). Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York

City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          Each party hereto hereby unconditionally and irrevocably waives any and all right to trial by jury in any action, suit, counterclaim, or cross claim arising in connection with, out of, or otherwise relating to this Agreement, the Collateral, or any transaction or agreement arising therefrom or related thereto.
          If Pledgor or its property is now, or in the future becomes, entitled to any immunity, whether characterized as sovereign or otherwise (including, without limitation, immunity from set-off, from service of process, from jurisdiction of any court or tribunal, from attachment in aid of execution, from attachment prior to the entry of a judgment, or from execution upon a judgment) in any legal proceeding in Federal or State courts in the United States of America, or in the courts of the country where Pledgor is chartered, or in the courts of the country in which Pledgor principally conducts its business, then Pledgor expressly and irrevocably waives, to the maximum extent permitted by law, any such immunity. To the extent Pledgor receives any such entitlement in the future, Pledgor shall promptly notify Secured Party of such entitlement.
     6. No Third Party Beneficiaries. In performing hereunder, Securities Intermediary is acting solely on behalf of Secured Party and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Securities Intermediary and any other person.
     7. Headings. Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation.
     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
     9. USA PATRIOT ACT. Pledgor and Secured Party hereby acknowledge that Securities Intermediary is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT

Act and its implementing regulations, pursuant to which Securities Intermediary must obtain, verify and record information that allows Securities Intermediary to identify each of Pledgor and Secured Party. Accordingly, prior to opening an Account hereunder Securities Intermediary will ask Pledgor and/or Secured Party to provide certain information including, but not limited to, Pledgor’s and/or Secured Party’s name, physical address, tax identification number and other information that will help Securities Intermediary to identify and verify each of Pledgor’s and Secured Party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Pledgor and Secured Party agree that Securities Intermediary cannot open an Account hereunder unless and until the Securities Intermediary verifies the Pledgor’s and/or Secured Party’s identity in accordance with its CIP.

Exhibit B to
Master Investment and Credit Agreement
FORM OF ADMINISTRATION AGREEMENT
ADMINISTRATION AGREEMENT
by and among
MAIDEN LANE III LLC,
FEDERAL RESERVE BANK OF NEW YORK,
as Managing Member
and
THE BANK OF NEW YORK MELLON,
as Administrator and Escrow Agent
November 25, 2008

TABLE OF CONTENTS

Page
ARTICLE 1
Definitions

ARTICLE 2
Duties of the Administrator

Section 2.01. General Duties and Services of the Administrator	2
Section 2.02. Instructions to the Administrator from the Managing Member	6
Section 2.03. Delivery of Information	6
Section 2.04. Third Party Information	6
Section 2.05. Engagement of Sub vendors	7

ARTICLE 3
Duties of the Escrow Agent

Section 3.01. Establishment of Escrow Account	7

ARTICLE 4
Term of Appointment

ARTICLE 5 Representations and Warranties

Section 5.01. Representations and Warranties of BNYM	10
Section 5.02. Representations and Warranties of ML III	11

ARTICLE 6
Miscellaneous

Section 6.01. Waivers; Amendment	11
Section 6.02. Notices; Electronic Communications	12
Section 6.03. Additional Provisions with Respect to the Administrator	13
Section 6.04. Survival of Agreement	14
Section 6.05. Fees and Expenses; Indemnity	15
Section 6.06. Successors and Assigns; Assignments	16
Section 6.07. Merger or Consolidation of, or Assumption of the Obligations of, the Administrator	16
Section 6.08. Counterparts	17
Section 6.09. Severability	17
Section 6.10. Applicable Law	17

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ADMINISTRATION AGREEMENT
     This ADMINISTRATION AGREEMENT (this “Agreement”), dated as of November 25, 2008 among MAIDEN LANE III LLC, a Delaware limited liability company (“ML III”), FEDERAL RESERVE BANK OF NEW YORK (“FRBNY”), as managing member of ML III (in such capacity, the “Managing Member”), THE BANK OF NEW YORK MELLON (“BNYM”), in its capacity as administrator (in such capacity the “Administrator”) and in its capacity as escrow agent (in such capacity the “Escrow Agent”).
W I T N E S S E T H :
     WHEREAS, ML III is entering into (i) the Master Investment and Credit Agreement dated as of November 25, 2008 (the “Master Investment and Credit Agreement”) among ML III, FRBNY, as Senior Lender and as Controlling Party, and American International Group, Inc. (“AIG”), as Equity Investor, and (ii) the Security Agreement dated as of November 25, 2008 (the “Security Agreement”) among ML III, FRBNY, as Senior Lender and as Controlling Party and BNYM, as Collateral Agent.
     WHEREAS, pursuant to the terms of the Security Agreement, ML III is pledging the Collateral as security for the Secured Obligations;
     WHEREAS, the Managing Member desires to have the Administrator administer ML III’s corporate affairs, maintain general accounting records, prepare financial statements, perform on behalf of ML III certain administrative duties that are required to be performed under the Master Investment and Credit Agreement and the Security Agreement, and perform other services for ML III, and the Administrator is willing to furnish such services on the terms and conditions herein set forth;
     WHEREAS, the Managing Member desires to have the Escrow Agent establish the Escrow Account, which shall include certain designated sub-accounts, and administer the Escrow Account, and the Escrow Agent is willing to provide such services to ML III upon the terms and conditions herein set forth;
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE 1
Definitions
     (a) Unless otherwise defined herein, terms defined in the Master Investment and Credit Agreement or in the Security Agreement, as applicable,

and used herein (including terms used in the preamble and the recitals hereto) shall have the meanings given to them in the Master Investment and Credit Agreement or in the Security Agreement, as applicable.
     (b) The “Other Definitional Provisions” specified in Section 1.02 of the Master Investment and Credit Agreement shall apply to this Agreement, including terms defined in the preamble and recitals hereto.
     (c) Contemporaneously with the execution and delivery of this Agreement (and with respect to supplements or amendments, from time to time after the date hereof), the Managing Member shall provide to the Administrator a true, accurate and complete copy of the Master Investment and Credit Agreement (and any amendments or supplements thereto) on which the Administrator may rely.
ARTICLE 2
Duties of the Administrator
     Section 2.01. General Duties and Services of the Administrator. The Administrator hereby agrees to perform the following general duties and services and only such duties and services as are set forth in the Transaction Documents, including this Agreement. No implied duties, covenants or obligations of the Administrator shall be read into the Transaction Documents and this Agreement.
     (a) To maintain the records and prepare reports of and provide accounting services to ML III as follows:
     (i) maintenance of daily general accounting records of ML III in such form and in sufficient detail as to permit the preparation of financial statements in accordance with GAAP and preparation of periodic reports as follows:
     (A) statements of net assets;
     (B) statements of income (including supporting detail for coupon, amortization, and realized and unrealized gains and losses) and supporting general ledger and trial balances;
     (C) balance sheets;
     (D) statements of cash flows;
     (E) statements of changes in net assets (including support for required footnote disclosures);

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     (F) appropriate consolidation entries for holdings where ML III is primary beneficiary (if necessary);
     (G) FAS 157 disclosures;
     (H) income and expense accruals;
     (I) accounting for Permitted Investments;
     (J) daily trial balance with supporting detail available related to line items in the trial balance; and
     (K) weekly reporting sufficient to facilitate FRBNY reporting requirements;
     (ii) preparation of periodic financial statements and associated footnotes for certification by ML III’s independent public accountants, including furnishing to the Senior Lender, the Equity Investor, the Controlling Party and the Managing Member the annual audited balance sheet and related audited statements of income and cash flows within 120 days after the end of each fiscal year and the unaudited balance sheet and related unaudited statements of income within 35 days after the end of each of the first three fiscal quarters of ML III, excluding footnotes in the case of quarterly financials;
     (iii) on each Notice Date (as defined in Section 6.05(d) of this Agreement), the Administrator shall start to prepare a draft “Payment Calculation Report” used as a basis for the Controlling Party to approve payments from ML III for the Payment Date scheduled to occur immediately succeeding such Notice Date, which will include all requests for payment received from the date following the preceding Notice Date up to and including such Notice Date. No later than the last day of the calendar month or, if such date is not a Business Day, the next succeeding Business Day (or if Notice Dates and Payment Dates are adjusted to occur more or less frequently than monthly, such other date as the Controlling Party may specify pursuant to a Proper Instruction), the Administrator will deliver the draft Payment Calculation Report to the Investment Manager, the Equity Investor, the Collateral Agent and the Controlling Party. Not later than two Business Days prior to the Payment Date, the Administrator will deliver the final Payment Calculation Report, approved by the Controlling Party, to each of the Equity Investor, the Investment Manager, ML III and the Collateral Agent;
     (iv) monthly re-pricing of the Collateral (other than for the CDO Issues, for which the re-pricing shall be quarterly) using pricing files received from the Investment Manager and any other consultants or advisors retained by ML III or the Controlling Party;

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     (v) daily accounting and reconciliation of cash and security trades and other activity in the Collateral Account;
     (vi) monthly reconciling of the net asset value of the Collateral on deposit in the Collateral Account to the Investment Manager’s and the Collateral Agent’s records within 15 Business Days after the end of each monthly close commencing with the monthly close for the first full calendar month following the Closing Date;
     (vii) on a quarterly and annual basis, performing independent pricing of the Collateral for which commercially reasonable pricing services are available, and providing comparisons with the Investment Manager’s pricing;
     (viii) prepare and deliver the “Weekly Report” in accordance with Section 4.01 of the Master Investment and Credit Agreement;
     (ix) prepare and deliver a “Reset Date Notice” in the form of Exhibit B to this Agreement setting forth the information required by Section 4.02 of the Master Investment and Credit Agreement; and
     (x) providing all other records, reports, information and accounting services as are reasonably related to the foregoing or as may be reasonably requested by the Managing Member.
     The Administrator shall be entitled to retain, at the sole, but reasonable, cost and expense of ML III (but not subject to separate cost or invoice to ML III from those in the Fee Letter to the extent such costs and expenses are to be covered by fees paid under the Fee Letter), the services of any consultant, auditor or advisor to perform any or all of the duties set forth in this Section 2.01(a) as a Sub-Vendor in accordance with Section 2.05.
     (b) To provide administrative services to ML III as follows:
     (i) assistance and cooperation with ML III’s independent public accountants or other examiners in connection with their audits and other examinations of ML III;
     (ii) identifying the need for, and preparing for execution by the appropriate Person on behalf of ML III of, any state, Federal or applicable foreign tax reports or filings and any income, franchise or other tax returns of ML III as shall be required to be filed under applicable law, and communicating with the Collateral Agent to facilitate payment of any such taxes owed (for the avoidance of doubt, the Managing Member shall maintain control over any decisions regarding tax elections);

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     (iii) taking such actions as necessary to preserve, renew and keep in full force and effect ML III’s organizational existence, including completing any filings to maintain the good standing of ML III in Delaware as necessary in the normal conduct of ML III’s business;
     (iv) cooperating with tax and accounting preparation for other appropriate parties, as applicable;
     (v) identifying and assisting in the completion of any other filings, including any financing statements, required to be made on behalf of ML III; and
     (vi) providing other administrative services reasonably related to the foregoing or as may be reasonably requested by the Managing Member.
     (c) To administer notices and other communications as follows:
     (i) receiving notices (including notices of Liens on the Collateral) and other communications received by ML III under the Transaction Documents or any other documents associated with the transactions contemplated by the Transaction Documents and promptly notifying the Managing Member or other appropriate party, as applicable, upon receipt or discovery of such notices, consents and other communications; and
     (ii) cooperating with ML III to prepare and send out notices and other communications as required or permitted under the Transaction Documents, or any other documents associated with the transactions contemplated by the Transaction Documents.
     (d) To determine LIBOR monthly, calculate the accrued interest payable on each Senior Loan, the outstanding principal amount of each Senior Loan, the preferred distributions accrued on the Equity Contribution Amount and the Equity Contribution Amount pursuant to each of the Transaction Documents and deliver any notices regarding capitalized interest, the outstanding principal amount of each Senior Loan, the Equity Contribution Amount and changes in interest rates in accordance with each of the Transaction Documents (including the Reset Date Notice pursuant to Section 4.02 of the Master Investment and Credit Agreement).
     (e) To take all other actions on behalf of ML III that are required under the Transaction Documents, or any other documents associated with the transactions contemplated by the Transaction Documents, as instructed by the Managing Member or its designee, including (i) monitoring the performance of ML III under such documents to cause it to comply with the representations, warranties and covenants set forth therein and to avoid a default under such

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documents, (ii) deliver the Payment Calculation Report and reports on positions and their valuation, (iii) taking the actions that are set forth in this Agreement or that are necessary to carry out the activities contemplated in this Section 2.01 and (iv) taking any steps reasonably requested by the Managing Member, the Controlling Party or its designee in connection with its performance of the obligations under the Transaction Documents.
     Section 2.02. Instructions to the Administrator from the Managing Member. The parties to this Agreement hereby agree to collaborate in developing day-to-day operating procedures with respect to the duties listed in Section 2.01 hereof. At any time (either before or after such procedures have been established) the Administrator may request an instruction in writing from the Managing Member and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Administrator shall refrain from taking such proposed action if it has not received the written instructions consenting to the taking of such actions from the Managing Member; provided that the Administrator shall incur no liability hereunder for any consequences resulting from refraining from taking any such course of action if not so instructed. All directions and notices from the Managing Member or its designee to the Administrator shall be in writing and signed by a Responsible Officer of the Managing Member or its designee or as otherwise agreed to by the parties to this Agreement in the operating procedures. The Administrator shall receive an incumbency certificate in the form set forth in Schedule 2.02 hereof setting forth each of the Responsible Officers for the Managing Member or its designee entitled to direct the Administrator, and the Administrator shall be entitled to conclusively rely, and be protected in so relying, upon any such direction from any such Responsible Officer. The Administrator shall be entitled to conclusively rely upon the last incumbency certificate received by it until it receives a new incumbency certificate from the Managing Member or its designee from any such Responsible Officer. The Administrator hereby acknowledges receipt of such incumbency certificate from the Managing Member on the date hereof.
     Section 2.03. Delivery of Information. The Administrator shall deliver any reports or other information that it is required to prepare pursuant to Section 2.01 hereof in accordance with the notice provisions in Section 6.02 and the notice provisions set forth in the other Transaction Documents.
     Section 2.04. Third Party Information. To the extent that this Agreement requires the Administrator to make any calculations based on information provided to the Administrator by other parties, the Administrator shall make such calculations upon receipt of such information, except to the extent that such information is manifestly incorrect and/or is not provided to the Administrator by the time specified in this Agreement or in the other Transaction Documents and/or where relevant, is not substantially in the form set out in the relevant Transaction Document. The Administrator shall be entitled to conclusively rely on any and all

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such information and advice it receives from a Responsible Officer of the Managing Member or its designee, legal counsel and independent accountants (including accountants and counsel for ML III) pursuant to its duties under this Agreement without any independent verification thereof and shall not be liable hereunder if it relies on such information or acts in accordance with such advice and without actual knowledge that such advice is in contravention of the terms of this Agreement. If such information is not provided to the Administrator by the time specified in this Agreement or in the other Transaction Documents and, where relevant, in the form set out in the relevant Transaction Document, or if such information is manifestly incorrect, the Administrator shall use reasonable efforts to make the necessary calculations and shall incur no liability hereunder for any consequence resulting from making such calculation.
     Section 2.05. Engagement of Sub-vendors.
     (a) The parties hereto acknowledge that, notwithstanding any term hereof to the contrary, the Administrator may engage and retain from time to time one or more sub-vendors to execute any or all of the duties assigned to the Administrator hereunder (each a “Sub-Vendor”) with the consent of the Managing Member as to the nature of the services being sub-contracted and the identity and contractual terms of any Sub-Vendor (which contractual terms shall be substantially similar to the terms of this Agreement, other than with respect to fees and specific services, including with respect to records retention, maintenance of books and records and expense reimbursement). The Administrator shall not be relieved of any of its duties hereunder as a result of such delegation to any Sub-Vendor and shall be responsible for all acts and omissions of such Sub-Vendor, provided that such responsibility and any resulting liability shall be subject to the same limitations, including those contained in Section 6.03(d) that would have applied hereunder to such acts and omissions had they been engaged in by the Administrator itself pursuant to terms of this Agreement. ML III shall not be responsible for the payment of any fees for the services of such Sub-Vendors, and such amounts shall be payable by the Administrator out of the fees payable by ML III under the Fee Letter.
     (b) For the avoidance of doubt, it is hereby expressly acknowledged and agreed that any Sub-Vendor shall not be, and shall not be construed to be, an assignee for purposes of Section 6.06 hereof.
     (c) ML III hereby acknowledges and agrees that the Administrator will engage and retain Lord Securities Corporation to perform the corporate services and duties set forth in Section 2.01 pursuant to the corporate services agreement to be entered into on or about the date hereof between the Administrator and Lord Securities Corporation.

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ARTICLE 3
Duties of the Escrow Agent
     Section 3.01. Establishment of Escrow Account. (a) The Escrow Agent confirms that it has established account number 630174 in the name of “Maiden Lane III LLC” (such account, the “Escrow Account”), with the specific sub-accounts set out in Exhibit A hereto. By execution of this Agreement, the Escrow Agent waives any Lien that it may have in the Escrow Account or any of the amounts credited thereto other than any Liens granted to it as a Secured Party pursuant to the Security Agreement.
     (b) The Escrow Agent confirms that the Escrow Account is and will remain a “securities account” as defined in Section 8-501 of the UCC. The Escrow Agent and ML III agree that each item of property (whether investment property, financial asset, security, instrument, cash or other property) credited to the Escrow Account shall be treated as a “financial asset” within the meaning of Sections 8-102(a)(9) and 8-103 of the UCC.
     (c) Subject to the terms and conditions provided in the Forward Purchase Agreements which ML III has entered into with various counterparties (each party with whom ML III has entered into a Forward Purchase Agreement, a “Counterparty”), ML III shall, on the applicable closing date(s) under each Forward Purchase Agreement (each such date, a “Forward Closing Date”), cause to be delivered to the Escrow Account from certain funds made available to it pursuant to Sections 2.01 and 3.01 of the Master Investment and Credit Agreement, an amount (the “Escrow Amount”) equal to the sum of the “Net Payment to Counterparty” amounts set forth in Annex C of the Excluded Assets and Post Purchase Proceeds Certificates (as defined in the Forward Purchase Agreements) delivered in connection with such Forward Closing Date and upon such delivery the Escrow Agent shall promptly credit such amount to the ML III sub-account (which may be made by accounting ledger).
     (d) Following delivery of the Escrow Amount under clause (c) above, the Escrow Agent will promptly credit the sub-accounts for the relevant Counterparties for the “Net Payment to Counterparty” amount set out in Annex C of the relevant Excluded Assets and Post Purchase Proceeds Certificate delivered in respect of such Counterparty for the relevant Forward Closing Date and under the relevant Forward Purchase Agreement. The Escrow Agent shall make a corresponding debit to the ML III sub-account (which may be made by accounting ledger) for each credit that it makes to the sub-account of a Counterparty under this clause (d).
     (e) Pursuant to the terms of each Forward Purchase Agreement, on the relevant Forward Closing Date, the Counterparty will transfer and convey, or cause to be transferred and conveyed, to the Escrow Agent for application to such Counterparty’s sub-account all of such Counterparty’s right, title and interest in and to the relevant CDO Issues, as set forth in Annex C of the Excluded Assets

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and Post Purchase Proceeds Certificate delivered pursuant to the relevant Forward Purchase Agreement for the relevant Forward Closing Date.
     (f) With respect to each Forward Purchase Agreement and for the relevant Forward Closing Date, upon (and only upon) (i) confirmation by the Escrow Agent to (A) the Counterparty that the condition set forth in Section 3.02(b) of such Forward Purchase Agreement has been met and (B) ML III that the condition set forth in Section 3.03(c) of such Forward Purchase Agreement has been met, (ii) delivery by ML III of the applicable Escrow Amount to the Escrow Agent, (iii) transfer of the applicable CDO Issues by the Counterparty to the Escrow Agent and (iv) confirmation by each of ML III and the Counterparty to the Escrow Agent that all the conditions set forth in such Forward Purchase Agreement for the relevant Forward Closing Date have been met (or waived by the party with the right to waive such condition), the Escrow Agent shall release and deliver the Escrow Amount then credited to the relevant sub-account for such Counterparty to such account as instructed by the relevant Counterparty and shall release and transfer the assets, including the relevant CDO Issues, remaining in the sub-account related to such Counterparty for credit to the Collateral Account.
     (g) Prior to the delivery of the Escrow Amount and the release and transfer of the remaining assets pursuant to Section 3.01(f) above, the Escrow Agent shall follow the instructions of each Counterparty with respect to return or release of any amounts or assets, including the relevant CDO Issues that were transferred to the Escrow Account, by or on behalf of such Counterparty, and shall follow ML III’s instructions in all other respects. In preparation for the transfers contemplated by Section 3.01(f), prior to each relevant Forward Closing Date for such CDO Issues, the Escrow Agent shall, on behalf of ML III, confirm with the relevant Counterparty (i) such Counterparty’s ability to give instructions pursuant to this clause (g) and (ii) inform such Counterparty of the procedure for releasing CDO Issues in connection with such Forward Closing Date for such CDO Issue.
     (h) If an amount is payable by ML III under Section 2(a) of the Shortfall Agreement, the Escrow Agent shall, to the extent that funds are available in the ML III sub-account, deliver such amount, in immediately available funds, to AIG-FP on the Adjustment Date (as defined in the Shortfall Agreement) in accordance with Proper Instructions. To the extent that ML III is required to make a payment under this clause (h) on a Forward Closing Date, the application of proceeds from the ML III sub-account pursuant to clause (f) above shall occur prior to any payment pursuant to this clause (h).
     (i) Unless otherwise instructed by ML III, the Escrow Agent shall transfer any property remaining in the ML III sub-account at the close of business on a Forward Closing Date to the Collateral Agent for credit to the Collateral Account.

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ARTICLE 4
Term of Appointment
     This Agreement shall continue in full force and effect until it has been terminated in accordance with this Article 4. The Managing Member or BNYM may terminate this Agreement for any reason upon not less than 30 days’ prior written notice to each other party hereto; provided that no termination of this Agreement by BNYM shall be effective until the Managing Member shall have appointed a successor Administrator and Escrow Agent. If the Managing Member shall fail to appoint such successors within 90 days after notice of termination from BNYM, then BNYM may petition any court of competent jurisdiction for the appointment of such successors at the sole cost and expense of ML III. As of the termination date, all fees and reimbursement expenses shall be paid to BNYM in accordance with Section 5.02 of the Master Investment and Credit Agreement on the next succeeding Payment Date. The indemnity provided to any resigning Administrator or Escrow Agent, as applicable, under Section 6.05 of this Agreement shall survive its resignation under this Agreement with respect to any indemnified liabilities to the extent incurred or arising, or relating to events occurring, before such termination.
ARTICLE 5
Representations and Warranties
     Section 5.01. Representations and Warranties of BNYM. BNYM hereby represents and warrants, as of the date hereof, that:
     (a) Power; Authorization. It is a corporation duly organized and is validly existing and in good standing under the laws of New York and has the power and authority, and the legal right, to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary organizational action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder.
     (b) No Consent. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.
     (c) Enforceable Obligations. This Agreement constitutes a legal, valid and binding agreement of it, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

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     (d) No Conflicts. The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any Requirement of Law or any Contractual Obligation of it, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of it and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any Requirement of Law or any such Contractual Obligation.
     Section 5.02. Representations and Warranties of ML III. ML III hereby represents and warrants, as of the date hereof, that:
     (a) Power; Authorization. ML III has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has the power and authority, and the legal right, to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary organizational action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder.
     (b) No Consent. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.
     (c) Enforceable Obligations. This Agreement constitutes a legal, valid and binding obligation of ML III, enforceable against ML III in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (d) No Conflicts. The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any Requirement of Law or any Contractual Obligation of ML III, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of ML III and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any Requirement of Law or any such Contractual Obligation other than the Security Interest.
ARTICLE 6
Miscellaneous
     Section 6.01. Waivers; Amendment. (a) No failure or delay of ML III, the Managing Member or BNYM in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such

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right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of ML III and the Managing Member hereunder are cumulative and are not exclusive of any rights or remedies that such parties would otherwise have. No waiver of any provision of this Agreement or consent to any departure by ML III or the Managing Member shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on BNYM in any case shall entitle it to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except in accordance with the provisions of this Section 6.01. ML III, with the consent of the Controlling Party, and BNYM may from time to time in accordance with Section 11.01 of the Master Investment and Credit Agreement, (i) enter with the parties hereto into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the parties hereunder or (ii) waive, on such terms and conditions as ML III, with the consent of the Controlling Party, and BNYM may specify in such instrument, any of the obligations of the Administrator or the Escrow Agent pursuant to this Agreement. Any such waiver and any such amendment, supplement or modification shall be binding upon each of the parties hereto. In the case of any waiver, ML III, the Administrator and the Escrow Agent shall be restored to their former position and rights hereunder, and any breach waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other breach, or impair any right consequent thereon. Any purported amendment, supplement or modification not complying with the terms of this Section 6.01 shall be null and void.
     Section 6.02. Notices; Electronic Communications.
     (a) Except in the case of notices and other communications expressly permitted to be given by telephone, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made, to the applicable address, fax number, e-mail address or telephone number specified for the applicable party in Schedule 6.02 hereto.
     (b) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or email or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the

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latest unrevoked direction from such party given in accordance with this Section. As agreed to among the parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable party provided from time to time by such party.
     Section 6.03. Additional Provisions with Respect to the Administrator.
     (a) For all purposes of this Agreement, BNYM, in each of its capacities herein, shall be an independent contractor. Unless expressly authorized by the Managing Member or otherwise expressly authorized hereunder or under any other Transaction Document, BNYM, in each of its capacities herein, shall have no authority to act for or represent ML III, the Managing Member or the Investment Manager in any way and shall not otherwise be deemed an agent of ML III, the Managing Member, the Controlling Party or the Investment Manager or be deemed to assume the obligations of ML III, the Managing Member, the Controlling Party or the Investment Manager under any Transaction Document.
     (b) Nothing contained in this Agreement (i) shall constitute BNYM, in any of its capacities herein, and any of ML III, the Managing Member, the Controlling Party or the Investment Manager as being members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them except as expressly set forth herein or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others except as expressly set forth herein.
     (c) Nothing herein shall prevent BNYM or its Affiliates from engaging in other businesses or, in their sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of ML III.
     (d) Notwithstanding any term appearing in this Agreement to the contrary, BNYM in any of its capacities herein, (i) shall not be liable for any action taken or omitted to be taken by it or any of such persons in accordance with this Agreement or the Transaction Documents or in connection herewith, unless such actions or omissions constitute bad faith, wilful misconduct, gross negligence or fraudulent actions, (ii) shall not be liable with respect to any action it takes or omits to take in accordance with a direction from the Managing Member or its designee (so long as BNYM actions or omissions do not constitute willful misconduct, gross negligence, bad faith or fraudulent actions), (iii) may refuse to make loans to any Person (iv) shall not be liable for the title, validity, sufficiency, value, genuineness or transferability of any Collateral, (v) may rely on any notice, direction, instruction, instrument or document reasonably believed by it to be genuine and to have been signed or presented by a Responsible Officer (and need not investigate any fact or matter stated in any such notice, direction, instruction, instrument or document), and BNYM shall be entitled to presume the genuineness, legal capacity and due authority of any signature appearing thereon

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(provided that the foregoing shall not be construed to relieve BNYM from its responsibility to act in accordance with the most recent incumbency certificate it has received setting forth the Responsible Officers of the Managing Member or its designee from time to time, in accordance with the terms of this Agreement), (vi) may consult with and obtain advice from legal counsel with respect to any question or matter arising hereunder or relating hereto, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by BNYM in accordance therewith and (vii) shall not be deemed to have notice of any fact or matter unless and until actually known to BNYM or notice thereof referencing this Agreement in writing is received by BNYM at its notice address provided for in Section 6.02.
     (e) BNYM shall be responsible for maintaining and preserving its operations, facilities and systems (including its computer and communication systems) in a manner consistent with commercial and supervisory standards prevalent in its industry. So long as BNYM shall have complied with the foregoing maintenance or preservation requirements and provided that any delay or failure to take such action as may be required under this Agreement could not be prevented by the exercise of reasonable care by BNYM, BNYM shall not be liable for any delay or failure to take any action as may be required under this Agreement to the extent that any such delay or failure is caused by an act of God or acts of declared or undeclared war, acts of terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar events or the interruption or suspension of any external communication or power systems. The preceding sentence shall not relieve BNYM from using its reasonable best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and BNYM shall provide ML III and the Managing Member with written notice of any such failure or delay. BNYM agrees that it shall enter into and shall maintain in effect, at all times during the term of this Agreement, with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of computer files and data with respect to any accounts held by it, and (ii) emergency use of electronic data processing equipment to provide services under this Agreement.
     (f) Nothing in this Agreement shall affect any obligation BNYM may have in any capacity not contemplated in this Agreement.
     Section 6.04. Survival of Agreement. All covenants, agreements, representations and warranties made by BNYM and ML III herein shall be considered to have been relied upon by each other party hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by the parties hereto or on their behalf, and shall continue in full force and effect as long as this Agreement has not been terminated. Notwithstanding anything to the contrary herein, the provisions of Section 6.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby or by the Master Investment and Credit Agreement, the repayment of any of the

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Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or the Master Investment and Credit Agreement or any other Transaction Document or any investigation made by or on behalf of the Senior Lender, the Equity Investor, ML III, the Managing Member or the Controlling Party.
     Section 6.05. Fees and Expenses; Indemnity. (a) ML III agrees to pay to each of the Administrator and the Escrow Agent in accordance with Section 5.02 of the Master Investment and Credit Agreement, such fees for its services as are required to be paid pursuant to the terms of the Fee Letter. The parties to this Agreement hereby agree to undertake good faith negotiations regarding any additional fees, as necessary and applicable, for any action to be taken by the Administrator or the Escrow Agent (pursuant to direction or instruction of the Managing Member) which is not already expressly required by it or reasonably related thereto pursuant to this Agreement and would cause the Administrator or the Escrow Agent additional undue burden.
     (b) ML III agrees to pay or reimburse, in accordance with Section 5.02 of the Master Investment and Credit Agreement, each of the Administrator and the Escrow Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel and filing and recording fees and expenses.
     (c) ML III agrees to indemnify BNYM and each of its Related Parties (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with or as a result of (A) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties thereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or (B) any claim, litigation, investigation or proceeding relating to the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by ML III or any of its Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the bad faith, gross negligence, fraudulent actions or willful misconduct of such Indemnitee; provided, further, that ML III shall not be obligated to pay, indemnify or hold harmless any Indemnitee if such Indemnitee (i) does not provide reasonably prompt notice to ML III (with a copy to the Managing Member) of any claim for which indemnification is sought or (ii) admits any liability or incurs any

15

significant expenses after receiving actual written notice of the claim (which is sufficiently specific to give reasonable notice of the existence of the claims and the expenses of such legal proceedings), or agrees to any settlement without the prior written consent of ML III. ML III may, in its sole discretion and at its expense, control the defense of the claim including, without limitation, designating counsel for the Indemnitees and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim.
     (d) All amounts payable under this Section 6.05 shall be payable in accordance with Section 5.02 of the Master Investment and Credit Agreement. Any request for payment under this Article 6 must be (i) for expenses incurred no later than two Business Days prior to the Notice Date and (ii) received by ML III and the Managing Member no later than the Notice Date, so as to be paid in connection with payments to be made on the next succeeding Payment Date. “Notice Date” means the 22nd day of each month, commencing on the first such date to occur after the Closing Date, or, if such 22nd day is not a Business Day, the next Business Day thereafter, or such other day as may be specified by the Controlling Party or its designee pursuant to a Proper Instruction; provided that a Notice Date will not occur less frequently than semi-annually.
     (e) To the extent permitted by applicable law, no party shall assert, and each hereby waives, and no party shall have any obligation with respect to, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, or the transactions contemplated hereby.
     (f) The provisions of this Article 6 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby or by the Master Investment and Credit Agreement, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement, the Master Investment and Credit Agreement or any other Transaction Document or any investigation made by or on behalf of any party hereto.
     Section 6.06. Successors and Assigns; Assignments. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Administrator nor the Escrow Agent may assign or transfer any or all its rights and obligations hereunder without the prior written consent of the Managing Member. Any assignment or transfer of rights or obligations under this Agreement that does not comply with this Section 6.06 shall be null and void.
     Section 6.07. Merger or Consolidation of, or Assumption of the Obligations of, the Administrator. Any Person (a) into which BNYM may be

16

merged or consolidated, (b) which may result from any merger, conversion or consolidation to which BNYM shall be a party or (c) succeeding to the business of BNYM, which Person, in any of the foregoing cases executes an agreement of assumption to perform every obligation of BNYM hereunder, shall be the successor to BNYM under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, notwithstanding anything in this Agreement to the contrary. BNYM shall provide prior written notice of any merger, consolidation or succession pursuant to this Section 6.07 to the Managing Member and the Controlling Party.
     Section 6.08. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective when counterparts shall have been executed and delivered by each party hereto. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     Section 6.09. Severability. In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect to the extent permitted by applicable law, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     Section 6.10. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 6.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11.

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     Section 6.12. Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner and at the address provided for notices in Section 6.02.
     Section 6.13. No Bankruptcy Petition Against ML III. Each party, other than ML III, hereby covenants and agrees that it will not at any time (i) commence or institute against ML III or join with or facilitate any other Person in commencing or instituting against ML III, any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, receivership, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state, or other jurisdiction, bankruptcy or similar law or statute now or hereafter in effect in connection with any obligations relating to this Agreement or any of the other Transaction Documents or (ii) participate in any assignment for benefit of creditors, compositions, or arrangements with respect to ML III’s debts. The agreements in this Section 6.13 shall survive the termination of this Agreement and payment in full of all of the Secured Obligations.
     Section 6.14. Further Assurances. Each party hereto agrees to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments, as may be reasonably necessary to carry into effect the purposes of this Agreement or to better assure and confirm unto the parties hereto its rights, powers and remedies hereunder.
     Section 6.15. Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement, the obligations of ML III under this Agreement are solely the obligations of ML III and shall be payable solely to the extent of funds received by and available to ML III in accordance with the Master

18

Investment and Credit Agreement. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, ML III arising out of or based upon this Agreement against any holder of a membership interest, employee, officer or Affiliate thereof and, except as specifically provided herein, no recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, ML III arising out of or based upon this Agreement against the Administrator, the Escrow Agent, the Investment Manager or any holder of the Membership Interests of ML III or any Related Party of any thereof; provided, that the foregoing shall not relieve any such person or entity from any liability they might otherwise have as a result of bad faith, willful misconduct, gross negligence or fraudulent actions taken or omissions by them. The provisions of this Section 6.15 shall survive the termination or expiration of this Agreement and the Secured Obligations.
     Section 6.16. Conflict with the Master Investment and Credit Agreement or Security Documents. If this Agreement shall require that any action be taken with respect to any matter and the Master Investment and Credit Agreement or Security Documents shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Master Investment and Credit Agreement or Security Documents, the Master Investment and Credit Agreement and Security Documents shall govern.
     Section 6.17. Third Party Beneficiary. The parties hereto agree that the Secured Parties are express third party beneficiaries of this Agreement.
     Section 6.18. Confidentiality. BNYM agrees to keep confidential all nonpublic information provided to it by ML III, the Managing Member, the Administrator, the Escrow Agent, the Collateral Agent, the Investment Manager, the Controlling Party or any other Person pursuant to or in connection with this Agreement or the other Transaction Documents; provided that nothing herein shall prevent BNYM from disclosing any such information (a) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates who have a need to know such information (collectively, its “Representatives”), (b) upon the request or demand of any Governmental Authority, (c) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (d) in connection with any litigation or similar proceeding, (e) that has been publicly disclosed other than by BNYM or any of its Representatives in violation of this Section 6.18 or any other applicable confidentiality obligation owing to ML III, (f) if agreed by ML III and the Managing Member in their sole discretion or (g) to the limited extent required for it to fulfill its obligations under this Agreement; provided, further, (i) pursuant to clause (b) above, BNYM shall notify ML III and the Managing Member, if legally permitted to do so, of any proposed disclosure contemporaneously with such disclosure and at such time request that the Governmental Authority to whom such disclosure is made accord confidential treatment to the disclosed information and (ii) pursuant to clauses (c)

19

and (d) above, prior to any disclosure of such information, BNYM shall notify ML III and the Managing Member, if legally permitted to do so, of any proposed disclosure as far in advance of such disclosure as practicable and upon ML III’s or the Managing Member’s written request, and, at ML III’s or the Managing Member’s sole cost and expense, take all reasonable actions designed to ensure that any information disclosed shall be accorded confidential treatment. BNYM further agrees that it shall be responsible for compliance by each of its Representatives with this Section 6.18.
     Section 6.19. Internal Controls. The Administrator shall provide its relevant SAS-70 reports to ML III on an annual basis, along with quarterly attestations that customary controls remain in place, and such Sarbanes-Oxley sub-certifications as are customarily provided by the Administrator to its other customers similarly situated.
     Section 6.20. Access to Books and Records. BNYM agrees to afford the Managing Member, the Investment Manager, the Controlling Party, the Equity Investor, the Board of Governors of the Federal Reserve System (the “Board”) and other governmental oversight entities and their respective authorized agents reasonable access during normal business hours to make examinations of the Records (as defined below) and to cause its personnel to assist in any such examinations of such records and allow copies of such records to be made. Such examinations will be conducted in a manner which does not unreasonably interfere with the normal operations or employee relations of BNYM. In addition, at the request of the Managing Member, BNYM will meet with one or more of the Managing Member’s directors or designated staff at a mutually agreeable time and place to discuss matters that fall within the scope of this engagement.
     Section 6.21. Maintenance of Books and Records. Except as otherwise directed by the Managing Member, for the term of this Agreement, BNYM shall maintain the books and records of ML III in accordance with the terms of this Agreement and make easily accessible all such information, materials and records in whatever format (collectively, “Records”) which it has or which come into its possession in connection with the transaction and the services provided under this Agreement, in each case to the extent consistent with BNYM’s internal records and maintenance and records retention policy; provided that prior to any destruction of any Records by BNYM in accordance with such policy, BNYM shall notify the Managing Member and provide the Managing Member with an opportunity to take possession of such Records from BNYM. Upon the termination of this Agreement or its services hereunder, BNYM and the Managing Member shall agree on the timing and mechanism for transferring all Records to the Managing Member. In transferring such Records, BNYM shall provide an Officer’s Certificate certifying that (a) as to whether it has kept and retained the Records in accordance with the requirements set forth herein and (b) the Records being transferred represent all of the Records that have not been previously delivered or destroyed in compliance with this Section 7.22. Notwithstanding the foregoing, BNYM may make and retain copies of Records to

20

satisfy existing internal audit or compliance requirements, provided that the Officer’s Certificate includes information as to the copies of Records that it is retaining.
     Section 6.22. Binding Effect. This Agreement shall become effective when a counterpart hereof shall have been executed by each of the parties and delivered to the Controlling Party.
     Section 6.23. Integration. This Agreement and the other Transaction Documents represent the entire agreement of the parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by ML III, the Administrator, the Escrow Agent, any Secured Party or the Controlling Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents. Each party to this Agreement hereby irrevocably waives any right to exercise any lien or right of set off or counterclaim, or any other right it may have at law or otherwise to exercise such lien or right of set off or counterclaim to appropriate and apply to the payment of any amounts due and owning to it under this Agreement.
     Section 6.24. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     Section 6.25. Instructions. It is understood that any instruction or Officer’s Certificate required to be given, prepared and/or delivered by the Controlling Party pursuant to this Agreement or any other Transaction Document may be given, prepared and/or delivered by the Investment Manager to the extent such authority is given pursuant to a Proper Instruction, and to the extent that any instruction or Officer’s Certificate is to be given, prepared and/or delivered by both the Investment Manager and the Controlling Party, the Controlling Party’s instructions or Officer’s Certificate shall control.
     Section 6.26. Role of Investment Manager and Controlling Party. Each party hereby accepts the role and powers of the Investment Manager described in this Agreement and the other Transaction Documents and understands that the Investment Manager will be solely the agent of the Controlling Party. In addition, the Controlling Party has ultimate authority with respect to all decisions regarding the management of the Collateral (which it may delegate, in whole or in part, to the Investment Manager or otherwise), including decisions as to when to dispose of Collateral. In exercising such control, the Controlling Party and its agents, including the Investment Manager, shall have no duty to maximize returns on the Collateral or to take into account the interests of the Equity Investor or any other Secured Party.

21

     Section 6.27. Termination. This Agreement shall terminate at such time as the Security Agreement terminates in accordance with Section 30 thereof.
[signature pages follow]

22

          IN WITNESS WHEREOF, the parties hereto have caused this Administration Agreement to be executed as of the date first above written.

THE BANK OF NEW YORK MELLON, as Administrator and Escrow Agent
By:
Name:
Title:

[Signature Page to Administration Agreement]

23

MAIDEN LANE III LLC
By:	FEDERAL RESERVE BANK OF NEW YORK, as its sole Managing Member

By:
Name:
Title:

[Signature Page to Administration Agreement]

24

FEDERAL RESERVE BANK OF NEW YORK, as the sole Managing Member of Maiden Lane III LLC
By:
Name:
Title:

[Signature Page to Administration Agreement]

25

Exhibit A
LIST OF ESCROW SUB-ACCOUNTS

Exhibit A - 1

Exhibit B to
Administrative Agreement
FORM OF RESET DATE NOTICE
Reset Date:                     ,
     Reference is made to the Master Investment and Credit Agreement dated as of November 25, 2008 (as amended, modified or supplemented from time to time, the “Master Agreement”; the terms defined therein being used herein as therein defined), among MAIDEN LANE III LLC as Company, FEDERAL RESERVE BANK OF NEW YORK in its capacity as Controlling Party, FEDERAL RESERVE BANK OF NEW YORK as Senior Lender, AMERICAN INTERNATIONAL GROUP, INC. as Equity Investor and THE BANK OF NEW YORK MELLON as Collateral Agent.
     The undersigned [Responsible Officer] of the Administrator hereby certifies as of the date hereof that he/she is the                      of the Administrator, and that, as such, he/she is authorized to execute and deliver this Reset Date Notice to the Company, the Senior Lender, the Equity Investor, the Collateral Agent, the Controlling Party and the Investment Manager on behalf of Administrator, and hereby certifies on behalf of the Administrator that as of the Reset Date specified above:
1.	LIBOR for the Calculation Period commencing on the Reset Date is ___% per annum.

2.	Interest rate applicable to each Senior Loan for the Calculation Period commencing on the Reset Date is ___% per annum.

3.	Preferred distribution rate applicable to the Equity Interest for the Calculation Period commencing on the Reset Date is ___% per annum.

4.	Amount of interest accrued on the outstanding principal amount of all Senior Loans and to be capitalized on the Reset Date specified above is $___

5.	[Amount of preferred distributions accrued on the Equity Interest (not to be added to the Equity Contribution Amount) on the Reset Date specified above is $___] [Amount of preferred distributions accrued on the Equity Interest and to be added to the Equity Contribution Amount on the Reset Date specified above is $___]

Exhibit B - 1

     IN WITNESS WHEREOF, the undersigned Responsible Officer has executed this Reset Date Notice on behalf of the Administrator as of the Reset Date specified above.

THE BANK OF NEW YORK MELLON, as Administrator
By:
Name:
Title:

Exhibit B - 2

SCHEDULE 2.02 TO ADMINISTRATIVE AGREEMENT — FORM OF INCUMBENCY CERTIFICATE
CORPORATE SECRETARY’S CERTIFICATE
          The undersigned, Michael Held, Corporate Secretary and Senior Vice President of the Federal Reserve Bank of New York (the “Bank”), hereby certifies on behalf of the Bank as follows:
1.	Each of the below listed individuals is a duly appointed officer of the Bank, holding the office set forth below opposite his/her name and that set forth below is a true and correct copy of his/her specimen signature.

2.	Each of the below listed individuals is authorized, pursuant to Section 2.02 of the Administration Agreement dated as November 25, 2008 (the “Administration Agreement”) by and among the Bank as Managing Member, Maiden Lane III LLC (“MLIII”) and The Bank of New York Mellon as Administrator (the “Administrator”) and Escrow Agent, on behalf of the Bank in its capacity as the Managing Member of MLIII, to direct the Administrator and to provide notice to the Administrator with respect to any matters provided for in the Administration Agreement.

3.	Each of the below listed individuals is authorized, pursuant to Section 7(a)(iii) of the Security Agreement dated as of November 25, 2008 (the “Security Agreement”) by and among MLIII as Borrower, the Bank as Senior Lender and Controlling Party and The Bank of New York Mellon as Collateral Agent (the “Collateral Agent”), on behalf of the Bank in its capacity as Controlling Party under the Security Agreement, to give Proper Instructions (as such term is defined in the Security Agreement) to the Collateral Agent with respect to any matter that the Controlling Party is authorized to give Proper Instructions to the Collateral Agent under the terms of the Security Agreement.

Name	Title	Signature

Sandy C. Krieger	Executive Vice President

Helen Mucciolo	Senior Vice President

Maria Grace Ambrosio	Vice President

Jim M. Mahoney	Vice President

[signature page follows]

Scheduel 2.02 - 1

          IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 25th day of November, 2008.

FEDERAL RESERVE BANK OF NEW YORK 33 Liberty Street New York, NY 10045
By:
Michael Held
Corporate Secretary Senior Vice President

Scheduel 2.02 - 2

SCHEDULE 6.02 TO ADMINISTRATIVE AGREEMENT — NOTICE INFORMATION
ML III
Maiden Lane III LLC
c/o Federal Reserve Bank of New York
33 Liberty Street New York, New York 10045
Attention: Helen Mucciolo, Senior Vice President
Fax: (212) 720-1953
Telephone: (212) 720-1333
Email: helen.mucciolo@ny.frb.org
with copies to:
Federal Reserve Bank of New York
33 Liberty Street, New York, New York 10045
Attention: Joyce M. Hansen, Deputy General Counsel and
Senior Vice President
Telecopy: (212) 720-1756
Telephone: (212) 720-5024
E-mail: joyce.hansen@ny.frb.org
Davis Polk & Wardwell
450 Lexington Avenue, New York, New York 10017
Attention: Marshall S. Huebner and Bjorn Bjerke
Telephone: (212) 450-4000
MANAGING MEMBER
Federal Reserve Bank of New York
33 Liberty Street New York, New York 10045
Attention: Sarah Dahlgren, Senior Vice President
Telecopy: (212) 720-6019
Telephone: (212) 720-7537
E-mail: sarah.dahlgren@ny.frb.org
ADMINISTRATOR AND ESCROW AGENT
The Bank of New York Mellon
Attention: Andrew J. Taylor
101 Barclay Street
New York, NY 10286
Telecopy: (212) 815-2020
Telephone: (212) 815-2943
E-mail: andrew.j.taylor@bnymellon.com

Scheduel 6.02 - 1

Exhibit C to
Master Investment and Credit Agreement
FORM OF SHORTFALL AGREEMENT
SHORTFALL AGREEMENT
BETWEEN
MAIDEN LANE III LLC
AND
AIG FINANCIAL PRODUCTS CORP.
     This Agreement, made and entered into as of November 25, 2008, by and between Maiden Lane III LLC., a Delaware limited liability company (“ML III”), and AIG Financial Products Corp., a Delaware corporation (“AIG-FP”).
WITNESSETH:
     WHEREAS, as of October 31, 2008, AIG-FP was party to the derivative transactions listed on Schedule A hereto (the “Derivative Transactions”), with an aggregate notional value of $53,510,385,969;
     WHEREAS, AIG-FP and ML III have entered into a termination agreement with each counterparty to the Derivative Transactions, each with a trade date of November 10, 2008 (the “Termination Agreements”), whereby inter alia, each Derivative Transaction would be terminated and each of the parties to the Derivative Transactions would be released of all of its duties and obligations thereunder;
     WHEREAS, ML III has entered into a forward purchase agreement with each counterparty to the Derivative Transactions (the “Purchase Agreements”) whereby ML III will purchase certain CDO Issues underlying the Derivative Transactions;
     WHEREAS, ML III has entered into the Master Investment and Credit Agreement, dated as of November 25, 2008, with the Federal Reserve Bank of New York, American International Group, Inc. (“AIG”) and The Bank of New York Mellon (the “Master Investment and Credit Agreement”) in connection with obtaining certain loans and equity contributions to purchase the CDO Issues;
     WHEREAS, ML III entered into the Purchase Agreements and the Master Investment and Credit Agreement in partial reliance on AIG-FP’s promise to make the payments, if any, described herein and AIG-FP has entered into the Termination Agreements in partial reliance on ML III’s promises to make the payments, if any, described herein;
     WHEREAS, AIG-FP has delivered collateral to the counterparties to the Derivative Transactions (the “Counterparties”) as set forth on Schedule A hereto, as previously determined by ML III or its designee(s), in consultation with AIG-FP (with respect to each Derivative Transaction, the “Posted Collateral”); and
     WHEREAS, as of October 31, 2008, the difference between the notional value of each Derivative Transaction and the market value of the related CDO Issue, or portion of a CDO Issue, as applicable, underlying such Derivative Transaction was as set forth in Schedule A hereto under the heading “Negative Mark-to-Market,” as previously determined by ML III or its designee(s), in consultation with AIG-FP (with respect to each Derivative Transaction, the “Transaction Value”);
     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Purchase Agreements, or, if not defined therein, the Master Investment and Credit Agreement.
          (a) “Adjustment Date” means the fifth Business Day following the final Forward Closing Date, or such other date as may be agreed to by ML III and AIG-FP.

          (b) “Collateral Excess Amount” means, with respect to each Derivative Transaction, the amount by which (i) the Posted Collateral for the portion of the Derivative Transaction that terminated as a result of consummation of the transactions contemplated by the related Termination Agreement and Forward Purchase Agreement exceeds (ii) the Transaction Value for such consummated transactions.
          (c) “Collateral Shortfall Amount” means, with respect to each Derivative Transaction, the amount by which (i) the Transaction Value for the portion of the Derivative Transaction that terminated as a result of consummation of the transactions contemplated by the related Termination Agreement and Forward Purchase Agreement exceeds (ii) the Posted Collateral for such portion of such terminated Derivatives Transaction.
     2. Adjustment Payments.
          (a) On the Adjustment Date, if the aggregate Collateral Excess Amounts exceed the aggregate Collateral Shortfall Amounts, ML III shall, on the Adjustment Date, pay or cause to be paid, in immediately available funds, the amount of such excess to AIG-FP.
          (b) On the Adjustment Date, if the aggregate Collateral Shortfall Amounts exceed the aggregate Collateral Excess Amounts, AIG-FP shall pay, in immediately available funds, the amount of such excess to ML III for credit to the Collateral Account.
          (c) To the extent ML III has received amounts by means of set-off credit to the amounts otherwise payable by ML III to the Counterparties, or otherwise has collected fixed amount payments accrued prior to the Trade Date, ML III shall pay such amounts to AIG-FP on the first Payment Date following such collection or set off (to the extent collected or set off by the second day prior to the relevant Notice Date), with such amounts to be determined by ML III, or its designee(s), in consultation with AIG-FP.
     3. AIG-FP’s Representations and Warranties.
          (a) Organization; Powers. AIG-FP is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations hereunder.
          (b) Authorization; No Conflict. The execution, delivery and performance of this Agreement by AIG-FP have been duly authorized by all requisite corporate and, if required, stockholder action and will not (A) result in the violation by AIG-FP of (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or bylaws of AIG-FP, (2) any order of any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (each, a “Governmental Authority”) or (3) any provision of any indenture, agreement or other instrument to which AIG-FP is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing) upon or with respect to any property or assets now owned or hereafter acquired by AIG-FP.

2

          (c) Enforceability. This Agreement has been duly executed and delivered by AIG-FP and constitutes a legal, valid and binding agreement of AIG-FP enforceable against AIG-FP in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by the court’s discretion in relation to equitable remedies.
          (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required to be taken, obtained or made by AIG-FP in connection with the transactions contemplated hereunder except (i) such as have been made or obtained and are in full force and effect and (ii) with respect to any Governmental Authority other than a Governmental Authority of the United States or any state thereof, if the failure to take such action, obtain such consent or approval, or register or file with such Governmental Authority could not reasonably be expected to have a Material Adverse Effect.
          (e) Litigation; Compliance with Laws.
          (i) Except as set forth in the financial statements attached to AIG’s most recently filed form 10-Q, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of AIG-FP, threatened against or affecting AIG-FP or any business, property or rights of AIG-FP as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a material impairment of the totality of the rights and remedies of, or benefits available to ML III under this Agreement and the Transaction Documents taken as a whole.
          (ii) AIG-FP is not in violation of any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits) or any restrictions of record or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a material impairment of the totality of the rights and remedies of, or benefits available to ML III under this Agreement and the Transaction Documents taken as a whole.
     4. Covenant not to make certain amendments to any Purchase Agreements In consideration of AIG-FP’s agreement in Section 2 above, ML III hereby covenants not to amend any Purchase Agreement in a manner that will cause AIG-FP to be liable to any Counterparty for a greater portion of the Combined Settlement Amount (as defined in the Termination Agreements) than it would have been under the Purchase Agreement in the form originally entered into between the Counterparty and ML III. For the avoidance of doubt, this provision shall have no impact on ML III’s ability to exercise discretion in accordance with the terms of the Purchase Agreements, including determinations of whether and when a CDO Issue becomes an Excluded Asset or whether and when the conditions for the purchase of a CDO Issue have been met or on ML III’s ability to waive any such condition.
     5. No Bankruptcy Petition Against ML III. AIG-FP hereby covenants and agrees that it will not at any time (i) commence or institute against ML III or join with or facilitate any other Person in commencing or instituting against ML III, any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, receivership, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state, or other jurisdiction, bankruptcy or similar law or statute now or hereafter in effect in connection with any obligations relating to this Agreement or any of the other Transaction Documents or (ii) participate in any assignment for benefit of creditors, compositions, or arrangements with respect to ML III’s debts. The agreements in this Section 5 shall survive the termination of this Agreement and payment in full of all obligations under this Agreement.
     6. Waivers. AIG-FP hereby waives any failure or delay on the part of ML III in asserting or enforcing any of its rights or in making any claims or demands hereunder.

3

     7. Opinion. AIG-FP shall cause to be delivered to ML III an opinion substantially in the form of the opinion required under Section 7.01(c)(i)(D) of the Master Investment and Credit Agreement with respect to its entry into this Agreement.
     8. Notices. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement shall be in writing, shall be given or made or communicated by hand delivery or fax, confirmed by telephone, addressed as follows:

If to ML III:	Maiden Lane III LLC
c/o Federal Reserve Bank of New York
33 Liberty Street New York, New York 10045
Attention: Helen Mucciolo, Senior Vice President
Telecopy: (212) 720-1333
Telephone: (212) 720-1593
E-mail: helen.mucciolo@ny.frb.org

with copies to:

Federal Reserve Bank of New York
33 Liberty Street New York, New York 10045
Attention: Joyce M. Hansen, Deputy General Counsel and Senior Vice President
Telecopy: (212) 720-1756 Telephone: (212) 720-5024
E-mail: joyce.hansen@ny.frb.org

Davis Polk & Wardwell
450 Lexington Avenue, New York, New York 10017
Attention: Bjorn Bjerke
Telephone: (212) 450-4000

If to AIG-FP:	AIG Financial Products Corp.
50 Danbury Road
Wilton, CT
06897-4444
Attn: Chief Financial Officer
Phone: (203) 222-4700
Fax: (203) 222-4780

with copies to:

AIG Financial Products Corp.
50 Danbury Road
Wilton, CT
06897-4444
Attn: General Counsel
Phone: (203) 222-4700
Fax: (203) 222-4780

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10103
Attention: Jason A.B. Smith
Telephone: (212) 310-8000

4

     9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     10. Jurisdiction; Consent to Service of Process.
          (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive.
          (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each party irrevocably consents to service of process in the manner provided for notices in Section 8. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.
     11. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     12. Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement, the obligations of ML III under this Agreement are solely the obligations of ML III and shall be payable solely to the extent of funds received by and available to ML III in accordance with the Transaction Documents. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, ML III arising out of or based upon this Agreement against any holder of a Membership Interest, employee, officer or Affiliate thereof and, except as specifically provided herein, no recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, ML III arising out of or based upon this Agreement against any holder of the Membership Interests or any equity interests in any Related Party of any such holder; provided that the foregoing shall not relieve any such person or entity from any liability they might otherwise have as a result of willful misconduct, gross negligence or fraudulent actions taken or omissions by them. The provisions of this Section shall survive the termination or expiration of this Agreement and payment in full of any and all obligations arising from this Agreement.
     13. Default. Upon and default by either party hereunder and the expiration of all applicable grace periods, the non-defaulting party shall have all rights and remedies available under applicable law.
     14. Miscellaneous.

5

          (a) All headings herein are for convenience of reference only and shall be disregarded in the interpretation hereof.
          (b) This Agreement may be signed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.
          (c) In the event of an assumption of AIG-FP’s obligations under this Agreement by a successor, such successor shall succeed to and be substituted for AIG-FP with the same effect as if it had been named herein, and upon such assumption, AIG-FP shall be relieved of any further obligation hereunder. This Agreement may not be assigned by AIG-FP without the prior written consent of ML III.
          (d) In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6

     IN WITNESS WHEREOF, each of the parties hereto has caused this Shortfall Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.
MAIDEN LANE III LLC
By: FEDERAL RESERVE BANK OF NEW YORK,
as its sole Managing Member

By:
Name:
Title:

AIG FINANCIAL PRODUCTS CORP.
By:
Name:
Title:

Schedule A
to
Shortfall Agreement
List of Derivative Transactions

Exhibit D to
Master Investment and Credit Agreement
FORM OF RESET DATE NOTICE
Reset Date: ________,____
     Reference is made to the Master Investment and Credit Agreement dated as of November 25, 2008 (as amended, modified or supplemented from time to time, the “Master Agreement”; the terms defined therein being used herein as therein defined), among MAIDEN LANE III LLC as Company, FEDERAL RESERVE BANK OF NEW YORK in its capacity as Controlling Party, FEDERAL RESERVE BANK OF NEW YORK as Senior Lender, AMERICAN INTERNATIONAL GROUP, INC. as Equity Investor and THE BANK OF NEW YORK MELLON as Collateral Agent.
     The undersigned [Responsible Officer] of the Administrator hereby certifies as of the date hereof that he/she is the ___of the Administrator, and that, as such, he/she is authorized to execute and deliver this Reset Date Notice to the Company, the Senior Lender, the Equity Investor, the Collateral Agent, the Controlling Party and the Investment Manager on behalf of Administrator, and hereby certifies on behalf of the Administrator that as of the Reset Date specified above:
1.	LIBOR for the Calculation Period commencing on the Reset Date is ___% per annum.

2.	Interest rate applicable to each Senior Loan for the Calculation Period commencing on the Reset Date is ___% per annum.

3.	Preferred distribution rate applicable to the Equity Interest for the Calculation Period commencing on the Reset Date is ___% per annum.

4.	Amount of interest accrued on the outstanding principal amount of all Senior Loans and to be capitalized on the Reset Date specified above is $___

5.	[Amount of preferred distributions accrued on the Equity Interest (not to be added to the Equity Contribution Amount) on the Reset Date specified above is $___] [Amount of preferred distributions accrued on the Equity Interest and to be added to the

Equity Contribution Amount on the Reset Date specified above is $___]
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned Responsible Officer has executed this Reset Date Notice on behalf of the Administrator as of the Reset Date specified above.

THE BANK OF NEW YORK MELLON, as Administrator
By:
Name:
Title:

Exhibit E to
Master Investment and Credit Agreement
FORM OF DRAWDOWN CERTIFICATE
Dated as of [ ], 2008
     Pursuant to Section 2.02(b) of the Master Investment and Credit Agreement dated as of November 25, 2008 (as amended, modified or supplemented from time to time, the “Master Agreement”; the terms defined therein being used herein as therein defined) among MAIDEN LANE III LLC as Company, FEDERAL RESERVE BANK OF NEW YORK as Controlling Party, FEDERAL RESERVE BANK OF NEW YORK as Senior Lender, AMERICAN INTERNATIONAL GROUP, INC. as Equity Investor and THE BANK OF NEW YORK MELLON as Collateral Agent, the undersigned [Full Name], [Title], of the Managing Member of Maiden Lane III LLC, hereby requests a drawdown under the Senior Facility on behalf of the Company as follows:
1.	The proposed Drawdown Date is ___(or if that day is not a Business Day, the next Business Day).

2.	The proposed drawdown is to be used to fund [the aggregate Purchase Payment to be made in respect of the CDO Issues specified on schedule hereto][the Shortfall Payment payable by the Company pursuant to Section 2(a) of the Shortfall Agreement].

3.	The aggregate principal amount requested is $___[(or, if less, the Available Senior Commitment).]

4.	Each condition specified in Section 7.02 of the Master Agreement is satisfied on the date of this Drawdown Certificate.

5.	This Drawdown Certificate is irrevocable.
[signature page follows]

     IN WITNESS WHEREOF, the undersigned has caused this Drawdown Certificate to be executed in its name and behalf by its duly authorized representative as of the date first above-written.

MAIDEN LANE III LLC, as Company
By:	Federal Reserve Bank of New York, as its
Managing Member

By:
Name:
Title:

Schedule to the
Drawdown Certificate
     Each of the following CDO Issues to be purchased pursuant to the Forward Purchase Agreement dated as of November [ ], 2008 between [Counterparty] and Maiden Lane III LLC:

				Notional	Purchase
				Exposure	Payment
CUSIP	Counterparty	Portfolio Name	Tranche Name	(USD)	(USD)
Aggregate Purchase Payment

Exhibit F to
Master Investment and Credit Agreement
FORM OF WEEKLY REPORT
     Date of this Report (Weekly Reporting Date): ___,___
     Weekly period covered by this Report: ___,___to ___,___
     Reference is made to the Master Investment and Credit Agreement dated as of November 25, 2008 (as amended, modified or supplemented from time to time, the “Master Agreement”; the terms defined therein being used herein as therein) among MAIDEN LANE III LLC as Company, FEDERAL RESERVE BANK OF NEW YORK as Controlling Party, FEDERAL RESERVE BANK OF NEW YORK as Senior Lender, AMERICAN INTERNATIONAL GROUP, INC. as Equity Investor and THE BANK OF NEW YORK MELLON as Collateral Agent.
     The undersigned [Responsible Officer] of the Administrator hereby certifies as of the date hereof that he/she is the ___of the Administrator, and that, as such, he/she is authorized to execute and deliver this Weekly Report to the Company, the Senior Lender, the Equity Investor, the Collateral Agent, the Controlling Party and the Investment Manager on behalf of the Administrator, and hereby certifies on behalf of the Administrator as follows:
     1. During the period from [the Closing Date][the preceding Weekly Reporting Date] to the Weekly Reporting Date specified above, the aggregate amount of Proceeds (as defined in the Security Agreement) with respect to the Collateral received by the Collateral Agent was $___and such amount was deposited in the Collateral Accounts.
     2. During the period from [the Closing Date][the preceding Weekly Reporting Date] to the Weekly Reporting Date specified above, the aggregate amount of distributions paid from the Collateral Accounts was $___. Such amount was made in accordance with the application of proceeds set out in Section 5.02 of the Master Agreement and was comprised of the following payments:

Disbursement Item	Amount
Costs, Expenses, Fees, indemnity	$
Permitted Hedging Transactions	$

Disbursement Item	Amount
Funding of Expense Reimbursement Sub-Account	$
Funding of Investment Reserve Sub-Account	$
Principal of all Senior Loans	$
Interest on all Senior Loans	$
Return of Equity Contribution Amount	$
Distributions in respect of Equity Interest	$
Permitted Hedging Transactions (counterparty as sole defaulting or affected party)	$
Contingent Interest on the Senior Loans	$
Excess Amounts released in respect of the Equity Interest	$
Total:	$
     3. As of the Weekly Reporting Date specified above, after taking into account the payments, if any, referred to in Section 2 above and all new Senior Loans made, if any, the outstanding aggregate principal amount of all Senior Loans is $___and the Available Senior Commitment is $___.
     4. As of the Weekly Reporting Date specified above, after taking into account the payments referred to in Section 2 above, if any, the undistributed balance of the Equity Contribution Amount is $___.
[signature page follows]

     IN WITNESS WHEREOF, the undersigned Responsible Officer has executed this Weekly Report on behalf of the Administrator as of the Weekly Reporting Date specified above.

THE BANK OF NEW YORK MELLON, as Administrator
By:
Name:
Title:

Exhibit G to
Master Investment and Credit Agreement
FORM OF CLOSING CERTIFICATE
Dated as of November [ ], 2008
     Pursuant to Section 7.01(b) of the Master Investment and Credit Agreement dated as of November 25, 2008 (as amended, modified or supplemented from time to time, the “Master Agreement”; the terms defined therein being used herein as therein defined) among MAIDEN LANE III LLC as the Company (the “Company”), FEDERAL RESERVE BANK OF NEW YORK as Controlling Party, FEDERAL RESERVE BANK OF NEW YORK as the Senior Lender, AMERICAN INTERNATIONAL GROUP, INC. as the Equity Investor and THE BANK OF NEW YORK MELLON as Collateral Agent, the undersigned [Full Name], [Title] of the Federal Reserve Bank of New York, the Managing Member of Maiden Lane III LLC, hereby certifies on behalf of the Company as follows:
1.	Attached hereto as Annex 1 is a true and complete copy of a Certificate of Good Standing from the Company’s jurisdiction of organization dated as of a recent date prior to the date hereof.

2.	Attached hereto as Annex 2 is a true and complete copy of the Limited Liability Company Agreement (the “LLC Operating Agreement”) of the Company dated as of October 14, 2008, as amended and restated on November 24, 2008, and such LLC Operating Agreement has not been amended, repealed, modified or restated since such date.

3.	Attached hereto as Annex 3 is a true and complete certified copy of the Certificate of Formation of the Company as in effect on the date hereof, and such Certificate of Formation has not been amended, repealed, modified or restated.

4.	Each of the representations and warranties made by the Company in or pursuant to the Master Agreement and each other Transaction Document is true and correct on and as of the date hereof as if made on and as of the date hereof.

5.	No Event of Default has occurred as of the date hereof and no Default or Event of Default shall have occurred after giving effect to the transactions contemplated by the Master Agreement or the other Transaction Documents.

6.	Each of the individuals set forth below (a) is a duly appointed and acting officer of the Managing Member, holding the offices set forth opposite their name, and the signatures set forth opposite their names are the signatures of such persons as of the date hereof, and (b) is authorized (i) on behalf of the Managing Member acting in any capacity, including as the sole Managing Member of the Company, to enter into any transactions forming a part of, in connection with or incidental to the Transactions, including to execute and deliver on behalf of the Company, and to cause the Company to perform its obligations under, each of the Transaction Documents to which it is a party, and (ii) to execute, deliver and cause the Managing Member and/or the Company to perform its obligations under all contracts, instruments, documents, correspondence and any other papers as a part of, in connection with, or incidental to the Transactions.

Name	Title	Signature
[ ]	[ ]

[ ]	[ ]
[signature page follows]

     IN WITNESS WHEREOF, the undersigned has caused this Closing Certificate to be executed in its name and behalf by its duly authorized representative as of the date first above-written.

MAIDEN LANE III LLC, as Company
By:	Federal Reserve Bank of New York, as its
Managing Member

By:
Name:
Title:

Exhibit H to
Master Investment and Credit Agreement
FORM OF OPINION OF COUNSEL
TO THE COMPANY
November 25, 2008

To	Federal Reserve Bank of New York,
as the Senior Lender and
the Controlling Party, and
American International Group, Inc.,
as the Equity Investor
Ladies and Gentlemen:
     We have acted as special counsel for Maiden Lane III LLC, a Delaware limited liability company, in connection with the Master Investment and Credit Agreement dated as of November 25, 2008 (the “Master Agreement”) among Maiden Lane III LLC (the “Company”), Federal Reserve Bank of New York, as the Controlling Party (the “Controlling Party”), Federal Reserve Bank of New York, as the Senior Lender (the “Senior Lender”), American International Group, Inc., as the Equity Investor (the “Equity Investor”), and The Bank of New York Mellon, as the Collateral Agent (the “Collateral Agent”).
     Terms used (but not defined) herein have the meanings assigned to them in the Master Agreement.
     We have reviewed executed copies of:
     (a) the Master Agreement;
     (b) the Administration Agreement dated as of November 25, 2008 among the Company, Federal Reserve Bank of New York, as the Managing Member (the “Managing Member”), and Bank of New York Mellon, as Administrator (the “Administrator”);
     (c) the Shortfall Agreement dated as of November 25, 2008 between the Company and AIG Financial Products Corp;

Federal Reserve Bank of New York	2	November 25, 2008
American International Group, Inc.
     (d) the Security Agreement dated as of November 25, 2008 (the “Security Agreement”) among the Company, the Controlling Party, the Senior Lender and the Collateral Agent;
     (e) the Collateral Account Control Agreement dated as of November 25, 2008 (the “Collateral Account Control Agreement”) among the Company, the Collateral Agent and The Bank of New York Mellon, as Securities Intermediary (the “Securities Intermediary”); and
     (f) the Escrow Account Control Agreement dated as of November 25, 2008 (the “Escrow Account Control Agreement”) among the Company, the Collateral Agent and the Securities Intermediary.
     The documents listed in items (a) through (f), inclusive, above are sometimes hereinafter referred to as the “Transaction Documents”. The documents listed in items (d) through (f), inclusive, above are sometimes hereinafter referred to as the “Collateral Documents”.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and certificates of public officials and officers of the Managing Member of the Company and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In addition, we have relied as to certain matters of fact upon the representations of the Company contained in the Transaction Documents.
     Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:
     1. The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware.
     2. The execution, delivery and performance by the Company of each Transaction Document to which it is a party are within its powers and have been duly authorized by all necessary limited liability company action. The Company has duly executed and delivered each Transaction Document to which it is a party.
     3. The execution, delivery and performance by the Company of each Transaction Document to which it is a party require no action by or in respect of, or filing with, any governmental body, agency or official under United States federal or New York state law (other than filings and recordings to perfect security interests granted) and do not contravene, or constitute a default under, any provision of (a) applicable United States federal or New York state law or regulation or the Delaware Limited Liability Company Act, in each case that in our experience is normally applicable to general limited liability companies in relation to transactions of the type contemplated by the Transaction Documents or

Federal Reserve Bank of New York	3	November 25, 2008
American International Group, Inc.
(b) the Amended and Restated Limited Liability Company Agreement of the Company dated as of November 24, 2008.
     4. Each Transaction Document constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.
     5. The Security Agreement is effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties as security for the Secured Obligations, a valid security interest (the “Article 9 Security Interest”) in the Company’s right, title and interest in that portion of the Collateral (as defined in the Security Agreement (the “New York Article 9 Collateral”)) in which a security interest may be created pursuant to Article 9 of the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “UCC”).
     6. Upon the establishment of the collateral account pursuant to the terms of the Security Agreement (the “Collateral Account”) in the name of the Company and the due execution and delivery of the Collateral Account Control Agreement by the parties thereto, the Article 9 Security Interest in the Collateral Account and all security entitlements (as defined in Section 8-102(a)(17) of the UCC) with respect to financial assets (as defined in Section 8-102(a)(9) of the UCC) credited thereto will be perfected.
     The foregoing opinions are subject to the following assumptions and qualifications:
     (a) Our opinions in paragraphs 4 to 6, inclusive, above are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
     (b) We express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provisions of applicable law on the opinions expressed above.
     (c) We express no opinion as to any provision in the Transaction Documents that purports to indemnify any Person for its own gross negligence or willful misconduct.
     (d) We express no opinion as to provisions in the Transaction Documents that purport to create rights of set-off in favor of participants, or that provide for set-off to be made, otherwise than in accordance with applicable laws.
     (e) We express no opinion as to provisions in the Transaction Documents that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like.

Federal Reserve Bank of New York	4	November 25, 2008
American International Group, Inc.
     (f) We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Transaction Documents.
     (g) We express no opinion as to the United States federal or any state securities laws.
     (h) We express no opinion as to the right, title or interest of the Company in or to any collateral or the value given therefor.
     (i) Except as expressly set forth in paragraphs 5 and 6 above, we express no opinion as to the creation, attachment, perfection or priority of any security interest.
     (j) We note the possible unenforceability in whole or in part of certain remedial provisions of the Collateral Documents, although the inclusion of such provisions does not render any of the Collateral Documents invalid and, subject, to the extent applicable, to Section 9-408(c) of the UCC, each of the Collateral Documents contains, in our judgment, adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.
     (k) Any security interest in proceeds is subject to the limitations set forth in Section 9-315 of the UCC.
     (l) With respect to our opinion set forth in paragraph 6 above, we have assumed that the Collateral Account Control Agreement is a valid and binding agreement of the Securities Intermediary, enforceable against the Securities Intermediary in accordance with its terms.
     (m) We have assumed that the execution, delivery and performance by the Company of each Transaction Document to which it is a party does not contravene, or constitute a default under, any law, rule or regulation (other than United States federal and New York State laws, rules and regulations and the Delaware Limited Liability Company Act, in each case that in our experience is normally applicable to Delaware limited liability companies in relation to transactions of the type contemplated by the Transaction Documents) or any order, injunction, decree, agreement, contract or instrument to which it is a party or by which it is bound.
     (n) As to various provisions in the Transaction Documents that grant the Controlling Party, the Administrator, the Collateral Agent, the Senior Lender or the Equity Investor certain rights to make determinations or take actions in their discretion, we assume that such discretion will be exercised in good faith and in a commercially reasonable manner.

Federal Reserve Bank of New York	5	November 25, 2008
American International Group, Inc.
     (o) Our opinions in paragraphs 5 and 6 above are limited to Articles 8 and 9 of the UCC. We express no opinion as to (i) the effect, if any, of the United States Assignment of Claims Act, as amended, or any similar state law, rule or regulation, (ii) the creation, perfection or priority of any security interest in or lien on any Collateral that is not New York Article 9 Collateral.
     The foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and, with respect to paragraphs 1 and 2 and clauses (a) and (b) of paragraph 3 above only, the Delaware Limited Liability Company Act. The foregoing opinion is limited to the Company, and we express no opinion with respect to the powers, authorizations, governmental actions or filings or any other subject matter of our opinion with respect to the Federal Reserve Bank of New York, acting as Managing Member of the Company or otherwise.
     This opinion is delivered to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.
Very truly yours,

Exhibit I to
Master Investment and Credit Agreement
FORM OF OPINION OF DELAWARE COUNSEL
TO COMPANY
November 25, 2008
The Bank of New York Mellon, as Collateral Agent,
and the Senior Lender, Equity Investor and Controlling Party
party to the Credit Agreement (as defined below)
          Re:       Maiden Lane III LLC
Ladies and Gentlemen:
          We have acted as special Delaware counsel to Maiden Lane III LLC, a Delaware limited liability company (the “Company”), in connection with certain matters of Delaware law set forth below relating to that certain (i) Master Investment and Credit Agreement dated as of November 25, 2008 (the “Credit Agreement”) among the Company, Federal Reserve Bank of New York, as Controlling Party (in such capacity, the “Controlling Party”), Federal Reserve Bank of New York, as Senior Lender (in such capacity, the “Senior Lender”), American International Group, Inc., as Equity Investor (in such capacity, the “Equity Investor”), and The Bank of New York Mellon, as Collateral Agent (in such capacity, the “Collateral Agent”), and (ii) Security Agreement dated as of November 25, 2008 (the “Security Agreement” and collectively with the Credit Agreement, the “Loan Documents”) among the Company, the Controlling Party, the Senior Lender and the Collateral Agent. Capitalized terms used herein and not otherwise herein defined are used as defined in the Security Agreement. Non-capitalized terms used in connection with the opinion given herein with respect to matters within the scope of Article 9 of the Uniform Commercial Code are used as defined in the Uniform Commercial Code as enacted and presently in effect in the State of Delaware (the “Delaware UCC”), to the extent that they are defined in the Delaware UCC.
          In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Loan Documents; the UCC-1 Financing Statement naming the Company as “debtor” and the Collateral Agent as “secured party” to be filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) in the form attached hereto as Exhibit I (the “Financing Statement”); and a certification of good standing of the Company obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal competence and

The Bank of New York Mellon
November 25, 2008

capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents examined by us under the laws of the jurisdiction of its formation or organization; (ii) the due authorization, authentication, adoption, approval, certification, acknowledgement, execution, filing, indexing and delivery, as applicable, of the above referenced documents by each of the parties thereto; (iii) that the Financing Statement accurately provides the mailing address of the Company and the name and mailing address of the Collateral Agent; (iv) that the Company was not originally, is not and will not be organized or existing under the laws of any jurisdiction other than the State of Delaware; (v) that each of the Loan Documents constitutes a legal, valid and binding obligation of each of the parties thereto and is enforceable against each of the parties thereto in accordance with its terms; and (vi) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been supplemented, amended or otherwise modified. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy as of the date hereof of the matters therein contained. We have not reviewed any documents other than those referenced above in connection with rendering this opinion and we have assumed there are no documents that are contrary to or inconsistent with the opinion herein expressed.
          Based on and subject to the foregoing and to the further assumptions and qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that solely to the extent that the Delaware UCC is applicable to the perfection of the security interest of the Collateral Agent in the Collateral owned or acquired by the Company (the “Company Collateral”), (A) the Financing Statement is in sufficient form for filing with the State Office under the Delaware UCC with respect to the portion of the Company Collateral as to which a security interest can be perfected by filing a financing statement in the State Office under the Delaware UCC (the “Filing Collateral”), and (B) upon the proper filing of the Financing Statement in the State Office pursuant to the provisions of the Delaware UCC, the security interest of the Collateral Agent in the Filing Collateral will be perfected.
          In connection with the opinion set forth above, we have assumed (i) that the Security Agreement creates or, with respect to after-acquired property, will create in favor of the Collateral Agent a valid security interest in and to the Filing Collateral, which security interest has attached or, with respect to after-acquired property, will attach under the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”), and (ii) that under the New York UCC, the substantive laws of the Delaware UCC (and not the Delaware UCC choice-of-law rules) govern the perfection of a security interest in the Filing Collateral.
          In addition, in connection with the opinion set forth above, we express no opinion as to (i) the effect of perfection or nonperfection or the priority of any security interest of the Collateral Agent in any portion of the Filing Collateral, (ii) the existence, legality, validity, binding effect or enforceability of any security interest under the Security Agreement or

The Bank of New York Mellon
November 25, 2008
Page3
otherwise, (iii) the rights or interests of any of the parties to the Security Agreement or any other person or entity in, or title of any such parties, persons or entities to, any of the Collateral, or as to the value of any such Collateral, (iv) any Collateral until such Collateral is acquired by the Company, (v) in the case of any Collateral that is secured by other property, the rights or interests of any of the parties to the Security Agreement or any other person or entity in, or title of any such parties, persons or entities to, any of such underlying property, (vi) any Collateral other than the Filing Collateral, (vii) any Filing Collateral due from any government or any agency or instrumentality thereof, (viii) any Filing Collateral that constitutes fixtures, as-extracted collateral or timber to be cut, (ix) any Filing Collateral that constitutes commercial tort claims,(x) any Filing Collateral that constitutes consumer goods, (xi) any Filing Collateral that constitutes goods subject to a negotiable document of title and (xii) transactions excluded from the application of Article 9 of the Delaware UCC pursuant to the provisions of Section 9-109 thereof. Further, to the extent the opinion set forth above relates to proceeds, such opinion is subject to the qualification that the perfection of an interest in proceeds is subject to the limitations and requirements of Section 9-315 of the Delaware UCC.
     Further, in connection with the opinion set forth above, we note that the security interest of the Collateral Agent in the Filing Collateral may be subject to the rights of account debtors in respect of such Filing Collateral, claims and defenses of such account debtors and terms of agreements with such account debtors.
     In addition, in connection with the opinion set forth above, we express no opinion as to any actions that may be required to be taken periodically under the Delaware UCC or other applicable law in order for the effectiveness of the Financing Statement, or the perfection of the security interest of the Collateral Agent in the Filing Collateral, to be maintained. We note, however, that the perfection of the security interest of the Collateral Agent in the Filing Collateral and the effectiveness of the Financing Statement will either terminate or be materially limited (i) unless an appropriate continuation statement is properly filed (a) within the period of six months prior to the expiration of the five-year period from the date of the original filing of the Financing Statement and (b) if a prior continuation statement has been filed, within the period of six months prior to the expiration of the Financing Statement continued by such prior continuation statement, (ii) if the Company changes its name so as to make the Financing Statement seriously misleading, unless an amendment to the Financing Statement that renders the Financing Statement not seriously misleading is properly filed within four months after such a change in name, (iii) if the Company changes its jurisdiction of formation or organization to another jurisdiction, four months after the Company changes its jurisdiction of formation or organization to another jurisdiction, unless such security interest is perfected in such new jurisdiction within such time, (iv) if the Company transfers the Filing Collateral to a person or entity that thereby becomes a debtor and is located in another jurisdiction, one year after the Company transfers such Filing Collateral to a person or entity that thereby becomes a debtor and is located in another jurisdiction, unless such security interest is perfected in such new jurisdiction within such time, and (v) if the Company becomes organized under the laws of another jurisdiction in addition to the State of Delaware.

The Bank of New York Mellon
November 25, 2008

          Further, the opinion set forth above is subject to the effect of (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect, (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies by, and other acts of, a creditor.
          The opinion expressed herein is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent; provided, that the addressees’ successors and permitted assigns under the Loan Documents may rely as to matters of Delaware law upon the opinion in connection with the matters set forth herein. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any person or entity granted reliance in the preceding sentence) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.
Very truly yours,

EXHIBIT I
FINANCING STATEMENT

Exhibit J to
Master Investment and Credit Agreement
FORM OF OPINION OF COUNSEL
TO THE EQUITY INVESTOR
November 25, 2008
To the Persons on
Schedule I Attached Hereto
Re: Maiden Lane III LLC
Ladies and Gentlemen:
          We have acted as special counsel to (i) American International Group, Inc., a Delaware corporation (“AIG”), and (ii) AIG Financial Products Corp., a Delaware corporation (“AIG-FP” and, together with AIG, the “Transaction Parties”), in connection with the following transactions (collectively, the “Transactions”):
          i. the purchase by AIG of an equity interest in Maiden Lane III LLC, a Delaware limited liability company (“ML III”), pursuant to the Master Investment and Credit Agreement, dated as of November 25, 2008 (the “Master Investment and Credit Agreement”), by and among ML III, the Federal Reserve Bank of New York, as Senior Lender and Controlling Party, AIG, as Equity Investor, and The Bank of New York Mellon, as Collateral Agent;
          ii. the entry by AIG-FP into the Shortfall Agreement, dated as of November 25, 2008 (the “Shortfall Agreement”), by and between ML III and AIG-FP;
          iii. the entry by AIG into the Amended and Restated Limited Liability Company Agreement of Maiden Lane III LLC, dated as of November 24, 2008 (the “LLC Agreement”), by and between the Federal Reserve Bank of New York, as Managing Member, and AIG, as Member; and
Enforceability

Maiden Lane III LLC
November 25, 2008

          iv. the entry by AIG-FP into the various termination agreements set forth in Exhibit A hereto, pursuant to which certain derivative transactions between AIG-FP and the various counterparties party thereto are scheduled to be terminated.
               Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Master Investment and Credit Agreement. The documents specified in clauses (i) through (iii) are collectively referred to herein as the “Operative Documents”, and the documents specified in clause (iv) are collectively referred to herein as the “Additional Operative Documents” and, together with the Operative Documents, the “Relevant Documents”.
               This opinion is being furnished to you pursuant to Sections 7.01(c)(ii) and (iv) of the Master Investment and Credit Agreement. Unless otherwise specified herein, “Applicable Laws” means the laws, rules and regulations of the State of New York and the United States of America.
               In rendering the opinions expressed below, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Relevant Documents, (ii) the Security Agreement, (iii) each Forward Purchase Agreement, and (iv) the Administration Agreement. We have also examined originals or copies (certified or otherwise identified to our satisfaction) of such agreements, documents and records, and other certificates, opinions and instruments, as we have deemed relevant and necessary as a basis for the opinions expressed below. We have relied, as to factual matters, solely and without independent investigation, on the representations, covenants and other provisions of the documents and on the oral or written statements, covenants and representations of officers and other representatives of the Transaction Parties, and others, and we have assumed the compliance by such parties with such provisions, statements, covenants and representations, and the accuracy of such statements. In addition, we draw to your attention that you have received opinions of in-house counsel to AIG and AIG-FP of even date herewith upon which we have relied in rendering the opinions set forth herein.
               In our examination we have assumed without independent investigation (i) the proper legal capacity of all natural persons; (ii) the genuineness of all signatures (including endorsements); (iii) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents; (iv) that such documents whether originals or photostatic copies have not been amended or modified since the date they were submitted to us by written or oral agreement of the parties thereto, by the conduct of the parties thereto, or otherwise; (v) that the parties to the documents (other than the Transaction Parties to the extent of our opinion set forth in paragraph 1) had the power, corporate or other, to enter into and
Enforceability

Maiden Lane III LLC
November 25, 2008

perform all obligations thereunder; (vi) that such documents have been duly authorized by all requisite action, corporate or other (other than any requisite action by the Transaction Parties to the extent of our opinion set forth in paragraph 3), and that such documents have been duly executed, delivered and, as applicable, authenticated by the parties thereto (other than the Transaction Parties to the extent of our opinion set forth in paragraph 3) whom we assume were duly organized and are validly existing and in good standing (other than the Transaction Parties to the extent of our opinion set forth in paragraph 1); (vii) such documents constitute valid and binding obligations of such parties, enforceable against the parties thereto (other than the Transaction Parties, to the extent of our opinion set forth in paragraph 3); (viii) there are no other agreements or arrangements that will alter the terms and conditions of such documents; and (ix) the execution, delivery and performance of such documents by each party (other than the Transaction Parties to the extent of our opinion set forth in paragraph 2) and the consummation of the transactions contemplated thereby will not conflict with, result in a breach of any of the terms and provisions of, constitute a default under or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of (x) the charter and by-laws or similar organic documents of such party, (y) any indenture, contract, lease, mortgage, deed of trust, judgment, order, decree or other instrument or agreement to which such party is a party or by which such party is bound or (z) any law, order, rule or regulation applicable to such party of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over such party. We have also assumed without independent investigation that (i) as to all parties, no authorization, consent or other approval of or notice to or filing with any court, governmental authority or regulatory body is required to authorize, or is required in connection with, the execution, delivery and performance of such documents by such parties, except those which have already been obtained, and that the execution, delivery and performance of such documents by such parties will not violate any law, rule or regulation, consent, order or decree of any governmental authority, and (ii) there has not been any fraud, duress, undue influence or material mistake of fact.
          Based upon the foregoing and subject to further qualifications set forth below, we are of the opinion, as of the date hereof, that:
     1. Each of the Transaction Parties (a) is validly existing and in good standing under the laws of the State of Delaware and (b) had full corporate power and authority to enter into the Additional Operative Documents at the time of their execution and has full corporate power and authority to enter into the Operative Documents and to perform its obligations under the Relevant Documents, in each case to which it is a party.
Enforceability

Maiden Lane III LLC
November 25, 2008

     2. With respect to each Transaction Party, the execution and delivery of the Operative Documents to which such Transaction Party is a party and the performance by such Transaction Party of its obligations under each of the Relevant Documents to which such Transaction Party is a party does not conflict with, or constitute a default under or violate, pursuant to (i) in the case of AIG, the terms of the Certificate of Incorporation or the By-Laws of AIG, and, in the case of AIG-FP, the terms of the Certificate of Incorporation or the By-Laws of AIG-FP, or (ii) any statute, rule, or regulation, by which AIG or AIG-FP, as applicable, or any of their properties are bound, that in our experience is normally applicable to corporations in relation to transactions of the type contemplated by the Transaction Documents and that would have a material adverse effect on such Transaction Party.
     3. With respect to each Transaction Party, each of the Relevant Documents to which such Transaction Party is a party has been duly authorized by all necessary corporate action of such Transaction Party and has been duly and validly executed and delivered by such Transaction Party and each such Relevant Document (other than the LLC Agreement for which we do not provide an opinion) constitutes a legal, valid and binding obligation of such Transaction Party enforceable against such Transaction Party in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (A) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto, (B) no opinion is expressed with respect to Section 11.19 of the Master Investment and Credit Agreement, and (C) no opinion is expressed with respect to any provision of the Relevant Documents providing for liquidated damages.
          We are members of the Bar of the State of New York and we do not purport to be experts on, or express any opinion herein concerning, any law other than the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States of America; provided that we give no opinion with respect to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended or the Trust Indenture Act of 1939, as amended. Without limiting the generality of the foregoing, we express no opinion herein as to the laws of any other jurisdiction.
          The foregoing opinions are subject to the following qualifications:
     (a) The qualification of any opinion herein by the use of the words “to our knowledge” or “of which we are aware” means the conscious awareness of facts or
Enforceability

Maiden Lane III LLC
November 25, 2008

other information by any lawyer in our firm actively involved in the transactions contemplated by the Relevant Documents. Except as specifically and expressly set forth herein, we have not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.
     (b) Our opinion in paragraph 1(a) is based solely upon certificates of good standing issued by the Secretary of State of the State of Delaware
     The opinions expressed herein shall be effective only as of the date of this opinion letter. We do not assume responsibility for updating this opinion letter as of any date subsequent to the date of this opinion letter, and assume no responsibility for advising you of any changes in the legal authorities or in the facts with respect to any matters described in this opinion letter that may occur subsequent to the date of this opinion letter or of the discovery subsequent to the date of this opinion letter of information not previously known to us pertaining to the events occurring prior to the date of this opinion letter or the discovery of an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion letter.
     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

Enforceability

Maiden Lane III LLC
November 25, 2008

SCHEDULE I
List of Addressees
Federal Reserve Bank of New York
(as Senior Lender and Controlling Party)
33 Liberty Street
New York, NY, 10045
American International Group, Inc.
(as Equity Investor)
70 Pine Street
New York, NY, 10270
Enforceability

Exhibit K to
Master Investment and Credit Agreement
FORM OF OPINION OF COUNSEL
TO THE COLLATERAL AGENT, THE ESCROW
AGENT AND THE ADMINISTRATOR
November 25, 2008
To the Parties Listed on the Attached Schedule A
Ladies and Gentlemen:
          We have acted as counsel to The Bank of New York Mellon (“BNYM”) in connection with the execution and delivery by BNYM of (i) the Master Investment and Credit Agreement dated as of November 25, 2008 (the “Credit Agreement”) among Maiden Lane III LLC, the Federal Reserve Bank of New York, as controlling party, American International Group, Inc., as equity investor and BNYM, as collateral agent; (ii) the Administration Agreement dated as of November 25, 2008 (the “Administration Agreement”) among Maiden Lane III LLC, the Federal Reserve Bank of New York as managing member of Maiden Lane III LLC and BNYM, as administrator and escrow agent; (iii) the Security Agreement dated as of November 25, 2008 (the “Security Agreement”) among Maiden Lane III LLC as borrower, the Federal Reserve Bank of New York, as senior lender and controlling party and BNYM, as collateral agent; (iv) the Collateral Account Control Agreement dated as of November 25, 2008 (the “Account Control Agreement”) between Maiden Lane III LLC and BNYM, as collateral agent and securities intermediary; and (v) the Escrow Account Control Agreement dated November 5, 2008 (the “Escrow Account Control Agreement”) between Maiden Lane III LLC and BNYM, as collateral agent, escrow agent and securities intermediary. We are rendering this opinion letter to you at the request of BNYM.
          In connection with this opinion, we have examined and relied upon:
(a)	the Credit Agreement;

(b)	the Administration Agreement;

(c)	the Security Agreement;

(d)	the Account Control Agreement;

(e)	the Escrow Account Control Agreement;

November 25, 2008
     (f) the BNYM Assistant Secretary’s Certificate, dated November 25, 2008, including BNYM’s charter as in effect the date hereof (the “Charter), and By-laws, amended and restated as of July 1, 2008, each attached as an exhibit thereto; and
     (g) the certificate dated November 25, 2008 issued by the New York State Banking Department.
Items (a) to (e) above are referred to in this letter as the “Transaction Documents”. In such examination of the Transaction Documents, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinion expressed herein, we have relied upon the representations and warranties contained in the Transaction Documents and certificates and oral or written statements and other information obtained from BNYM, the other parties to the transaction referenced herein, and public officials and assumed that each of the above was (as of the date made) and is (as of the date hereof) accurate. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of BNYM and others in connection with the preparation and delivery of this letter.
          Other than with respect to BNYM, we have assumed (x) the legal capacity of all natural persons and (y) that the Transaction Documents have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver the Transaction Documents, and that the Transaction Documents constitute the legal, valid and binding obligation of all such parties, enforceable against all such parties in accordance with its terms. We have also assumed that the Transaction Documents we have reviewed evidence the entire agreement between the parties, and have not been amended, modified or supplemented in writing or otherwise by any other agreement or understanding of the parties or by waiver of any material provision thereof.
          We have also assumed that each of the Transaction Documents is in consideration of or relate to an obligation arising out of a transaction covering in the aggregate not less than U.S. $1,000,000.
          We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York, and to the extent expressly referred to in this letter, the federal laws of the United States of America.

November 25, 2008
          Based upon our examination of the documents set forth above and the assumptions set forth herein, subject to the limitations and qualifications set forth herein, and having regard for legal considerations which we deem relevant, we are of the following opinions:
          1. BNYM is duly organized and validly existing under the laws of the State of New York.
          2. BNYM has the corporate authority to execute, deliver and perform its obligations under the Transaction Documents.
          3. The execution and delivery by BNYM of the Transaction Documents and the performance of its obligations thereunder do not violate or conflict with its Charter or Bylaws.
          4. The Transaction Documents have been duly authorized, executed and delivered by BNYM.
          5. The Transaction Documents constitute the legal, valid and binding obligation of BNYM enforceable against BNYM in accordance with their respective terms.
          Our opinion in paragraph 5 above is subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and to the discretion of a court or other authority or body to invalidate or decline to enforce any right, remedy or provision of the Transaction Documents determined by it to be a penalty. However, the enforcement of rights with respect to indemnification and contribution obligations and provisions relating to severability, provisions purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set-off, provisions relating to submission to jurisdiction, venue or service of process, or provisions purporting to prohibit, restrict or require the consent of the other party for the transfer of, or the creation, attachment or perfection of a security interest in, the Transaction Documents or an interest therein, may be limited by applicable law or considerations of public policy.
     We are furnishing this letter to you solely for your benefit in connection with the Transaction Documents. Without our prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person (including any person that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction)) or for any other purpose. In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

Very truly yours,

November 25, 2008
SCHEDULE A
The Bank of New York Mellon
101 Barclay Street, New York, NY 10286
Federal Reserve Bank of New York
33 Liberty Street, New York, New York 10045
American International Group, Inc.
70 Pine Street, New York, New York 10270

Exhibit L to
Master Investment and Credit Agreement
FORM OF OPINION OF COUNSEL
TO AIG-FP
November 25, 2008
To the Persons on
Schedule I Attached Hereto
Re: Maiden Lane III LLC
Ladies and Gentlemen:
          We have acted as special counsel to (i) American International Group, Inc., a Delaware corporation (“AIG”), and (ii) AIG Financial Products Corp., a Delaware corporation (“AIG-FP” and, together with AIG, the “Transaction Parties”), in connection with the following transactions (collectively, the “Transactions”):
          i. the purchase by AIG of an equity interest in Maiden Lane III LLC, a Delaware limited liability company (“ML III”), pursuant to the Master Investment and Credit Agreement, dated as of November 25, 2008 (the “Master Investment and Credit Agreement”), by and among ML III, the Federal Reserve Bank of New York, as Senior Lender and Controlling Party, AIG, as Equity Investor, and The Bank of New York Mellon, as Collateral Agent;
          ii. the entry by AIG-FP into the Shortfall Agreement, dated as of November 25, 2008 (the “Shortfall Agreement”), by and between ML III and AIG-FP;
          iii. the entry by AIG into the Amended and Restated Limited Liability Company Agreement of Maiden Lane III LLC, dated as of November 24, 2008 (the “LLC Agreement”), by and between the Federal Reserve Bank of New York, as Managing Member, and AIG, as Member; and
Enforceability

Maiden Lane III LLC
November 25, 2008

          iv. the entry by AIG-FP into the various termination agreements set forth in Exhibit A hereto, pursuant to which certain derivative transactions between AIG-FP and the various counterparties party thereto are scheduled to be terminated.
               Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Master Investment and Credit Agreement. The documents specified in clauses (i) through (iii) are collectively referred to herein as the “Operative Documents”, and the documents specified in clause (iv) are collectively referred to herein as the “Additional Operative Documents” and, together with the Operative Documents, the “Relevant Documents”.
               This opinion is being furnished to you pursuant to Sections 7.01(c)(ii) and (iv) of the Master Investment and Credit Agreement. Unless otherwise specified herein, “Applicable Laws” means the laws, rules and regulations of the State of New York and the United States of America.
               In rendering the opinions expressed below, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Relevant Documents, (ii) the Security Agreement, (iii) each Forward Purchase Agreement, and (iv) the Administration Agreement. We have also examined originals or copies (certified or otherwise identified to our satisfaction) of such agreements, documents and records, and other certificates, opinions and instruments, as we have deemed relevant and necessary as a basis for the opinions expressed below. We have relied, as to factual matters, solely and without independent investigation, on the representations, covenants and other provisions of the documents and on the oral or written statements, covenants and representations of officers and other representatives of the Transaction Parties, and others, and we have assumed the compliance by such parties with such provisions, statements, covenants and representations, and the accuracy of such statements. In addition, we draw to your attention that you have received opinions of in-house counsel to AIG and AIG-FP of even date herewith upon which we have relied in rendering the opinions set forth herein.
               In our examination we have assumed without independent investigation (i) the proper legal capacity of all natural persons; (ii) the genuineness of all signatures (including endorsements); (iii) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents; (iv) that such documents whether originals or photostatic copies have not been amended or modified since the date they were submitted to us by written or oral agreement of the parties thereto, by the conduct of the parties thereto, or otherwise; (v) that the parties to the documents (other than the Transaction Parties to the extent of our opinion set forth in paragraph 1) had the power, corporate or other, to enter into and
Enforceability

Maiden Lane III LLC
November 25, 2008

perform all obligations thereunder; (vi) that such documents have been duly authorized by all requisite action, corporate or other (other than any requisite action by the Transaction Parties to the extent of our opinion set forth in paragraph 3), and that such documents have been duly executed, delivered and, as applicable, authenticated by the parties thereto (other than the Transaction Parties to the extent of our opinion set forth in paragraph 3) whom we assume were duly organized and are validly existing and in good standing (other than the Transaction Parties to the extent of our opinion set forth in paragraph 1); (vii) such documents constitute valid and binding obligations of such parties, enforceable against the parties thereto (other than the Transaction Parties, to the extent of our opinion set forth in paragraph 3); (viii) there are no other agreements or arrangements that will alter the terms and conditions of such documents; and (ix) the execution, delivery and performance of such documents by each party (other than the Transaction Parties to the extent of our opinion set forth in paragraph 2) and the consummation of the transactions contemplated thereby will not conflict with, result in a breach of any of the terms and provisions of, constitute a default under or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of (x) the charter and by-laws or similar organic documents of such party, (y) any indenture, contract, lease, mortgage, deed of trust, judgment, order, decree or other instrument or agreement to which such party is a party or by which such party is bound or (z) any law, order, rule or regulation applicable to such party of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over such party. We have also assumed without independent investigation that (i) as to all parties, no authorization, consent or other approval of or notice to or filing with any court, governmental authority or regulatory body is required to authorize, or is required in connection with, the execution, delivery and performance of such documents by such parties, except those which have already been obtained, and that the execution, delivery and performance of such documents by such parties will not violate any law, rule or regulation, consent, order or decree of any governmental authority, and (ii) there has not been any fraud, duress, undue influence or material mistake of fact.
          Based upon the foregoing and subject to further qualifications set forth below, we are of the opinion, as of the date hereof, that:
     1. Each of the Transaction Parties (a) is validly existing and in good standing under the laws of the State of Delaware and (b) had full corporate power and authority to enter into the Additional Operative Documents at the time of their execution and has full corporate power and authority to enter into the Operative Documents and to perform its obligations under the Relevant Documents, in each case to which it is a party.
Enforceability

Maiden Lane III LLC
November 25, 2008

     2. With respect to each Transaction Party, the execution and delivery of the Operative Documents to which such Transaction Party is a party and the performance by such Transaction Party of its obligations under each of the Relevant Documents to which such Transaction Party is a party does not conflict with, or constitute a default under or violate, pursuant to (i) in the case of AIG, the terms of the Certificate of Incorporation or the By-Laws of AIG, and, in the case of AIG-FP, the terms of the Certificate of Incorporation or the By-Laws of AIG-FP, or (ii) any statute, rule, or regulation, by which AIG or AIG-FP, as applicable, or any of their properties are bound, that in our experience is normally applicable to corporations in relation to transactions of the type contemplated by the Transaction Documents and that would have a material adverse effect on such Transaction Party.
     3. With respect to each Transaction Party, each of the Relevant Documents to which such Transaction Party is a party has been duly authorized by all necessary corporate action of such Transaction Party and has been duly and validly executed and delivered by such Transaction Party and each such Relevant Document (other than the LLC Agreement for which we do not provide an opinion) constitutes a legal, valid and binding obligation of such Transaction Party enforceable against such Transaction Party in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (A) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto, (B) no opinion is expressed with respect to Section 11.19 of the Master Investment and Credit Agreement, and (C) no opinion is expressed with respect to any provision of the Relevant Documents providing for liquidated damages.
               We are members of the Bar of the State of New York and we do not purport to be experts on, or express any opinion herein concerning, any law other than the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States of America; provided that we give no opinion with respect to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended or the Trust Indenture Act of 1939, as amended. Without limiting the generality of the foregoing, we express no opinion herein as to the laws of any other jurisdiction.
               The foregoing opinions are subject to the following qualifications:
     (a) The qualification of any opinion herein by the use of the words “to our knowledge” or “of which we are aware” means the conscious awareness of facts or
Enforceability

Maiden Lane III LLC
November 25, 2008

other information by any lawyer in our firm actively involved in the transactions contemplated by the Relevant Documents. Except as specifically and expressly set forth herein, we have not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.
     (b) Our opinion in paragraph 1(a) is based solely upon certificates of good standing issued by the Secretary of State of the State of Delaware
     The opinions expressed herein shall be effective only as of the date of this opinion letter. We do not assume responsibility for updating this opinion letter as of any date subsequent to the date of this opinion letter, and assume no responsibility for advising you of any changes in the legal authorities or in the facts with respect to any matters described in this opinion letter that may occur subsequent to the date of this opinion letter or of the discovery subsequent to the date of this opinion letter of information not previously known to us pertaining to the events occurring prior to the date of this opinion letter or the discovery of an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion letter.
               The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,
Enforceability

Maiden Lane III LLC
November 25, 2008

SCHEDULE I
List of Addressees
Federal Reserve Bank of New York
(as Senior Lender and Controlling Party)
33 Liberty Street
New York, NY, 10045
American International Group, Inc.
(as Equity Investor)
70 Pine Street
New York, NY, 10270
Enforceability